UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☒    Definitive Proxy Statement
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Weatherford International plc
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Weatherford International plc

# PROXY STATEMENT 2025

## NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

**To be held on June 11, 2025**

# THE ENERGY OF INNOVATION

## OUR **MISSION**

Producing energy for today and tomorrow.

Our culture is upheld by our never-ending commitment to operating sustainably with safety, quality, and integrity.

## OUR **VISION**

As a global leader in energy services, operators trust Weatherford to drive maximum value, streamline operations, and enhance safety. In partnership with our customers, we are committed to producing innovative energy solutions that are environmentally and economically sustainable to drive our industry forward.

## OUR **CORE VALUES**

- PASSION
- ACCOUNTABILITY
- INNOVATION
- VALUE CREATION

## OUR **STRATEGIC PRIORITIES**

Our Strategic Priorities encompass what will make us successful now and in the future.
How can you help shape the future of Weatherford?

- CUSTOMER EXPERIENCE
- ORGANIZATIONAL VITALITY
- CREATING THE FUTURE
- LEAN OPERATIONS
- FINANCIAL PERFORMANCE

AGENDA ITEMS FOR YOUR VOTE

Items	Board Recommendation	Proxy Page
1.Election of Directors	FOR each nominee	5
2.Ratify the Appointment of Independent Auditors and Authorize Auditors’ Remuneration	FOR	19
3.Approve, on a non-binding advisory basis, our Executive Compensation	FOR	21
4.Approve an Amendment and Restatement of our Equity Incentive Plan	FOR	55
5.Authority to Issue Shares	FOR	62
6.Power to Opt-Out of Statutory Preemption Rights	FOR	63

ADVANCE VOTING DEADLINE
11:59 p.m. Eastern Time on June 10, 2025

Voting instructions for shareholders of record and beneficial shareholders

You may vote in person at the meeting, or you may vote in advance by using one of the following options. In all cases, have your proxy card or voting instructions form in hand and follow the instructions.

By mail Follow the instructions to mark, sign, and date your proxy card	By phone Use any touch-tone telephone to transmit your voting instructions	By internet Use the internet to transmit your voting instructions
	1-800-690-6903	www.proxyvote.com

Shareholder Feedback
Feedback from our shareholders is important to us and considered carefully. Your Board will be available at the Annual General Meeting to respond to any questions shareholders may raise regarding our activities. Once again, we invite interested parties to submit feedback through our Annual General Meeting website, www.weatherfordannualmeeting.com.
Website References and Additional Materials
This Proxy Statement includes several website addresses and references to additional materials found on those websites, including www.weatherford.com. These websites and materials are not incorporated by reference herein.

Weatherford International plc — 2025 Proxy Statement	I

LETTER TO SHAREHOLDERS
Dear Fellow Shareholder,
Weatherford has undergone a profound transformation, evolving into a stronger, more agile, and technology-driven organization. Over the past four years, we have reinforced operational excellence, sharpened financial discipline, and expanded our innovation capabilities—positioning the Company for sustained profitability and long-term success.
2024 was another pivotal year. We achieved record adjusted EBITDA margins* and continued fortifying our capital structure by reducing leverage and enhancing liquidity. We also launched Weatherford’s first-ever shareholder return program, including an expected annual dividend of $1 per share and an authorization for a share repurchase program of up to $500 million over three years, underscoring our commitment to delivering long-term value.
Operationally, 2024 was the safest year in Weatherford’s modern history. Our commitment to safety, quality, and operational discipline resulted in new benchmarks in performance across key safety metrics, further embedding our culture of accountability and excellence. This milestone is a testament to the dedication of our people, who continue to prioritize safety and operational integrity in everything we do.
While the oilfield services sector has seen a significant negative equity market performance in the second half of 2024, we have demonstrated the capability of the Company in different cycles. We secured credit rating upgrades from S&P Global Ratings and Fitch, reflecting our improved financial standing. At the same time, our focus on technology innovation and strategic acquisitions—including the successful integration of four companies in 2024—has reinforced our leadership in digitalization, well intervention, and production optimization.

## 2024 PERFORMANCE SNAPSHOT

| | | |
|---|---|---|
| 1 | ▪ REVENUE OF $5,513M (7% YOY INCREASE)<br>▪ INTERNATIONAL REVENUE GROWTH OF 10% YOY | INTRODUCED SHAREHOLDER RETURN PROGRAM |
| 2 | ▪ OPERATING INCOME OF $938M (14% YOY INCREASE) | |
| 3 | ▪ NET INCOME OF $506M (21% YOY INCREASE)<br>▪ THIRD CONSECUTIVE YEAR OF POSITIVE NET INCOME (9.2% NET INCOME MARGIN) | |
| 4 | ▪ ADJ. EBITDA* $1,382M (17% YOY INCREASE)<br>▪ ADJ. EBITDA MARGIN* 25.1% (197 BPS YOY INCREASE) | |
| 5 | ▪ $792M CASH PROVIDED BY OPERATING ACTIVITIES<br>▪ ADJ. FREE CASH FLOW* OF $524M<br>▪ FIVE CONSECUTIVE YEARS OF POSITIVE ADJ. FREE CASH FLOW* | |

* Adjusted EBITDA, adjusted EBITDA margin and adjusted free cash flow are non-GAAP financial measures. Please refer to Annex A for more information about these measures, as well as a reconciliation of these non-GAAP financial measures to the most closely related GAAP financial measures.

II	Weatherford International plc — 2025 Proxy Statement

Navigating a Dynamic Global Landscape
The geopolitical and macroeconomic environment continues to evolve, presenting both opportunities and challenges for the energy sector. Supply chain disruptions, regional conflicts, shifting regulatory policies, and economic fluctuations demand a proactive and agile approach.
Weatherford remains well-positioned to navigate these complexities, leveraging our global footprint, operational resilience, and technology differentiation to mitigate risks and capitalize on emerging opportunities. Our disciplined execution, diversified portfolio, and strong customer relationships enable us to adapt to changing market conditions while continuing to drive long-term value creation.
Executing Our Strategic Priorities in 2024
In 2024, we accelerated progress across our five core strategic priorities:

# OUR STRATEGIC PRIORITIES

| | |
|---|---|
| **FINANCIAL PERFORMANCE** | Strengthening profitability and cash generation while maintaining a disciplined capital allocation framework. |
| **CUSTOMER EXPERIENCE** | Enhancing service delivery with differentiated technology and digital solutions. |
| **ORGANIZATIONAL VITALITY** | Investing in leadership, workforce development, and top-tier talent through internal high-grading and external recruitment. |
| **LEAN OPERATIONS** | Driving operational efficiency and cost discipline to sustain top-tier returns. |
| **CREATING THE FUTURE** | Investing in cutting-edge innovations to further define Weatherford as a technology-driven industry leader. |

These priorities remain at the heart of our execution strategy, to ensure Weatherford continues to outperform and redefine industry standards.

Weatherford International plc — 2025 Proxy Statement	III

Our Focus for 2025: Driving Execution and Performance
As we enter 2025, our five strategic priorities converge into three key focus areas that will drive execution:
1.Structural Cost Optimization
Launched in Q4 2024, our cost optimization program goes beyond volume adjustments, focusing on sustainable productivity gains through technology adoption and lean processes. While this will drive long-term efficiency, tangible short-term impacts are expected.
2.Net Working Capital Efficiency
Maximizing cash flow conversion is a priority. Ongoing improvements in invoicing, collections, inventory management, supplier terms, and cycle times will enhance financial impact in 2025, advancing our goal of 50% adjusted free cash flow conversion* in the coming years.
3.Growth Vectors
In a more challenging market environment, we must create our own growth. We have identified several high-potential growth vectors in key areas within our existing portfolio.
These focused initiatives leverage our technology leadership, commercial strength, and execution discipline to drive sustainable growth despite market challenges.

## STRATEGIC PRIORITIES

- Financial Performance
- Customer Experience
- Organizational Vitality
- LEAN Operations
- Creating the Future

## 2025 TACTICAL FOCUS AREAS

- Net Working Capital Efficiency
- Growth Vectors
- Structural Cost

## GOAL

**Sustainable Profitability**

**Positive Free Cash Flow**

©2025 Weatherford International plc. All rights reserved.

* Adjusted free cash flow conversion is a non-GAAP financial measure. Please refer to Annex A for more information about these measures, as well as a reconciliation of these non-GAAP financial measures to the most closely related GAAP financial measures.

IV	Weatherford International plc — 2025 Proxy Statement

Delivering on Our Commitments
Our performance in 2024 has reinforced Weatherford’s reputation as a financially disciplined, operationally strong, and strategically focused Company. As we step into 2025, Weatherford is strategically positioned for sustained success. We are leaner, more agile, and focused on maximizing returns for our shareholders, customers, and employees. The path ahead is clear: continue strengthening our financial foundation, accelerating technology innovation, and unlocking new growth opportunities.

We appreciate your confidence in Weatherford, and we look forward to continuing this journey together.
GIRISHCHANDRA K. SALIGRAM
President and Chief Executive Officer
Weatherford International plc

Weatherford International plc — 2025 Proxy Statement	V

NOTICE OF 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
June 11, 2025
10:00 a.m. (Central Time)
2000 Saint James Place, Marcellus Room, Houston, Texas 77056

AGENDA
1.By separate resolutions, to elect the six individuals named in this Proxy Statement as directors of Weatherford International plc (the “Company”), in each case (unless his or her office is earlier vacated in accordance with the Articles of Association of the Company (the “Articles”)), to serve for a one year term concluding at the later of (x) the next annual general meeting of the Company (the “2026 AGM”), and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified.
2.To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm and auditor for the financial year ending December 31, 2025 and KPMG Chartered Accountants, Dublin, as the Company’s statutory auditor under Irish law to hold office until the close of the 2026 AGM, and to authorize the Board of Directors of the Company (the “Board”), acting through the Audit Committee, to determine the auditors’ remuneration.
3.To approve, on a nonbinding advisory basis, the compensation of our named executive officers.
4.To approve the amendment and restatement of the Weatherford International plc Third Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”).
5.To grant the Board authority to issue shares under Irish law.
6.To grant the Board power to opt-out of statutory preemption rights under Irish law.
The foregoing items, including the votes required in respect of each, are set forth and more fully described in the accompanying Proxy Statement.
RECORD DATE
April 10, 2025
VOTING
Only registered shareholders as of the close of business on the record date will be entitled to attend, vote or grant proxies to vote at the Annual General Meeting (the “AGM”). Any such registered shareholder may appoint one or more proxies, by any of the means outlined in the Proxy Statement, to attend, speak and vote in his or her place at the AGM. A proxy holder need not be a registered shareholder. Proxies must be received in the manner prescribed and by the Voting Deadline as more fully set forth in the Proxy Statement.
DISTRIBUTION OF PROXY MATERIALS
The notice, the Proxy Statement (of which the notice forms a part), our Annual Report on Form 10-K, and our Irish Statutory Accounts are available electronically on our website at www.weatherfordannualmeeting.com. These materials were first mailed or made available on or about April 23, 2025 to each registered shareholder in our share register as of the record date. Any shareholder may also obtain a copy of these documents by contacting our U.S. Investor Relations Department at 2000 Saint James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000.

VI	Weatherford International plc — 2025 Proxy Statement

ANNUAL REPORT AND FINANCIAL STATEMENTS
During the AGM, the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2024 will be laid before the meeting, along with related directors’ and auditor’s reports thereon, and the Company’s management will present a review of the Company’s affairs.
April 23, 2025
By Order of the Board of Directors
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer

Important Notice Regarding the Availability of Proxy Materials for the AGM to be held on June 11, 2025: The Proxy Statement of Weatherford International plc, our 2024 Annual Report on Form 10-K and Irish Statutory Accounts are available at: at www.proxyvote.com and also at www.weatherfordannualmeeting.com.

Weatherford International plc — 2025 Proxy Statement	VII

TABLE OF CONTENTS	1-4	PROXY STATEMENT
		1	Meeting and Voting Information

	5-18	AGENDA ITEM 1 – ELECTION OF DIRECTORS
		7	Director Nominee Biographies
		10	Our Board and Our Board Committees
		13	Corporate Governance Matters
		17	Director Compensation

	19-20	AGENDA ITEM 2 – RATIFY APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE AUDITORS’ REMUNERATION
		20	Audit Committee Pre-Approval Policy
		20	Audit Committee Report

	21	AGENDA ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION

	22-39	COMPENSATION DISCUSSION AND ANALYSIS
		22	Executive Summary
		24	Named Executive Officers
		24	Compensation Program Overview
		27	The Compensation Setting Process
		29	Elements of the 2024 Executive Compensation Program
		38	Risk Analysis of Compensation Programs
		39	Committee Report

	40-50	EXECUTIVE COMPENSATION TABLES
		40	Summary Compensation Table
		42	Grants of Plan-Based Awards
		43	Outstanding Equity Awards at December 31, 2024
		44	Option Exercises and Shares Vested in 2024
		45	Potential Payments upon Termination or Change of Control
		49	Equity Compensation Plan Information

	50	CEO PAY RATIO

	51	PAY VERSUS PERFORMANCE

	55	AGENDA ITEM 4 – AMENDED AND RESTATED EQUITY INCENTIVE PLAN
	62	AGENDA ITEM 5 – BOARD AUTHORITY TO ISSUE SHARES

	63	AGENDA ITEM 6 – BOARD POWER TO OPT-OUT OF PREEMPTION RIGHTS

	65-69	OTHER INFORMATION
		65	Share Ownership
		68	Presentation of Irish Statutory Accounts
		68	Proposals by Shareholders
		69	Additional Information Available

Weatherford International plc — 2025 Proxy Statement

A1-A3	ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
B1-B7	ANNEX B – FOURTH AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN

Weatherford International plc — 2025 Proxy Statement

PROXY STATEMENT
MEETING AND VOTING INFORMATION
2025 Annual General Meeting:
June 11, 2025, at 10:00 a.m. (Central Time), 2000 Saint James Place, Marcellus Room, Houston, Texas 77056.
GENERAL
In this Proxy Statement, “Weatherford,” “the Company,” “we,” “us” and “our” refer to Weatherford International plc, an Irish public limited company. Also, “AGM” refers to the 2025 Annual General Meeting, unless a different year is specified. References to “$” in this Proxy Statement are references to United States dollars.
Our principal executive offices are located at 2000 Saint James Place, Houston, Texas 77056 and our telephone number is +1(713) 836-4000.
This Proxy Statement and proxy card are first being mailed or made available on behalf of our Board of Directors, or our “Board,” to all shareholders beginning on or about April 23, 2025.
AGENDA

	Proposal	Required Approval	Board Recommendation

1.
Election of Directors. By separate resolutions, to elect each of the six individuals named in this Proxy Statement as directors of the Company, in each case (unless his or her office is earlier vacated in accordance with the Articles of Association of the Company (the “Articles”)), to serve for a one year term concluding at the later of (x) the next annual general meeting of the Company (the “2026 AGM”) and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified.
		Majority of Votes Cast	FOR each nominee

2.
Ratify Appointment of Independent Auditors. To ratify the appointment of KPMG LLP as our independent registered public accounting firm and auditor for the fiscal year ending December 31, 2025 and KPMG Chartered Accountants, Dublin as the Company’s statutory auditor under Irish law to hold office until the close of the 2026 AGM, and to authorize the Board, acting through the Audit Committee, to determine the auditors’ remuneration.
		Majority of Votes Cast	FOR

3.	Approve Executive Compensation. To approve, on a nonbinding advisory basis, the compensation of our named executive officers.	Majority of Votes Cast	FOR

4.	Equity Incentive Plan Amendment. To approve the amendment and restatement of the Weatherford International plc Third Amended and Restated 2019 Equity Incentive Plan (the “2019 EIP”).	Majority of Votes Cast	FOR

5.	Approve Board Authority to Issue Shares. To grant the Board authority to issue shares under Irish law.	Majority of Votes Cast	FOR

6.	Approve Opt-out of Preemption Rights. To grant the Board the power to opt-out of preemption rights under Irish law.	75% of Votes Cast	FOR

During the AGM, the Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2024, will be laid before the meeting, along with related directors’ and auditors’ reports thereon, and the Company’s management will present a review of the Company’s affairs.

Weatherford International plc — 2025 Proxy Statement	1

PROXY STATEMENT
WHO CAN VOTE
All registered shareholders at the close of business on April 10, 2025 (the “record date”) have the right to notice of, and to vote, in person or by proxy, at the AGM. Registered shareholders are entitled, on a poll, to one vote per ordinary share on all matters submitted to a vote of shareholders at the AGM, so long as those shares are represented at the AGM in person or by proxy. A registered shareholder may appoint one or more proxies to attend, speak and vote in their place at the AGM. A proxy holder does not need to be a registered shareholder.
MEETING ATTENDANCE
In accordance with Irish law, we are required to have a principal meeting place, which is a physical location where shareholders may attend the AGM in person and vote in person. If you wish to attend the AGM in person, you will need to bring proof of identification along with proof of your share ownership. If your shares are held beneficially in the name of a bank, broker or other nominee, you may bring a bank or brokerage account statement as your proof of ownership of shares as of the record date.
In satisfaction of the requirements of Irish law, registered shareholders who wish to participate (attend and vote) in the AGM without leaving Ireland, if any, may do so by attending in person at the offices of Matheson LLP, located at 70 Sir John Rogerson’s Quay, Dublin 2, D02 R296, Ireland, at the meeting date and time described herein, where technological means will be made available to participate in the meeting.
HOW TO VOTE
To ensure your representation at the AGM, we request that you grant your proxy to vote on each of the proposals in this Proxy Statement and any other matters that may properly come before the AGM to the persons named in the proxy card, by voting in one of the ways described on Page I above no later than the Voting Deadline below whether or not you plan to attend.
Advance Voting Deadline: 11:59 p.m. (Eastern Time) on June 10, 2025.
Most of our individual beneficial owners hold their shares through a brokerage account and therefore are not listed on our share register. Shareholders who hold their shares through a broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their broker or other nominee.
Shareholders who hold their shares in this manner and wish to vote in person at the AGM must obtain a valid proxy from the organization that holds their shares. This may be administratively difficult for an individual shareholder to do, so individual shareholders holding in street name are encouraged to submit their proxy to their broker, who in turn will vote in accordance with the instructions provided to them. See “Quorum and Voting” as to the effect of broker non-votes.
QUORUM AND VOTING
A quorum at our AGM will be one or more registered shareholders, present in person or by proxy, having the right to attend and vote at the AGM and together holding shares representing more than 50% of the votes that may be cast by all registered shareholders at the meeting. As of the record date, there were approximately 72,556,148 ordinary shares issued and entitled to vote. For purposes of determining a quorum, abstentions and “broker non-votes” proffered in person or by proxy are counted as shares represented. A “broker non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.
If you are a beneficial shareholder and your broker or other nominee holds your shares in “street name,” your broker generally has discretion to vote your shares only with respect to “routine” proposals. Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. We urge you to direct your broker, fiduciary, or custodian how to vote your shares on all proposals to ensure that your vote is counted.
Approval of proposals 1, 2, 3, 4 and 5 will be decided by an “ordinary resolution” (which, in order to pass, requires a simple majority of the votes cast in person or by proxy to be cast “For” the relevant proposal). Approval of proposal 6 will be decided by a “special resolution” that requires the affirmative vote of at least 75% of the votes cast by the holders of ordinary shares represented at the meeting in person or by proxy. Generally, abstentions and broker “non-votes” will not affect the voting results for any proposal under Irish law or Nasdaq rules.
The election of each director nominee will be considered and voted upon as a separate proposal. There is no cumulative voting in the election of directors. Pursuant to our Articles, any nominee for election to the Board who is then serving as a director and who receives a greater number of “against” votes than “for” votes shall promptly tender his or her resignation following certification of the vote. The Board shall then consider the resignation offer and decide whether to accept or reject the resignation, or whether other action should be taken; provided, however, that any director whose resignation is under

2	Weatherford International plc — 2025 Proxy Statement

PROXY STATEMENT
consideration shall not participate in the consideration of whether to accept, reject or take other action with respect to his or her resignation. The Board has the ability to fill a vacancy upon the recommendation of its Nominating and Governance Committee, subject to re-election by the Company’s shareholders at the next annual general meeting of the Company.
The chart below summarizes the voting requirements and effects of broker non-votes and abstentions on the outcome of the vote for the proposals at the AGM.

Proposal		Required Approval	Broker Non-Votes	Abstentions
1.	Election of Directors	Majority of Votes Cast	No effect	No effect
2.	Ratify Appointment of Independent Auditors	Majority of Votes Cast	N/A	No effect
3.	Approve Executive Compensation	Majority of Votes Cast	No effect	No effect
4.	Amended and Restated 2019 EIP	Majority of Votes Cast	No effect	No effect
5.	Authority to Issue Shares	Majority of Votes Cast	No effect	No effect
6.	Opt-out of Preemption Rights	75% of Votes Cast	No effect	No effect
PROXIES
Each shareholder registered in our share register as of the record date will be sent either:
(i)    a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) notifying each shareholder of how to vote and how to electronically access a copy of this Proxy Statement, our Annual Report on Form 10-K and our Irish Statutory Accounts for the year ended December 31, 2024 (the “Proxy Materials”), or
(ii)    a hard copy of the Proxy Materials and a proxy card.
Your proxy is being solicited by our Board in favor of Scott C. Weatherholt, Kristin Ruzicka and Cristina Waber (the “Proxy Holders”). We request that you grant your proxy to the Proxy Holders to vote on each of the proposals in the notice and any other matters that may properly come before the AGM. You can do this by completing, signing, dating and returning the proxy card in accordance with the instructions thereon, for receipt by us no later than the Voting Deadline, whether or not you plan to attend the AGM.
If you are a registered holder and you properly complete and submit your proxy card in a timely manner, you will be legally designating the individual or individuals named by you in the proxy card (or if you do not name an individual, the Proxy Holders) to vote your shares in accordance with your instructions indicated on the card. If you are a registered shareholder and properly complete and submit your proxy card in a timely manner without naming your proxy or proxies and you do not indicate how your shares are to be voted, then the Proxy Holders will vote as the Board recommends on each proposal, and if other matters properly come before the AGM the Proxy Holders will have your authority to vote your shares in their discretion on such matters.
If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to grant your proxy and vote your shares.
We may accept a proxy by any form of communication permitted by Irish law and as the Board may approve in accordance with our Articles.
REVOKING YOUR PROXY
If you are a registered shareholder, you may revoke your proxy by:
•writing to the Corporate Secretary at 2000 Saint James Place, Houston, Texas 77056 or at the Company’s registered office, 70 Sir John Rogerson’s Quay, Dublin 2, D02 R296, Ireland, such that the revocation is received at least one hour prior to the commencement of the AGM;
•submitting a later-dated proxy via mail, to the address specified in the Proxy Materials, for receipt by us no later than the Voting Deadline;
•voting at a later time, but prior to the voting deadline, by telephone or the internet; or
•attending the AGM in person (either in Houston or in Ireland, as described above) and casting your vote during the AGM.
If you are not a registered holder, but you hold your shares through a broker or other nominee, you must follow the instructions provided by your broker or other nominee if you wish to revoke a previously granted proxy, since attending the AGM alone will not revoke any proxy.

Weatherford International plc — 2025 Proxy Statement	3

PROXY STATEMENT
MULTIPLE PROXY CARDS
If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, or are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.
COST OF PROXY SOLICITATION
We have not retained a proxy solicitor to assist soliciting proxies from shareholders this year. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, electronically, by telephone or by mail. Proxy Materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by the Company.
ADJOURNMENT
The Chairperson may, with the consent of the meeting, adjourn all, or part, of the business to be considered at the AGM (including adjourning some or all of the Agenda Items) to another date or until the meeting is reconvened.
QUESTIONS
You may call our U.S. Investor Relations Department at +1 (713) 836-4000 or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the AGM and vote in person.

PLEASE VOTE.
YOUR VOTE IS IMPORTANT.

4	Weatherford International plc — 2025 Proxy Statement

PROXY STATEMENT
AGENDA ITEM 1 – ELECTION OF DIRECTORS
The Board of Directors recommends that you vote “FOR” each nominee for director.
Upon the recommendation of the Nominating and Governance Committee, the Company’s Board of Directors has nominated the following six nominees to be elected at the AGM: Steven Beringhause, Benjamin C. Duster, IV, Neal P. Goldman, Jacqueline C. Mutschler, Girishchandra K. Saligram and Charles M. Sledge.
Mr. Steven Beringhause is the most recent addition to our Board. On July 23, 2024, the Board increased its size to six directors and appointed Mr. Beringhause to fill the resulting vacancy. Mr. Beringhause was also appointed to serve on the Compensation and Human Resources Committee and the Safety, Environmental and Sustainability Committee at that time. See “Director Nominee Biographies--Steven Beringhause” below for more information about Mr. Beringhause’s background and expertise.
Each director is an existing director who, in accordance with the Articles, shall retire from their position as a director at the AGM and be eligible for re-election.
All of the non-employee nominees for director (i.e., all of the nominees other than Mr. Saligram) are independent under Nasdaq rules and listing standards.
Each director elected will serve (unless his or her office is earlier vacated in accordance with the Articles), for a one-year term concluding at the later of (x) the 2026 AGM and (y) subject to article 155 of the Articles, until his or her successor is elected and qualified. All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director.
The vote will be held by a separate resolution for each director nominee. A director nominee will be re-elected if approved by an ordinary resolution (i.e., a simple majority of the votes cast being cast “For” the re-election of the nominee). If you properly submit a proxy card but do not indicate how you wish to vote, the Proxy Holders will vote for all of the listed nominees for director.
DIRECTORS’ SKILLS AND EXPERTISE
Our Board’s composition is carefully considered by the Nominating and Governance Committee to ensure a combination of viewpoints, backgrounds and experience — to bring together multiple complementary perspectives. The Board membership qualifications and nomination process can be found in our Corporate Governance Principles at www.weatherford.com by clicking on the “Investor Relations” page, then “Company Information,” then “Corporate Governance,” then “Corporate Documents,” then selecting “Corporate Governance Principles.”
Our director nominees bring a range of skills and experience to our Board as outlined in the following table. In addition to the professional skills shown below, of equal importance is each Director’s ethics and integrity. We believe each Director embodies the highest degree of personal and professional standards.

Weatherford International plc — 2025 Proxy Statement	5

AGENDA ITEM 1
The following table summarizes the key skills and attributes of each member of our Board that we believe are relevant to their Board and committee service.

6	Weatherford International plc — 2025 Proxy Statement

AGENDA ITEM 1
DIRECTOR NOMINEE BIOGRAPHIES
As set forth in our corporate governance principles, when evaluating our directors in consideration for re-election, “directors will be evaluated based on their history of attendance at Board and committee meetings as well as contributions and effectiveness at such meetings. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time.”

STEVEN BERINGHAUSE
Background
Steven Beringhause has extensive experience managing advanced technology for commercial applications and leading businesses due to his many years with Sensata Technologies, a spin-off of Texas Instruments, where he served as the Chief Technology Officer from 2015 through 2020. Mr. Beringhause held the role of Executive Vice President of Performance Sensing from 2013 through 2017, leading Sensata's largest business unit. He joined Sensata's predecessor company, Texas Instruments, in 1988, and held a series of positions of increasing responsibility and oversight in the engineering function, where he helped shift the company's focus to a new range of safety sensors for automotive and commercial vehicle applications. He previously served as a director of Meritor Inc. from December 2019 through its acquisition by Cummins Inc. in 2022.
Education
Massachusetts Institute of Technology, Master of Science and a Bachelor of Science in mechanical engineering

AGE: 59 DIRECTOR SINCE: July 2024 COMMITTEES: Compensation and Human Resources Safety, Environment and Sustainability OTHER PUBLIC COMPANY BOARDS: None

BENJAMIN C. DUSTER, IV
Background
Benjamin C. Duster, IV is the Founder and CEO of Cormorant IV Corporation, LLC, a consulting firm specializing in operational turnarounds and organizational transformations (founded in 2014). He is a 30-year veteran of Wall Street with extensive experience in M&A and Strategic Advisory Services in both developed and emerging markets. Mr. Duster currently serves on the board of directors of Expand Energy Corporation (formerly Chesapeake Energy), where he serves on the audit and compensation committees. Mr. Duster previously served on the board of directors of Diamond Offshore Drilling Inc. and Alaska Communications Systems Group, Inc. Mr. Duster also serves as CEO of Mobile Technologies Inc., a global retail security, smart locks and technology support services company.
Education
Yale University, BA in Economics (Applied Math minor) with Honors
Harvard Law School, Juris Doctorate
Harvard Business School, MBA

AGE: 64 DIRECTOR SINCE: June 2020 COMMITTEES: Audit Compensation and Human Resources (Chair) Nominating and Governance OTHER PUBLIC COMPANY BOARDS: Expand Energy

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NEAL P. GOLDMAN
Background
Neal P. Goldman has over 25 years of experience in investing and working with companies to maximize shareholder value. Since 2013, he has been the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, restructuring, strategic planning and transformations for companies in multiple industries including energy, technology, media, retail, gaming and industrials. Prior to 2013, he was a Managing Director at Och-Ziff Capital Management, LP and a Founding Partner of Brigade Capital Management, LLC, which he helped to build to over $12 billion in assets under management. Mr. Goldman currently serves as Chairman of the Board of Talos Energy Inc., where he chairs the nominating and governance committee. He is also a member of the iRobot Corporation board of directors. He previously served on the boards of directors of Diamond Offshore Drilling, Inc., KL Discovery Inc., ModivCare Inc., Core Scientific, Inc., Mallinckrodt plc, Redbox Entertainment Inc. and Ultra Petroleum.
Education
University of Michigan, BA
University of Illinois, MBA

AGE: 55 DIRECTOR SINCE: December 2019 COMMITTEES: Audit (Vice Chair) Compensation and Human Resources Nominating and Governance (Chair) OTHER PUBLIC COMPANY BOARDS: Talos Energy Inc. iRobot Corporation

JACQUELINE C. MUTSCHLER
Background
Jacqueline C. Mutschler has over 30 years of business and technology experience in the energy industry. She held a range of strategic, operational and technology roles at BP plc that spanned its international businesses. Her most recent appointment at BP was the SVP of Upstream Technology. Since her retirement from BP in 2014, she has provided independent consulting for the energy and technology industries. Ms. Mutschler has been a member of the Antero Resources Corporation board of directors since 2020, where she currently serves on the Audit, Nominating and Corporate Governance, Conflicts, and ESG Committees.
Education
Wright State University, B.S., Geology/Geophysics
Stanford University, Executive Education Program
Massachusetts Institute of Technology, Executive Education Program

AGE: 63
DIRECTOR SINCE:
December 2019
COMMITTEES:
Compensation and Human Resources
Nominating and Governance
Safety, Environment and Sustainability (Chair)
OTHER PUBLIC
COMPANY BOARDS:
Antero Resources Corporation

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CHARLES M. SLEDGE
Background
Charles M. Sledge previously served as the CFO of Cameron International Corporation, an oilfield services company, from 2008 until its sale to Schlumberger Limited in 2016. Prior to that, he served as the Corporate Controller of Cameron International Corporation from 2001 until 2008. He currently serves as the Non-Executive Chairman of the board of directors of Noble Corporation plc, and he serves as a member of the board of directors for Talos Energy Inc., where he chairs the Audit Committee. He previously served on the board of directors of Vine Energy, Inc. (which was acquired by Chesapeake Energy Corporation).
Education
Louisiana State University, B.S. in Accounting
Harvard Business School, Advanced Management Program

AGE: 59 DIRECTOR SINCE: December 2019 COMMITTEES: Chairperson of the Board Audit (Chair) Safety, Environment and Sustainability OTHER PUBLIC COMPANY BOARDS: Noble Corporation plc Talos Energy Inc.

GIRISHCHANDRA K. SALIGRAM
Background
Girishchandra K. Saligram joined Weatherford as our President and CEO in October 2020. Before joining Weatherford, Mr. Saligram served Exterran Corporation, a global systems and process company offering solutions in the oil, gas, water and power markets, as Chief Operating Officer and previously as President, Global Services after joining the company in 2016. Prior to Exterran Corporation, Mr. Saligram spent 20 years with GE in positions of increasing responsibility as a functional and business leader in industry sectors across the globe, including his last position as General Manager, Downstream Products & Services for GE Oil & Gas. Prior to that, Mr. Saligram led the GE Oil & Gas Contractual Services business based in Florence, Italy. Before his eight years in the oil and gas sector, Mr. Saligram spent 12 years with GE Healthcare in engineering, services, operations, and other commercial roles.
Education
Bangalore University, B.E, Computer Science & Engineering
Virginia Polytechnic Institute and State University, M.S., Computer Science
Northwestern University, Kellogg Graduate School of Management, M.B.A.

AGE: 53 DIRECTOR SINCE: October 2020 COMMITTEES: Safety, Environment and Sustainability OTHER PUBLIC COMPANY BOARDS: None

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OUR BOARD AND OUR BOARD COMMITTEES
The Board directs and oversees the management of the business and affairs of the Company and serves as the ultimate decision-making body of the Company, except for those matters reserved to our shareholders. The Board oversees the Weatherford management team, to whom it has delegated responsibility for the Company’s day-to-day operations. While the Board’s oversight role is very broad and may concentrate on different areas from time to time, its primary areas of focus are strategy, oversight, governance and compliance, as well as assessing management and making changes as circumstances warrant. In many of these areas, significant responsibilities are delegated to the Board’s Committees, which in turn are responsible for reporting to the Board on their activities and actions. Our Board has established the following standing committees: Audit; Compensation and Human Resources; Nominating and Governance; and Safety, Environment and Sustainability, all of which are further described below. The members of each Committee listed below are as of the date of this proxy.

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AUDIT COMMITTEE	COMPENSATION AND HUMAN RESOURCES COMMITTEE	NOMINATING AND GOVERNANCE COMMITTEE	SAFETY, ENVIRONMENT AND SUSTAINABILITY COMMITTEE

Primary Responsibilities:
•Overseeing the integrity of our financial reporting process and systems of internal accounting and financial controls;
•Reviewing our financial statements;
•Overseeing our compliance with legal and regulatory requirements;
•Overseeing cybersecurity;
•Authorizing and being responsible for the appointment, compensation, retention, and oversight of our independent auditor;
•Overseeing our independent auditor’s qualifications and independence; and
•Overseeing the performance of our internal assurance function, including internal audits and investigations, and our independent auditor.

Primary Responsibilities:
•Monitoring and reviewing the Company’s overall compensation and benefits program design to ensure the program discourages excessive risk taking;
•Assessing the compensation program’s continued competitiveness and consistency with compensation philosophy, corporate strategy and objectives;
•Reviewing and approving corporate goals and objectives;
•Reviewing, with the CEO, and approving each component of compensation of our executive officers;
•Selecting appropriate peer groups;
•Making decisions regarding severance, executive compensation plans, incentive compensation plans and equity-based plans and administering such plans; and
•Reviewing and making recommendations to the Board with respect to the compensation of our independent, non-employee directors.
•Succession planning for the Company’s CEO and reviewing CEO’s succession planning for other executive officers.

Primary Responsibilities:
•Identifying individuals qualified to serve as Board members;
•Recommending director nominees for each AGM, to fill any vacancies, and recommending directors for each committee;
•Reviewing and recommending changes to the Company’s Corporate Governance Principles for Board approval;
•Overseeing the Board in its annual review of the Board’s and management’s performance;
•Reviewing and recommending responses to shareholder proposals (other than those related to compensation) to the Board;
•Reviewing and providing guidance to management and the Board regarding shareholder engagement; and

Primary Responsibilities:
•Reviewing the Company’s policies relating to health, safety, security, environmental (“HSSE”) stewardship, and corporate responsibility, including sustainability, socially responsible engagement, security and ethics, and overseeing adherence and enforcement of these policies and related programs;
•Overseeing the Company’s initiatives to promote safety awareness among all employees;
•Reviewing strategy and resources of the Company’s HSSE organization and approving the annual HSSE plan, including related processes;
•Reviewing periodic updates on significant health, safety, security, environmental sustainable-development and social and public policy issues;
•Reviewing findings related to any significant HSSE incident and making periodic facility visits;
•Ensuring annual preparation and review of a sustainability report; and
•Assisting the Board with oversight of the Company’s risk-management and security processes in relation to HSSE.

Meetings in 2024: 8	Meetings in 2024: 9	Meetings in 2024: 5	Meetings in 2024: 4
Board Meetings: During 2024, the Board met 11 times; all of the directors of the Company participated in at least 75% of all of the Board and their respective Committee meetings conducted during their respective tenures. It is our policy that directors are expected to attend each AGM. All of our directors then in office attended the 2024 AGM.

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ADDITIONAL BOARD INFORMATION
Committee Charters: The charter for each Committee of our Board is available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Company Information,” then “Corporate Governance,” then “Corporate Documents,” then the name of the applicable committee charter.
Independence: Each Committee of our Board other than the Safety, Environment and Sustainability Committee, is composed entirely of independent directors.
Committee Member Qualifications: The Board has determined that each member of the Audit Committee is “financially literate” pursuant to the listing standards of Nasdaq and that Messrs. Sledge and Goldman are each an “audit committee financial expert,” as defined by applicable U.S. Securities and Exchange Commission (the “SEC”) rules, due to each of their individual extensive financial experience.
Special Committee: In September 2023, the Board established a special committee to oversee strategic planning for inorganic growth, including but not limited to the acquisitions of ISI Holding Company, LLC and Probe Technologies Holdings, Inc. announced in the first quarter of 2024, and related integration plans. All non-employee directors then in office were appointed to serve on the Special Committee. The Special Committee met one time during 2024, and was dissolved in January 2024.

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CORPORATE GOVERNANCE MATTERS
Our Board believes sound corporate governance processes and practices, as well as high ethical standards, are critical to achieving business success. We embrace leading governance practices and also conduct ongoing reviews of our governance framework to reflect shareholder input and changing circumstances. Below are highlights of our corporate governance practices and principles.

HIGHLIGHTS
Director Independence	✓	five of our six directors are independent.
Chairperson of the Board	✓
We have an independent Chairperson of the Board who, among other items:
•reviews Board meeting schedules and agendas to assure there is an adequate number of scheduled meetings and that sufficient time for discussion of all agenda items and all topics deemed important by the independent directors are included;
•presides at all meetings of the Board, including executive sessions, and can call for executive sessions of the Board’s independent directors, if and when deemed appropriate;
•leads the Board’s annual evaluation of the CEO;
•monitors and collaborates with management regarding corporate governance matters; and
•is available for communication with shareholders, in coordination with management, when appropriate.

Committee Structure	✓	Our Committees, other than the Safety, Environment and Sustainability Committee, are composed entirely of independent directors.
	✓	On an annual basis, the Nominating and Governance Committee evaluates and recommends Committee Chairs to the Board and assesses the appropriateness of any Chair or Committee rotations.
Executive Sessions	✓	Independent directors meet regularly in executive session, including at all regularly scheduled Board meetings; independent directors also meet in executive session at Committee meetings, as required.
Annual Voting	✓	Each member of our Board is elected annually with a majority voting standard for uncontested elections.
Annual Board and Committee Self Evaluation	✓	The Board and each Committee conduct annual self-evaluations.
Share Ownership Guidelines	✓
Subject to a five-year transition period, our directors are required to own at least eight times their annual cash retainers; our CEO is required to own at least ten times his annual base salary; and our other Section 16 Officers are required to own five times their annual base salaries.

Risk Oversight	✓
Our entire Board is responsible for risk management of the Company, and our Committees have particular oversight of certain key risks, including those that are identified in the Company’s enterprise risk management program.

Succession Planning	✓
CEO succession planning is reviewed and discussed at least annually; additionally, the CEO reports to the Board on at least an annual basis concerning management development and succession planning for all other key positions.

Code of Business Conduct	✓	We have a robust and comprehensive Code of Business Conduct that applies to all employees and directors.
No Hedging of Company Securities	✓	We prohibit directors, executives and certain other employees with access to inside information from engaging in hedging or derivative transactions involving our securities.
No Pledging of Company Securities	✓	We prohibit our directors and executives from pledging our securities.
Insider Trading Policy	✓	We maintain a robust insider trading policy that applies to the Company’s directors, executive officers and employees.
Additional information regarding Corporate Governance at Weatherford can be found on our website at www.weatherford.com on the “Investor Relations” page.

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RISK MANAGEMENT OVERSIGHT
Senior management is responsible for assessing and managing Company risk. This is done, in part, through the Company’s Enterprise Risk Management (“ERM”) program designed to identify and evaluate material risks, the potential impact of these risks on the enterprise, as well as steps to control and mitigate those risks. It is the responsibility of the Board to understand and oversee the Company’s ERM program. In order to maintain effective oversight, the Board has delegated to its standing Committees oversight of risks within their areas of responsibility and expertise as further described below.
Annually, the Company conducts a full enterprise risk assessment to re-evaluate critical risks and its ability to mitigate those risks. The results of the 2024 risk assessment were presented to the Board in June 2024. In addition, the Company’s ERM Committee meets periodically to evaluate risks to the organization as well as existing and planned activities to mitigate those risks. The ERM Committee is comprised of certain members of our cross-functional executive leadership team including representatives from manufacturing, product lines and multiple Geozones. The ERM Committee members oversee management’s mitigation activities for each top tier risk and present quarterly on a rotational basis so that each top tier risk is presented at least once annually to the Board or its committees.
As part of its oversight function, the Audit Committee discusses and implements guidelines and policies concerning financial and compliance risk assessment and management, including the process by which major financial and compliance risk exposure is monitored and mitigated. The Audit Committee also has ultimate oversight over the cybersecurity of the organization. For more information, see Item 1.C “Cybersecurity” in our annual report on Form 10-K for the year ended December 31, 2024.
The Audit Committee works with members of management to assess and monitor risks facing the Company’s business and operations, as well as the effectiveness of the Company’s guidelines and policies for managing and assessing financial, compliance and cyber risk. The Audit Committee meets and discusses, as appropriate, issues regarding the Company’s risk management policies and procedures directly with those individuals responsible for day-to-day risk management in the Company’s assurance, compliance and information security departments. The Audit Committee has also established policies and procedures for the pre-approval of services provided by the independent registered public accounting firm as described in “Audit Committee Pre-Approval Policy” in this Proxy Statement. In addition, the Audit Committee has established procedures for the receipt, retention, investigation and treatment, on a confidential basis, of complaints received by the Company regarding its accounting, internal controls, Code of Business Conduct and other matters.
The Nominating and Governance Committee periodically provides oversight with respect to risks associated with our corporate governance policies and practices, including our Corporate Governance Principles. The Nominating and Governance Committee also oversees and reviews, on an annual basis, an evaluation of the Board and each of our Board Committees. The results of those evaluations are also considered as part of the Nominating and Governance Committee’s recommendations for Committee service and rotation, as appropriate.
The Compensation and Human Resources Committee considers risks related to the attraction and retention of talent. Additionally, the Compensation and Human Resources Committee reviews our compensation plans and practices to ensure they do not encourage excessive risk taking and, instead, encourage behaviors that support sustainable value creation. The Compensation and Human Resources Committee also monitors compliance with our Minimum Share Ownership Guidelines. See “Risk Analysis of our Compensation Programs” in the Compensation Discussion and Analysis section of this Proxy Statement.
Our Safety, Environment and Sustainability Committee oversees the Company’s policies and practices to promote good stewardship, to encourage safety awareness, to monitor safety performance and to provide suggestions to management for the resolution of health, safety, environmental and sustainability concerns, all with a view towards reducing risks in those areas.
ESG AND THE ENERGY TRANSITION
We recognize our responsibility and opportunity to build a more sustainable world for future generations, and we will continue to innovate, evolve, and responsibly manage our environmental, social, and governance (ESG) priorities to ensure we play our part. By fully integrating sustainability into our business strategy and decision-making, we can create a sustainable future for our stakeholders, customers, employees, and planet.
We are taking the necessary actions to outline a tactical Net-Zero 2050 roadmap while producing innovative energy solutions that are environmentally and economically sustainable to move our industry forward. For example, we are continuing to focus on a scalable energy transition and our digital portfolio to address the sustainability needs of the industry, and we are identifying decarbonization opportunities in our supply chain and operations. In addition, as we continue to nurture the new Weatherford, we remain committed to fostering a healthy Company culture. This includes prioritizing employee engagement and giving back to our local communities.

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We look forward to sharing our 2024 Sustainability Report later in the year. It will be available on our website at www.weatherford.com/sustainability. The report will detail our strategic approach to advancing ESG objectives and highlight our recent accomplishments.
SUCCESSION PLANNING AND LEADERSHIP DEVELOPMENT
In addition to oversight of risk management, one of the priorities of our Board is to ensure that the Company has a long-term and evolving program for effective leadership development and succession. Our Board is committed to talent management and ensuring strong and effective leadership in the Company’s global management structure. Throughout the year, the Board is presented with high-potential leadership candidates and is regularly updated on key talent metrics, including recruiting, retention, and development programs. The CEO reports to the Board on an annual (or more frequent, as needed) basis concerning management development and succession planning for other key positions. In addition, the Compensation and Human Resources Committee conducts annual CEO succession planning.
MANDATORY RETIREMENT
In January 2024 we further enhanced our Corporate Governance Principles by adding a mandatory retirement policy. Our policy now requires that each non-employee director retire from the Board immediately prior to the annual general meeting of shareholders following the director’s 70th birthday; provided that the Board may determine, by unanimous vote, to nominate the director for another elected term based on a director’s particular contributions and expertise.
We believe this policy will allow for more frequent Board refreshment.
DIRECTOR INDEPENDENCE
The Board has affirmatively determined that each non-employee director satisfies the independence and non-employee director requirements under applicable rules of Nasdaq and the SEC. As contemplated by Nasdaq rules, the Board has adopted categorical standards to assist it in making independence determinations. These standards are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Corporate Governance Principles.” However, in making independence determinations, the Board considers and reviews all relationships with each director, whether or not they fall within the categorical standards. None of the independent directors had relationships relevant to an independence determination that were outside the scope of the Board’s categorical standards.
RELATED PERSON TRANSACTIONS
In December 2023, the Board adopted a Related Party Transactions Policy to clarify the process and controls relating to proper reporting, approval and disclosure of transactions between us or any of our affiliates and our major shareholders, directors, executive officers and other employees. The Related Party Transactions Policy requires all potential related party transactions to be reported to the Company’s General Counsel and Chief Assurance Officer for presentation at the next scheduled meeting of the Audit Committee. The Audit Committee then reviews all relevant information available to it about the potential transaction and may approve the transaction if it is in the best interests of the Company and its shareholders. The Audit Committee may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the potential related party transaction.
Where a potential related party transaction involves a member of the Board or one of their immediate family members, the member of the Board will not participate in any discussion or vote regarding approval or ratification of such transaction.
While the Audit Committee discussed potential related party transactions from time to time, no related party transactions were reviewed and approved by the Audit Committee in 2024.
INDEPENDENT CHAIRPERSON AND EXECUTIVE SESSIONS
The Board will periodically appoint a Chairperson of the Board (the “Chairperson”). Both independent and management directors, including the CEO, are eligible for appointment as the Chairperson. If the Chairperson is not an independent director, the Board considers it to be useful and appropriate to designate an independent director to serve in a lead capacity to coordinate the activities of the other independent directors and to perform such other duties and responsibilities as the Board may determine. Currently, the Board has appointed Mr. Sledge, an independent director, to serve as Chairperson of the Board. Our President and CEO, Mr. Saligram, serves as a director.
Mr. Sledge, as Chairperson, oversees executive sessions, which provide the Board with the ability to independently evaluate management and openly discuss strategic and other business issues involving the Company, ensuring that the Company is upholding high standards of corporate governance. Executive sessions are held during and/or after all regularly scheduled

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AGENDA ITEM 1
Board and, if appropriate, Committee meetings, and at such additional times as may be needed. In 2024, executive sessions of the independent directors were held at the majority of Board meetings.
For information on how to communicate with our Chairperson and other directors, please see “Communication with Directors.”
DIRECTOR NOMINATIONS
In obtaining the names of possible director nominees, the Nominating and Governance Committee conducts its own inquiries and considers suggestions from other directors, management, shareholders and professional director search firms. The Nominating and Governance Committee’s process for evaluating nominees identified in unsolicited recommendations from shareholders is the same as its process for unsolicited recommendations from other sources.
The Nominating and Governance Committee will consider nominees recommended by shareholders who submit their recommendations in writing to Chair, Nominating and Governance Committee, care of the Corporate Secretary, Weatherford International plc, 2000 Saint James Place, Houston, Texas 77056. Recommendations received by the dates set forth below will be considered for inclusion in the slate of director nominees to be presented at the AGM in the following year. Unsolicited recommendations must contain the name, address and telephone number of the potential nominee, a statement regarding the potential nominee’s background, experience, expertise and qualifications, a signed statement confirming his or her willingness and ability to serve as a director and abide by our corporate governance policies, his or her availability for a personal interview with the Nominating and Governance Committee and evidence that the person making the recommendation is a Weatherford shareholder.
The Nominating and Governance Committee believes that nominees should possess the highest personal and professional ethics, reputation, integrity and values and be committed to representing the long-term interests of our shareholders. Directors should have a record of accomplishment in their chosen professional field and demonstrate sound business judgment. Directors must be willing and able to devote sufficient time to carrying out their duties and responsibilities effectively, including attendance at and participation in Board and Committee meetings, and should be committed to serve on the Board for an extended period of time. The Nominating and Governance Committee will consider independence, viewpoints, backgrounds and experience in determining whether a candidate will be an appropriate fit with, and an asset to, the Board of Directors. When considering existing directors, the Nominating and Governance Committee evaluates their history of attendance at Board and Committee meetings as well as contributions and effectiveness at such meetings.
Shareholders who wish to have a nominee considered by our shareholders at the AGM, must comply with the deadlines and procedures set forth in our Articles. Please see “Proposals by Shareholders” in this Proxy Statement on page 68 for more information.
COMMUNICATION WITH DIRECTORS
Any shareholder or other interested party that desires to communicate with the Board or any of its specific members, including the Chairperson or the directors as a group, should send their communication to the Corporate Secretary, Weatherford International plc, 2000 Saint James Place, Houston, Texas 77056. All such communications will be forwarded, as appropriate, to the members of the Board.
We welcome input from our institutional and individual shareholders, regardless of the number of shares owned. Shareholders may also direct their comments to our U.S. Investor Relations Department in writing at 2000 Saint James Place, Houston, Texas 77056 or Telephone +1 (713) 836-4000; by sending an e-mail to investor.relations@weatherford.com; or on the Company’s website at www.weatherford.com under “Investor Relations,” then “Investor Contact.”

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DIRECTOR COMPENSATION
We use a combination of cash and share-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting independent director compensation, we consider the size of the Board, the significant amount of time that directors expend in fulfilling their duties to the Company, as well as the level of knowledge and experience that we expect from each member of our Board. Our Compensation and Human Resources Committee is responsible for reviewing the compensation paid and granted to our independent directors and recommending any changes for approval by the Board.
Our Compensation and Human Resources Committee has retained Lyons, Benenson & Company Inc. (“LB&Co.”) as its independent compensation consultant to advise on non-employee director compensation matters. In 2024, following an analysis and comprehensive review of our non-employee director compensation program by LB&Co., on the recommendation of the Compensation and Human Resources Committee, the Board determined to leave the annual retainer and standing committee fee structure unchanged.
The compensation structure for our directors is shown below:
Cash Compensation

Position	Cash Retainer ($)
Non‐Executive Chairman of the Board	145,000
Board Member	100,000
Additional Retainers
Audit Committee Chair	20,000
Compensation and Human Resources Committee Chair	15,000
Nominating and Governance Committee Chair	10,000
Safety, Environment and Sustainability Committee Chair	15,000
Audit Committee Member	10,000
Compensation and Human Resources Committee Member	7,500
Nominating and Governance Committee Member	5,000
Safety, Environment and Sustainability Committee Member	7,500
The above retainers are designed to cover up to 10 meetings per year for the Board or any of its regular standing committees, respectively. An additional fee of $1,500 per meeting is typically paid to each director for meetings exceeding that threshold.
As discussed above in “—Our Board and Board Committees,” a Special Committee of the Board was formed in September 2023 and all non-employee directors were appointed to serve as members of the Special Committee. The Special Committee met one time during 2024 and was dissolved in January 2024. In recognition of the additional time and effort expended in serving on the Special Committee during 2024, a $25,000 fee was paid to each Special Committee member in 2024.
Cash retainers are paid quarterly, in advance. Mr. Beringhause’s third quarter retainer was pro-rated to reflect his partial period of service.
Equity Compensation

Position	2024 Target Value ($)
Non‐Executive Chairman of the Board	321,200
Board Member	220,000
In 2024, the equity component of compensation was again structured as grants of restricted share units (“RSUs”) vesting on the first anniversary of the grant date with accelerated vesting in the event of death, disability, a change in control or a failure to be re-elected. Mr. Beringhause’s grant was pro-rated to reflect his partial year of service.

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NON-EMPLOYEE DIRECTORS’ COMPENSATION DEFERRAL PLAN
The Weatherford International plc Nonqualified Deferred Compensation Plan (the “DCP”), adopted by the Board on November 01, 2021, is a non-qualified deferred compensation plan that allows non-employee directors to defer receipt of all or a portion of shares issued in respect of equity-based compensation to a future date. Each year a participant may elect to defer receipt of such compensation awarded that year for a minimum of three years and a maximum of five years. None of our non-employee directors elected to defer any equity-based compensation under the DCP in 2024.
Participants will be fully vested at all times in their deferred equity-based compensation and any dividend equivalents made with respect thereto. The deferred compensation will be paid either (a) in a number of shares equal to the number of deferred RSUs, or (b) in (i) an amount in cash equal to the fair market value of the deferred RSUs multiplied by the then-effective highest marginal federal income tax rate, and (ii) a number of shares equal to any remaining RSUs subject to the applicable deferral election. Such payment will occur on the earliest of the distribution date specified in the participant’s deferral election, the participant’s separation from service, death or disability, or a change in control. In addition, payments may be accelerated upon occurrence of certain acceleration events specified in the DCP, or in the event of an unforeseen emergency upon the participant’s request and with the approval of the Compensation and Human Resources Committee of the Board. All amounts shall be paid from the general assets of the Company and no separate fund shall be established to secure payment. The Company may, but need not, establish a rabbi trust to assist it in funding any DCP obligations.
2024 DIRECTOR COMPENSATION
The following table sets forth the compensation paid to each of our independent directors for the year ended December 31, 2024. Information about Mr. Saligram, who serves as a non-independent director and as our President and CEO, is listed in the 2024 Summary Compensation Table in this Proxy Statement.

Name	Fees Earned or Paid in Cash	Share Awards(1)	All Other Compensation	Total
Charles M. Sledge	$197,500	$330,656	$—	$528,156
Steven Beringhause	$50,549	$99,272	$—	$149,822
Benjamin C. Duster, IV	$155,000	$226,517	$—	$381,517
Neal P. Goldman	$152,500	$226,517	$—	$379,017
Jacqueline Mutschler	$152,500	$226,517	$—	$379,017
(1)Each non-executive director other than Messrs. Sledge and Beringhause was awarded 2,397 RSUs on January 18, 2024 at a grant date fair value of $94.50 per share, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) — Compensation — Stock-Based Compensation (Topic 718)(“FASB ASC Topic 718”). Mr. Sledge, as the non-executive Chairperson of the Board, was awarded 3,499 RSUs on January 18, 2024 at a grant date fair value of $94.50 per share. Mr. Beringhause was awarded 742 RSUs on July 23, 2024 at a grant date fair value of $133.79 per share, in connection with his appointment to the Board. The Committee retains discretion under the 2019 EIP to settle a portion of the directors’ RSUs in cash, and has done so in the past in amounts reasonably designed to cover the directors’ estimated tax obligations associated with the vesting. In January 2025, the cash settlement of a portion of the awards described in the table above resulted in a loss in value of $(25,913) for Mr. Sledge, $(17,749) for Messrs. Duster and Goldman and Ms. Mutschler, and $(16,308) for Mr. Beringhause.

As of December 31, 2024, the aggregate outstanding number of unvested RSUs awarded to each non-employee director is set forth below.

Name	Aggregate Number of RSUs Awarded and Outstanding at December 31, 2024 (#)
Charles M. Sledge	3,499
Steven Beringhause	742
Benjamin C. Duster, IV	2,397
Neal P. Goldman	2,397
Jacqueline Mutschler	2,397

18	Weatherford International plc — 2025 Proxy Statement

AGENDA ITEM 2 – RATIFY APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE AUDITORS’ REMUNERATION
The Board of Directors recommends that you vote “FOR” this proposal.
KPMG LLP and KPMG Chartered Accountants, Dublin (collectively, “KPMG”) served as the independent and Irish statutory auditors, respectively, for Weatherford for the year ended December 31, 2024. The Board, upon the recommendation of the Audit Committee, is asking our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm and auditor for the year ending December 31, 2025 and KPMG Chartered Accountants, Dublin, as our statutory auditor under Irish law to hold office until the close of the 2026 AGM and to authorize the Board of Directors, acting through the Audit Committee, to determine the auditors’ remuneration. The selection of KPMG LLP as the independent registered public accounting firm for 2025 was approved by the Audit Committee and by the Board on March 6, 2025.
An ordinary resolution is required to approve this proposal (i.e., by a simple majority of the votes cast being cast “For” the proposal). If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders, will vote for the proposal.
Representatives of KPMG will be present at the AGM to respond to any appropriate shareholder questions and will be given an opportunity to make a statement, if they so desire.
KPMG FEES
The following table presents fees for professional audit services rendered by KPMG for the audit of the annual consolidated financial statements and statutory financial statements of Weatherford for the years ended December 31, 2024 and December 31, 2023 and fees billed for other services rendered by KPMG during those periods. All fees were approved by the Audit Committee pursuant to its pre-approval policy.

	2024	2023
Audit fees(1)	$5,918,539	$6,254,931
Audit-related fees(2)	$165,000	$—
Tax fees(3)	$371,950	$27,345
All other fees(4)	$315,000	$—
TOTAL	$6,770,489	$6,282,276
(1)Audit fees consist of professional services rendered for the audit of Weatherford’s annual financial statements, the audit of the effectiveness of Weatherford’s internal controls over financial reporting and the reviews of Weatherford’s quarterly financial statements. This category also includes fees for issuance of comfort letters, consents, assistance with and review of documents filed with the SEC, statutory audit fees, work performed by tax professionals in connection with the audit and quarterly reviews and accounting consultations and research work necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Subsequent to filing the proxy statement for the 2024 AGM, an additional $274,339 fees, which were not anticipated at the time of filing, were incurred related to the 2023 audit period.
(2)Audit-related fees include consultations concerning financial accounting and reporting matters not required by statute or regulation. 2024 Audit-related fees consist of professional services rendered for an ESG attestation reporting engagement. There were no audit-related fees for the year ended December 31, 2023.
(3)Tax fees consist of non-U.S. tax compliance, planning and U.S./non-U.S. tax-related consultation.
(4)All other fees include certain other advisory services and do not include any fees for financial information systems design and implementation. 2024 All other fees consist of professional services rendered in real-time system implementation assessment engagement and ESG reporting readiness assessment. There were no other services performed for the year ended December 31, 2023

Weatherford International plc — 2025 Proxy Statement	19

AUDIT COMMITTEE PRE-APPROVAL POLICY
The Audit Committee has established a pre-approval policy for all audit and non-audit services to be provided by our independent auditor, which was last reviewed and approved on March 6, 2025. There are two types of pre-approval. “General” pre-approval is based on pre-determined types of services. “Specific” pre-approval is required for certain types of services or if a service is expected to exceed budgeted amounts. “Specific” pre-approval must be obtained through direct communications with the Audit Committee or the Chair of the Audit Committee, to whom the Audit Committee has delegated pre-approval authority. The Chair of the Audit Committee must report any pre-approved decisions to the Audit Committee at its next scheduled meeting. During 2024, all services performed by the independent auditor were subject to the pre-approval policy.
The Audit Committee has designated the Company’s Chief Accounting Officer to monitor and report on the performance of all services provided by our independent auditor and to determine whether such services are in compliance with the pre-approval policy. Accordingly, the Chief Accounting Officer periodically reports to the Audit Committee regarding the results of this monitoring.
AUDIT COMMITTEE REPORT
April 23, 2025
The Audit Committee represents and assists the Board in providing independent, objective oversight of the Company’s accounting functions and internal control over financial reporting. The Audit Committee acts under a charter which is available on the Company’s website at www.weatherford.com under “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Audit Committee Charter.” The Board has determined that each member of the Audit Committee satisfies the requirements of Nasdaq as to independence, financial literacy and expertise. In addition, each member of the Audit Committee qualifies as an independent director and possesses the requisite competence in accounting or auditing in satisfaction of the requirements for audit committees prescribed by the Irish Companies Act 2014.
Management is responsible for the Company’s financial statements and the reporting process, including the system of disclosure controls and procedures and internal control over financial reporting.
KPMG LLP, the Company’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our financial statements with accounting principles generally accepted in the U.S. and on the effectiveness of the Company’s internal control over financial reporting.
In discharging its oversight role, the Audit Committee has:
•reviewed and discussed with management the audited financial statements of Weatherford International plc as of and for the year ended December 31, 2024; and
•discussed with KPMG LLP, the matters required by Auditing Standard 1301 relating to the conduct of the audit. The Audit Committee received from KPMG LLP the written disclosures required by the Public Company Accounting Oversight Board regarding KPMG LLP’s independence. The Audit Committee discussed with KPMG LLP its independence and reviewed other matters required to be considered under Securities and Exchange Commission rules regarding KPMG’s independence.
The Audit Committee and the Board believe that, due to KPMG LLP’s knowledge of the Company and the industry in which the Company operates, it is in the best interest of the Company and its shareholders to continue the retention of KPMG LLP to serve as the Company’s independent registered public accounting firm. Although the Audit Committee has the sole authority to appoint the independent registered public accounting firm, the Audit Committee recommends that the Board ask the shareholders to ratify the appointment of the independent registered public accounting firm at the AGM.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Annual Report on Form 10-K of Weatherford International plc for the year ended December 31, 2024.

Charles M. Sledge (Chair)	Benjamin C. Duster, IV	Neal P. Goldman (Vice Chair)

20	Weatherford International plc — 2025 Proxy Statement

AGENDA ITEM 3 – ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
The Board of Directors recommends that you vote “FOR” this proposal.
We are asking our shareholders to approve, on a nonbinding advisory basis, the compensation of our named executive officers (“NEOs”) pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as disclosed in this Proxy Statement. While this vote is not binding on our Company, the results of the vote on this proposal will be carefully considered by the Board and the Compensation and Human Resources Committee when making future executive compensation decisions. We conduct annual nonbinding advisory votes on our NEOs’ compensation. Following the vote at the AGM, we expect that the next nonbinding advisory vote on the compensation of our NEOs will take place at our 2026 Annual General Meeting.
We urge you to carefully review the Compensation Discussion and Analysis, or “CD&A” section in this Proxy Statement, as well as the 2024 Summary Compensation Table, other compensation tables and related narrative discussion for more information regarding the compensation of our NEOs. As described in those sections, our compensation program is designed and administered to:
•Attract, motivate, retain and reward the key executive and managerial talent needed for our Company to achieve its goals and objectives;
•Reflect pay-for-performance through aligning the interests of our executives and shareholders by utilizing performance-based short-term cash and time- and performance-based long term equity incentive compensation;
•Promote long-term value creation and growth strategies; and
•Ensure line-of-sight toward the key performance measures that are indicative of Company profitability and gains in shareholder value.

We believe the information in this Proxy Statement demonstrates the successful design and implementation of a market competitive compensation program that aligns shareholders’ and management’s interests. Accordingly, the Board of Directors recommends that shareholders approve the program by approving the following resolution:
“RESOLVED, that the shareholders of the Company approve, on a nonbinding advisory basis, the compensation of the Company’s named executive officers disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section of the Proxy Statement for the Company’s 2025 AGM, which includes the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and other executive compensation tables and accompanying narrative discussion.”
An ordinary resolution is required to approve this proposal (i.e., by a simple majority of the votes cast being cast “For” the proposal). If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card, or if you do not name your proxy or proxies, the Proxy Holders will vote for the proposal.

Weatherford International plc — 2025 Proxy Statement	21

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
In 2024, Weatherford continued its trajectory of transformative financial and operational performance, further solidifying the substantial progress made during the past four years. The year was marked by resilient execution, despite macroeconomic and activity challenges in certain geographies, demonstrating our commitment to sustained financial improvement and shareholder value creation.
Our strategic investments in technology differentiation and targeted acquisitions strengthened our competitive position. We successfully integrated multiple acquisitions aimed at enhancing our offerings in digitalization, well intervention, and production optimization.
We also continued our commitment to the development of our people, investing in leadership and technical training programs to cultivate industry-leading talent. Through a combination of high-grading talent internally and attracting top professionals externally, we are building a workforce equipped to drive innovation, enhance operational excellence, and sustain our competitive edge in the industry.
In 2024, we launched Weatherford’s first-ever shareholder return program, introducing an expected annual dividend of $1 per share and an authorization for a three-year share repurchase program of up to $500 million.
We also made significant progress in fortifying our capital structure, reducing leverage, and enhancing liquidity—ensuring we remain well-positioned for long-term growth and shareholder value creation.
Our 2024 financial highlights include:
•Full year revenue of $5,513 million, an increase of 7% from the prior year.
•Full year operating income of $938 million, an increase of 14% from the prior year.
•Full year net income of $506 million, representing a 9.2% margin, an increase of 21% compared to the prior year.
•Full year adjusted EBITDA* of $1,382 million, representing a 25.1% adjusted EBITDA margin*, an increase of 17% or 197 basis points compared to the prior year.
•Full year cash provided by operating activities of $792 million and adjusted free cash flow* of $524 million.
•Since September, 2021, gross debt has been reduced by approximately $1 billion.
•Returned approximately $135 million to shareholders through share repurchases and dividend payments.
•2024 Credit Ratings: S&P: BB- (Positive Outlook), Fitch: BB- (Stable Outlook), and Moody’s: Ba3 (Positive Outlook).
Market Capitalization and Share Performance
As of April 10, 2025, Weatherford has demonstrated significant growth in market capitalization and share price since key milestones, reinforcing our position as a leader in the industry and a premier investment in the energy sector:
•Since CEO Girish Saligram's Appointment in the fourth quarter of 2020:
◦Market Capitalization: Increased from approximately $0.4 billion at the end of 2020 to $2.9 billion, marking an approximate increase of 625%.
•Since Nasdaq Listing on June 2, 2021:
◦Market Capitalization: Increased from approximately $0.9 billion at the end of June 2, 2021 to $2.9 billion, reflecting a growth of approximately 222%.
◦Share Price: Rose from a June 2, 2021 opening price of $13.95 per share to $40.12, marking an approximate increase of 188%.

* Adjusted EBITDA, adjusted EBITDA margin and adjusted free cash flow are non-GAAP financial measures. Please refer to Annex A for more information about these measures, as well as a reconciliation of these non-GAAP financial measures to the most closely related GAAP financial measures.

22	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Our Commitment to Pay-for-Performance
These achievements position Weatherford for its next phase of growth, with our Board maintaining a steadfast commitment to a compensation philosophy that aligns with Company and shareholder success, market competitiveness, and talent retention. Our pay-for-performance culture is embedded in our overall compensation program, ensuring executive compensation is directly tied to measurable results.
In recognition of our strong financial and operational performance, above target payouts were made under our performance-based incentive plans for 2024, reinforcing our commitment to rewarding exceptional achievements. Additionally, the launch of our shareholder return program in 2024 demonstrates our confidence in sustained value creation and our dedication to delivering long-term returns.
Executive Leadership Actions
•In Q2 2025, Anuj Dhruv joined the Company as Executive Vice President and Chief Financial Officer.
•In Q1 2025, Kristin Ruzicka was promoted to Executive Vice President, Chief Human Resources Officer & Sustainability.
•In Q1 2024, Richard D. Ward joined the Company as Executive Vice President of Global Field Operations, overseeing all Geozone operations. David Reed was promoted to Executive Vice President and Chief Commercial Officer; and Depinder Sandhu, formerly Senior Vice President Global Product Lines, was elevated to Executive Vice President Global Product Lines and Technology.
Looking Ahead
We believe Weatherford has evolved into a more efficient, technologically advanced, and strategically positioned organization. With a continued focus on innovation, operational excellence, and financial discipline, we remain committed to delivering sustained long-term value for our shareholders, fostering a high-performance culture for our employees, and driving superior outcomes for our customers globally.

Weatherford International plc — 2025 Proxy Statement	23

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers
This Compensation Discussion and Analysis (“CD&A”) describes the 2024 decisions made concerning the compensation of the Company’s Named Executive Officers (“NEOs”) listed in the table below. It also discusses our overall compensation philosophy and fundamental principles, our compensation planning and decision-making process, as well as our 2024 performance results and executive compensation outcomes.

Named Executive Officer	Position in 2024
Girishchandra K. Saligram	President, Chief Executive Officer & Director (“CEO”)
Scott C. Weatherholt	Executive Vice President, General Counsel & Chief Compliance Officer
Richard D. Ward(1)	Executive Vice President, Global Field Operations
Desmond J. Mills	Senior Vice President & Chief Accounting Officer
Former Executive Officers
Arunava Mitra(2)	Former Executive Vice President & Chief Financial Officer (“CFO”)
Charles W. Davison, Jr.(3)	Former Executive Vice President, Chief Fulfillment & Enterprise Infrastructure Officer
(1) Mr. Ward joined the Company in January 2024. (2) Mr. Mitra departed the Company on April 21, 2025. (2) Mr. Davison departed the Company on February 6, 2024.

COMPENSATION PROGRAM OVERVIEW
The Compensation & Human Resources Committee of our Board (the “Committee”) oversees our compensation program and associated plans, policies and philosophy, all of which are designed to align with our strategic initiatives, maintain competitiveness and ensure compliance with legislative and listing requirements. The Committee also reviews and considers this philosophy from time to time, with input from our independent compensation consultant Lyons, Benenson & Company Inc. (“LB&Co.”), and makes adjustments as needed.
Compensation Philosophy and Program Objectives
We have developed our compensation philosophy based on the overarching belief that compensation should:
•Attract, motivate, retain and reward the key executive and managerial talent needed for our Company to achieve its goals and objectives;
•Reflect pay-for-performance by aligning the interests of our executives and shareholders through the use of performance-based short-term cash and time- and performance-based long term equity incentive compensation;
•Promote long-term value creation and growth strategies; and
•Ensure line-of-sight toward the key performance measures that are indicative of Company profitability and gains in shareholder value.
We believe in transparency in executive compensation and have designed our program to be performance-driven, easy to understand and appropriately aligned with shareholders’ interests. To this end, our program:
•Reflects competitive market practices in both compensation plan design and compensation opportunities;
•Emphasizes absolute and relative financial results through the combination of our short- and long-term incentive plans; and
•Aligns with our strategic objectives on growth and relative performance.

24	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The following table outlines how we believe the major categories of our NEO compensation program align with our overall compensation philosophy:

Compensation Element	Description	Underlying Principle
Base Salary	•Fixed cash compensation that is predicated on responsibility, skills, experience and market alignment	•Attract and retain high caliber talent with a competitive level of stable compensation •Provide a solid foundation for a market competitive compensation package
Short-Term Incentive Plan Opportunities	•Annual cash compensation award tied to the achievement of pre-determined short-term performance goals approved annually by the Committee
•Reward achievement of corporate, business unit (where applicable), and individual NEO goals and contributions to the Company

•Promote line-of-sight toward the Company’s real-time profitability

•Motivate the achievement of quantitative performance goals

Long-Term Incentive Plan Opportunities	•Equity awards delivered to our NEOs in a combination of time-vested restricted share units (“RSUs”) and performance share units (“PSUs”)
•Reward performance that drives long-term shareholder value creation and sustained results across industry cycles and market changes

•Promote retention through an annual equity grant program with long-term vesting schedules

•Align executive and shareholder interests

Pay Mix & Overall Compensation Structure
The primary elements of our executive compensation program are base salary, short-term incentive compensation (cash) and long-term incentive compensation (equity). Our compensation structure embodies our commitment to our pay-for-performance philosophy. A meaningful portion of our NEOs’ total compensation is linked to the achievement of predetermined quantitative performance goals through our 2024 Short-Term Annual Incentive Plan (“STI Plan”) and through PSUs issued under our Long-Term Incentive Plan (“LTI Plan”).
The following graphics illustrate the mix between fixed pay (base salary) and variable pay (STI Plan and LTI Plan compensation) for our CEO and the average of our NEOs other than the CEO, in each case based on 2024 target compensation levels. Actual 2024 compensation, which is discussed later in this CD&A, varies based on actual performance.

Weatherford International plc — 2025 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS
In 2024, 89.3% of our CEO’s target compensation, and, on average, 76.8% of our other NEOs’ target compensation, was “at risk,” or not guaranteed; and 10.7% and 23.2%, respectively, was fixed in the form of base salary.

Compensation Practices & Policies
The following table presents an overview of our compensation structure and the fundamental compensation practices and policies we do and do not follow, in accordance with best practice in compensation governance.

What We Do		What We Do Not Do
✓
Pay-For-Performance — We align the interests of our executives and shareholders through the use of performance-based annual cash incentive compensation and performance-based long-term equity incentive compensation.
		✗	Automatic Salary Increases or Guaranteed Bonus Payments
✓	Double-Trigger Change in Control — A “change in control” by itself is not sufficient to trigger payments, it must also be accompanied by a qualifying termination.	✗	Income or Excise Tax Gross Ups
✓
Clawback Policies — We have a comprehensive executive officer clawback policy regarding the recoupment of incentive-based compensation in the event of a financial restatement in accordance with applicable law and Nasdaq listing requirements. We also maintain the discretionary ability to clawback incentive-based compensation if an executive engages in "detrimental activity.”
		✗	Permit Pledging & Hedging of our Securities — We maintain robust anti-pledging and anti-hedging policies that prohibit any short sale activities by our NEOs and independent directors.
✓
Share Ownership Guidelines — We maintain rigorous and competitive share ownership guidelines for directors and executive officers, including the requirement that our CEO accumulate a holding of 10 times his base salary; that our other NEOs accumulate 5 times their base salaries; and that our independent directors accumulate 8 times their annual cash retainers.
		✗	Provide Defined Benefits / Supplemental Retirement Plans
✓	Annual Risk Assessment — LB&Co. conducts an annual comprehensive risk analysis of our executive compensation program to ensure that our program does not encourage inappropriate risk-taking.	✗	No Plan Design Features that Encourage Excessive or Imprudent Risk Taking

26	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
THE COMPENSATION SETTING PROCESS
The Committee oversees our executive compensation program and reviews the design of our compensation program at least annually to assess whether any changes are indicated by market practice or best governance standards. The Committee’s Charter, which documents its authority and responsibilities, is available on the Investor Relations page on the Company’s website by clicking Company Information, Corporate Governance and then Corporate Documents.
The Role of the Compensation and Human Resources Committee
Structure of the Committee: Currently, the Committee consists of four members of the Board, each of whom qualifies as independent and non-employee directors under Nasdaq listing standards and securities laws. We recognize the value of the independent directors’ perspectives on the Board and, as such, the non-executive Chairman of the Board, though not an official member of the Committee, generally participates in all Committee meetings. In 2024, the Committee held nine meetings, the majority of which ended with an executive session without management present.
Decision Making: The primary goal of the Committee is to fulfill the Board’s oversight responsibilities related to designing, implementing and monitoring the Company’s compensation philosophy, strategy and programs. In discharging its duties and determining compensation for our executive officers, the Committee considers, among other things, each executive officer’s position, responsibilities, experience, expertise, knowledge and qualifications; market factors; the industry in which we operate and compete; recruitment and retention factors; each executive officer’s individual performance and compensation history, as well as competitive positioning relative to similarly situated executives in our peer group, and our overall compensation philosophy. The Committee also considers the recommendations of the CEO relating to executive officers, other than himself, and is supported in its work by LB&Co.
The Committee’s Compensation Setting & Performance Review & Measurement Process:

Compensation Consultant Conflict of Interest Assessment: As required by SEC rules, the Committee assessed all relevant factors and concluded that LB&Co. was independent and that the work provided by LB&Co. did not raise any conflict of interests in 2024. In making this determination, the Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) - (vi) under the Exchange Act.
CEO Compensation: The Committee reviews Mr. Saligram’s performance throughout the year, incorporating feedback directly from the Board. Based on their evaluation and input from LB&Co., the Committee then recommends to the Board the compensation of the CEO without any management input. Compensation decisions related to the CEO are approved by the non-employee members of the Board after considering the recommendation of the Committee. The CEO is not present during voting or deliberations relating to his own compensation.
2024 Peer Group and Benchmarking
The Committee reviews the potential total compensation package for each of the executive officers against a preselected peer group of companies, based on data compiled by LB&Co. The Committee uses the peer group as a reference in assessing the competitiveness of its executive compensation arrangements. The Committee augments the peer group analyses with survey data from Willis Towers Watson and Mercer.

Weatherford International plc — 2025 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS
In the third quarter of 2023 and again in the first quarter of 2024, the Committee, in consultation with LB&Co. and management, reviewed the composition of our peer group to be utilized for 2024 and determined to streamline the group with the goal of arriving at a more industry specific peer group (primarily from the Oil & Gas Drilling and Oil & Gas Equipment & Services industries) with competitive operations and financials more closely aligned with ours.

2024 PEER GROUP(1)
ChampionX Corporation	NOV Inc.
Expro Group Holdings N.V.	Oceaneering International, Inc.
Flowserve Corporation	Patterson-UTI Energy, Inc.
Halliburton Company	TechnipFMC plc
Liberty Energy Inc.	Transocean Ltd.
Nabors Industries Ltd.
(1) The following changes have been made to the peer group as compared to 2023: (i) each of Clean Harbors, Inc., Donaldson Company, Inc., Helmerich & Payne, Inc., Ingersoll Rand Inc., KBR, Inc., MasTec, Inc. and Vontier Corporation were removed; (ii) NexTier Oilfield Solutions, Inc. was removed, as it was acquired by Patterson-UTI Energy, Inc. in September 2023; and (iii) Liberty Energy Inc. was added.

We believe the companies in the 2024 peer group are within an appropriate size range, have relevant compensation practices compared to us, and compete with us for employee talent.
Shareholder Engagement & Say-on-Pay
The Committee values the input of our shareholders and takes their feedback into account when designing and approving our executive compensation programs.

28	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Elements of the 2024 Executive Compensation Program
Base Salaries
The Committee reviews base salaries at least annually, but may also do so more frequently in connection with a promotion, a significant change in the scope and responsibility of a role, or changes in market conditions.
The 2023 and 2024 base salaries for each of our NEOs are set forth in the table below, which also indicates the year-over-year percentage change. Base salaries for our NEOs were reviewed in January 2024 at which time it was determined that increases in base salaries were appropriate in light of the team’s successful contributions in 2023, as well as to remain competitive and promote retention, as detailed below.

	Base Salary
NEO	2023	2024(3)	% Change
Girishchandra K. Saligram	1,000,000	1,250,000	25.0%
Scott C. Weatherholt	475,000	500,000	5.3%
Richard D. Ward(1)		500,000
Desmond J. Mills	400,000	420,000	5.0%
Arunava Mitra	525,000	585,000	11.4%
Charles W. Davison, Jr.(2)	500,000	500,000	—%
(1) Mr. Ward joined the Company in January 2024.
(2) Mr. Davison departed the Company on February 6, 2024 and only received $51,923 of his base salary for 2024. See the 2024 Summary Compensation Table for more information on compensation actually received by Mr. Davison.
(3) Actual amounts earned for 2024 were slightly higher due to the implementation of a bi-weekly payroll schedule in January 2024. The Committee ratified the additional amounts paid. See the 2024 Summary Compensation Table for more information.

STI Plan Annual Incentive Awards
STI Plan awards are designed to reward executives for the achievement of Company and individual annual performance goals. Each year the Committee establishes a STI Plan target for each executive expressed as a percentage of their base salary.
2024 STI Plan targets, expressed as percentages of base salaries, for our NEOs are presented below:

	Short-Term Incentive Target (% of Base Salary)
NEO	2023	2024	% Change
Girishchandra K. Saligram	125%	135%	8%
Scott C. Weatherholt	90%	90%	—%
Richard D. Ward(1)		90%
Desmond J. Mills	65%	65%	—%
Arunava Mitra(2)	90%	90%	—%
Charles W. Davison, Jr.(3)	90%	90%	—%
(1) Mr. Ward joined the Company in January 2024.
(2) Mr. Mitra departed the Company on April 21, 2025, following the 2024 STI Plan payout date in the first quarter of 2025.
(3) Mr. Davison departed the Company on February 6, 2024.

STI Plan: 2024 Performance Goals
Payouts under the 2024 STI Plan were determined primarily with reference to our achievement of corporate performance goals related to adjusted EBITDA* and adjusted free cash flow*, each weighted at 30% for our NEOs other than the CEO, and each being weighted at 35% for the CEO. For our NEOs other than our CEO, their respective Geozone or function’s qualitative performance was weighted at 20% and their individual performance ratings were weighted at 20%. In the case of our CEO, his individual performance rating was weighted at 30%.
The Geozone and individual metrics take into account individual objectives that are aligned to our annual strategy and each NEO’s specific scope of responsibility. The relative weight of adjusted EBITDA* and adjusted free cash flow* reflects the Committee’s continued belief that those metrics would have the most significant affect in building our strategic and financial position for the 2024 STI Plan performance period. The introduction of the Geozone or function operations metric in 2024 illustrates the Committee’s effort to more closely align compensation with the areas of Company performance where individual NEOs can drive significant individual impact.

Weatherford International plc — 2025 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS
Consistent with prior years, the Committee continues to believe that safety is a key and overriding principle of the Company’s culture. As such, the Committee utilized a safety modifier to allow for adjustments to our STI Plan payouts based on our 2024 Health Safety and Environment (“HSE”) performance. The HSE modifier is determined in the sole discretion of the Committee based on HSE performance during the year.
The Committee set the following performance goals in the first quarter of 2024 based on the prevailing operating environment at that time and our associated business plan:

	Threshold	Target	Maximum
Adjusted EBITDA* (in millions)	$1,175	$1,350	$1,550
Adjusted Free Cash Flow* (in millions)	$350	$425	$550
Payout (as a percentage of target)	50%	100%	200%
The Committee acknowledged that the 2024 adjusted free cash flow* target was slightly below the previous year’s actual performance in order to account for the Company’s anticipated need to invest in both net working capital and capital expenditures throughout 2024.
Adjusted EBITDA. Increasing the Company’s adjusted EBITDA continued to be a key objective for 2024. Adjusted EBITDA is a non-GAAP financial measure. It represents earnings before interest, taxes, depreciation, and amortization and excludes, among other items, restructuring charges, share-based compensation expense, as well as other charges and credits.
*See Annex A to this proxy statement for a reconciliation of GAAP to Non-GAAP measures.
Adjusted Free Cash Flow. The Committee continued to believe that the adjusted free cash flow metric was important to the Company’s shareholders and generally viewed as a measure of financial success and ability to reduce debt—a key focus of the Company. In setting dollar thresholds, the Committee evaluated historical performance, as well as internal projections and expectations. Adjusted free cash flow is a non-GAAP financial measure calculated as cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from disposition of assets.
*See Annex A to this proxy statement for a reconciliation of GAAP to Non-GAAP measures.
Geozone or Function Operations. The Committee introduced a qualitative metric relative to the specific business unit that each NEO supports in an effort to recognize each NEO’s direct contribution to the Company’s success. The business units are organized by Corporate Functions, Global Product Lines, R&D Engineering, Sales, Fulfillment, or Geozone Operations. The success of the NEO’s business units is viewed as a direct contributor to the Adjusted EBITDA and Adjusted Free Cash Flow metrics for the Company.
STI Plan awards earned for a given year are typically paid in the first quarter of the following year. All NEO award payments are approved by the Committee and certified by our Chief Assurance Officer (as directed by the Audit Committee) in advance of payment.
Maximum individual awards under the STI Plan are capped at 200% of target. In the event of unforeseen developments, the Committee may adjust the STI Plan goals or the potential award payments, as the Committee deems appropriate and equitable.

30	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
2024 STI Plan Results and Payouts.
Overall financial performance exceeded the target goals established for the year, resulting in 116% achievement for adjusted EBITDA* and 179% achievement for adjusted free cash flow*, resulting in total achievement of 148%. However, in consideration of the market situation and resultant market capitalization decline in the second half of 2024, the Committee determined to cap the financial portion of the STI award payout at 100% upon the recommendation of the CEO. Additionally, while the Committee believes the Company achieved good HSE results in 2024, a -1% HSE modifier was applied to payouts for some participants to emphasize further improvement in certain Geozones.

	Threshold	Target	Maximum	Actual	% Actual	% Payout (Capped at 100%)(1)
Adjusted EBITDA (in millions)	$1,175	$1,350	$1,550	$1,382	116%	100%
Adjusted Free Cash Flow (in millions)	$350	$425	$550	$524	179%	100%
(1) As discussed above, the Committee capped the financial performance portion of the STI award payout at 100%.

NEO	Weighted Financial Metric Payout (%)	Geozone or Function Operations (%)	Individual Performance Rating Achievement (%)	HSE Modifier (%)	Payout as a % of Target	Final Payout ($)
Saligram(1)	70%	N/A	45%	-1%	114%	$1,923,750
Weatherholt	60%	20%	24%	—%	104%	$468,000
Ward	60%	14%	14%	-1%	87%	$391,500
Mills	60%	15%	24%	—%	99%	$270,270
Mitra	60%	10%	5%	—%	75%	$394,875
Davison(2)	—%	—%	—%	—%	—%	$—
(1) Mr. Saligram’s weighted financial metric payout is higher because his oversight is not limited to a distinct Geozone or function.
(2) Mr. Davison departed the Company on February 6, 2024 and did not receive a payout under the 2024 STI Plan. See “Executive Compensation Tables — 2024 Summary Compensation Table” and related footnotes for a discussion of amounts Mr. Davison received in connection with his departure.

The Committee approved 2024 STI Plan payouts to each NEO in the amounts shown in the table above. The approved amounts were paid in cash to each of the NEOs in the first quarter of 2025. The average 2024 STI Plan payout for our NEOs (other than Mr. Davison) was approximately 96% of target.
LTI Plan: 2024 Awards
Our annual equity-based long-term incentive compensation is designed to align the interests of our executives with those of our shareholders. In 2024, we sought to tie a significant portion of our NEO compensation to our financial and operational performance by designing our LTI Plan PSU metrics to include relative total shareholder return. For the awards made in January 2024, the Committee determined target LTI Plan award values for each NEO as set forth below.

	Long-Term Incentive Awards
	% of Base Salary			2024 Awards
NEO	2023	2024	% Change	RSUs	PSUs	Total
Girishchandra K. Saligram	690%	700%	1.4%	28,602	66,740	95,342
Scott C. Weatherholt	300%	310%	3.3%	6,755	10,133	16,888
Richard D. Ward(1)		250%		5,448	8,172	13,620
Desmond J. Mills	110%	125%	13.6%	5,584	2,860	8,444
Arunava Mitra(2)	330%	350%	6.1%	8,924	13,386	22,310
Charles W. Davison, Jr.(2)	275%	150%	(45.5)%	3,268	4,903	8,171
(1) Mr. Ward joined the Company in January 2024.
(2) Mr. Mitra departed the Company on April 21, 2025, and Mr. Davison departed the Company on February 6, 2024. See “Potential Payments Upon Termination or Change in Control” for more information on the treatment of equity awards upon termination.

Award Mix. LTI Plan awards are delivered as a mix of time-based RSUs and performance-based PSUs. In 2024, Mr. Saligram received 70% PSUs and 30% RSUs. All other NEOs received 60% PSUs and 40% RSUs, except for Mr. Mills, who received

Weatherford International plc — 2025 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS
an additional grant of 2,724 RSUs in recognition of his service, increasing his percentage of RSUs to 66%. The award mix is generally more heavily-weighted toward PSUs, underscoring our commitment to pay-for-performance.
Number of Units. The target number of PSUs and RSUs to each executive in 2024 was determined by dividing the target value by the volume-weighted average closing share price of our ordinary shares for the five trading days immediately preceding the grant date.
Vesting Schedules.
RSU awards generally vest in equal annual installments on each of the first three anniversaries of the grant date. Mr. Mills received an additional grant of 2,724 RSUs that will vest in full on the third anniversary of the grant date.
PSUs will vest, to the extent earned, following the conclusion of the performance period on December 31, 2026.
Performance Metrics. The PSUs are based on achievement of a specified cumulative three-year TSR, weighted at 40%, as well as adjusted EBITDA* and adjusted free cash flow* metrics, each weighted at 30%. Details regarding these performance targets are competitively sensitive information; therefore they will be disclosed only in our future SEC disclosures as the performance period is completed. No PSUs will be earned in the event that threshold levels are not achieved; 50% of PSUs awarded may be earned if threshold performance levels are achieved; 100% may be earned if target performance levels are achieved; and 200% may be earned if maximum levels of performance are achieved, with linear interpolation for any results that fall in between threshold and maximum.
* Adjusted EBITDA and adjusted free cash flow are non-GAAP financial measures. See Annex A to this proxy statement for a reconciliation of GAAP to Non-GAAP measures.
Dividend Equivalent Rights.
During 2024, the Company initiated a quarterly dividend of $0.25 per share, and the Committee determined that dividend equivalent rights apply to all outstanding equity awards in accordance with the 2019 EIP and corresponding award agreements. The dividend equivalent rights accrue on outstanding equity awards, but are not paid unless and until the underlying award vests. If an award does not vest, the accrued dividend equivalents are forfeited.
Award Timing.
The Committee does not take into account material non-public information when determining the timing or terms of equity awards, nor do we time disclosure of material non-public information for the purpose of affecting the value of executive compensation. During 2024, the Company did not grant options (or similar awards) to any NEO during any period beginning four business days before and ending one business day after the filing of any periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any current report on Form 8-K that disclosed material non-public information. More broadly, the Company has not awarded options (or similar awards) in the last three years, and no such awards are currently outstanding or expected to be made.

32	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Awards that Vested in 2024
Vesting of 2022 PSU Awards
The Committee awarded PSUs in January 2022 (the “2022 PSUs”) with a performance period running from January 1, 2022 through December 31, 2024. The 2022 PSUs vested based on actual three-year cumulative achievement of the below performance metrics:

Metric	Weight (%)	Threshold (%)	Target (%)	Maximum (%)	Actual (%)	Total Achievement (%)
Financial Objectives:
Adjusted EBITDA Margin*	35	15.7	17.0	18.1	22.6	70
Adjusted Free Cash Flow Margin*	35	2.1	2.7	3.7	9.8	70
Strategic Objectives:						42
Organizational Scalability	10	The Committee mapped and tracked progress quarterly relating to the following objectives: (i) improve the Company’s job architecture to ensure global consistency, (ii) develop a more comprehensive M&A and corporate development strategy, (iii) define and execute a nurture-fix-exit plan for each product line by country, and (iv) establish a robust operating paradigm.			180
Digital Transformation	10	The Committee periodically discussed and evaluated progress relating to the following objectives: (i) develop and execute a systems roadmap to drive simplification and efficiency across internal operations, (ii) grow digital and digital-enabled businesses to achieve specified run rates, and (iii) create a branding campaign to showcase the digital thread across all product lines.			140
ESG	10	The Committee periodically discussed and evaluated progress relating to the following objectives: (i) annually file a sustainability report, (ii) create a plan for phasing in adherence to new regulations, (iii) create a roadmap for sustainability goals and strategy, (iv) achieve improvement in specified social initiatives, and (v) define new energy platforms with a pathway to achieve new energy revenue by 2030.			100
*Adjusted EBITDA margin and adjusted free cash flow margin are non-GAAP measures. See Annex A to this proxy statement for a reconciliation of GAAP to Non-GAAP measures.

Weatherford International plc — 2025 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS
Overall financial and operational performance exceeded the target goals established for the 2022 PSUs, resulting in a payout of 182% of the target awards. In February 2025, our NEOs received the following payouts under their 2022 PSUs:

NEO	2022 PSUs Vested
Girishchandra K. Saligram	230,734
Scott C. Weatherholt	39,478
Richard D. Ward(1)	—
Desmond J. Mills	10,254
Arunava Mitra(2)	—
Charles W. Davison, Jr.(3)	—
(1) Mr. Ward joined the Company in January 2024 and therefore was not issued 2022 PSUs.
(2) Mr. Mitra joined the Company in January 2023 and therefore was not issued 2022 PSUs
(3) Mr. Davison joined the Company in September 2022 and therefore was not issued 2022 PSUs.

Vesting of WAGE Program Awards
In November 2021, Weatherford introduced the Weatherford Accelerating Growth & Efficiency Program ("WAGE Program"). This long-term incentive initiative was designed to reward the Weatherford team for transforming the Company's operational profile over a three-year period. The WAGE Program grants consisted entirely of PSUs governed by a single performance measure: sustained growth in share price. The performance measure, which we viewed as a substantial reach for the Company when the program was implemented, was achieved during 2023.

On the last trading day before the WAGE Program was implemented, the Company’s ordinary shares closed at $29.06 per share. In order to earn the WAGE PSUs at threshold, the Company had to achieve a closing share price of at least $43.00 per share and sustain that closing share price for a period of at least 45 consecutive trading days. In the event that the threshold of $43.00 per share was sustained for at least 45 consecutive trading days, the WAGE Program participants would be eligible to earn 50% of the WAGE PSUs awarded under their respective award agreements.

In order to earn the WAGE PSUs at target (which was the maximum level of achievement available under the program), the Company had to achieve a closing share price of $50.00 and sustain that closing share price for at least 45 consecutive trading days. In the event that the target metric was achieved, the WAGE Program participants would be eligible to earn 100% of the WAGE PSUs awarded under their respective agreements.

The performance goal could be achieved at any time during the performance period, which ran from January 1, 2022 through December 31, 2024; however, the shares underlying the PSUs would not vest until after the conclusion of the performance period, regardless of when the performance measure was achieved. Additionally, in order to promote retention among key executives and employees, all WAGE Program participants were required to remain employed by the Company through the end of the performance period on December 31, 2024 in order to receive full payout under the WAGE PSUs. Participants who were terminated without cause or resigned for good reason during the final year of the performance period were entitled to prorated vesting.

34	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
On February 16, 2023 the Company achieved the threshold performance metric under the WAGE Program, and on March 14, 2023, the Company achieved the target (maximum) performance metric. Accordingly, the WAGE PSUs were earned at 100%. In January 2025, following the end of the performance period, our NEOs received the following payouts under their WAGE PSUs:

NEO	WAGE PSUs Vested	Estimated Value at Target Share Price(3)	Value at 12/31/2024(4)
Girishchandra K. Saligram	237,529	$11,876,450	$17,132,967
Scott C. Weatherholt	60,570	$3,028,500	$4,368,914
Richard D. Ward(1)	—	$—	$—
Desmond J. Mills	27,102	$1,355,100	$1,954,867
Arunava Mitra	40,000	$2,000,000	$2,885,200
Charles W. Davison, Jr.(2)	11,040	$552,000	$796,315
(1) Mr. Ward joined the Company in January 2024 and therefore was not issued WAGE PSUs
(2) Mr. Davison departed the Company on February 6, 2024, during the final year of the performance period, and was entitled to a pro-rated portion of his WAGE awards.
(3) Estimated value based on $50.00 per share, the target share price of the WAGE PSUs.
(4) Value based on $71.63 per share, the closing price of our ordinary shares on December 31, 2024. The NEOs also received accrued cash dividend equivalent rights of $0.50 per share upon vesting of the WAGE PSUs.

We believe the one-time extraordinary award delivered the intended performance, both in terms of absolute value, and the “early” achievement of such significant growth in equity value (i.e., more than a full year ahead of the end of the performance period) warrant these award values.

PERQUISITES AND OTHER GENERALLY AVAILABLE BENEFITS AND COMPENSATION
From time to time, we provide our NEOs with limited perquisites and other personal benefits that we believe are reasonable and consistent with the practices of our peer group. Our NEOs are also eligible for Company-wide benefits on the same basis as other full-time employees in the countries in which the NEOs are employed. Each of our NEOs is employed in the United States, and as such, these benefits include the right to participate in a 401(k) plan, life insurance premiums, and health, medical and welfare programs. The Company does not consider the financial value of these benefits to be material within the context of the NEOs’ overall compensation packages. Additionally, each NEO is entitled to severance benefits under our Amended and Restated Executive Severance Plan and our Third Amended and Restated Change in Control Severance Plan, each as described below.
The Company offers financial planning assistance for our vice presidents, senior vice presidents and executive vice presidents, including the NEOs, and executive health screenings for certain managerial level employees, including NEOs. Additionally, because the Committee believes the safety and security of our leadership is of the utmost importance to the Company and its shareholders, the Company provided physical and cyber security benefits to our NEOs in 2024. Utilization of these benefits is at the discretion of the individual NEO.
The amounts of these perquisites are shown in the 2024 Summary Compensation Table and the related footnotes. The Company considers these programs to be for the benefit of the Company because they encourage executives to proactively manage their health, security and complex financial/tax situations, thereby enabling them to focus on the business.

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COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SEVERANCE PLAN
The Weatherford International plc Amended and Restated Executive Severance Plan adopted by the Board (the “Executive Severance Plan”) covers certain executive officers selected by the Committee, including our NEOs. Under the Executive Severance Plan, participants will receive severance payments and benefits if they experience a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Executive Severance Plan). Upon such a termination, participants will be eligible to receive:
•an amount equal to (i) one and a half times for the CEO or (ii) one times for other participants (including Messrs. Mitra, Weatherholt, Ward, Mills and Davison) the sum of (x) participant’s base salary in effect up to and including the termination date, and (y) the participant’s target bonus, and provided that the amounts in (x) and (y) shall be annualized for any period of employment that is less than one full year;
•a prorated target annual incentive bonus for the year of termination;
•continued health and welfare benefits for (i) one and a half years for the CEO, and (ii) one year for other participants (including Messrs. Mitra, Weatherholt, Ward, Mills and Davison);
•other severance required by law;
•up to six months of outplacement services; and
•salary and benefits accrued through the date of termination.
To participate in the Executive Severance Plan, participants must execute the Company’s form Confidentiality and Restrictive Covenant Agreement, which provides for a 12-month post-termination non-competition covenant, 12-month post-termination non-solicitation of employees covenant, and perpetual confidentiality and non-disparagement covenants.
The receipt of such severance payments and benefits is subject to the execution and non-revocation of a release of claims by the participant.
If we are obligated by law or contract to pay certain other severance pay to a participant, then the amount of severance otherwise payable to a participant will be reduced by the amount of any such other severance actually paid to the participant, but not below zero. The amount of severance, however, would not be reduced by amounts paid under any accelerated vesting, payment or settlement of equity incentive awards payable in connection with a qualifying termination or similar event under the applicable plans.

CHANGE IN CONTROL SEVERANCE PLAN
The Third Amended and Restated Weatherford International plc Change in Control Severance Plan (the “CIC Severance Plan”) covers certain executive officers selected by the Committee, including our NEOs. Under the CIC Severance Plan, participants will receive severance payments and benefits if they experience a termination of employment by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the CIC Severance Plan) in the six months prior to a “Change in Control” (as defined in the CIC Severance Plan) or within 24 months following a Change in Control while the CIC Severance Plan remains in effect. Under the CIC Severance Plan, in general, a change in control will occur if (i) another person becomes the owner of 50% or more of either the then outstanding ordinary shares of the Company or combined voting power of our shares, (ii) there is a change in a majority of the members of the then incumbent Board, or (iii) our shareholders approve a merger with another entity or other business consolidation in which our shareholders fail to own more than 50% of the combined voting power of the surviving entity. Upon such termination, participants will be eligible to receive:
•an amount equal to (i) two and a half times for the CEO; (ii) two times for participants with a title of Executive Vice President (which included Messrs. Mitra, Weatherholt, Ward and Davison) or (iii) one and one half times for other participants (which included Mr. Mills) the sum of (x) the higher of the participant’s base salary in effect immediately prior to the Change in Control or the rate of base salary in effect up to and including the termination date, and (y) the participant’s target bonus, and provided that the amounts in (x) and (y) shall be annualized for any period of employment that is less than one full year;
•a prorated target annual bonus for the year of termination;
•continued health and welfare benefits for (i) two and a half years, for the CEO; (ii) two years for participants with a title of Executive Vice President (which included Messrs. Mitra, Weatherholt, Ward and Davison), and (iii) one and one half year for other participants (which included Mr. Mills);
•other severance required by law;
•up to six months of outplacement services; and
•salary and benefits accrued through the date of termination.

36	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
To participate in the CIC Severance Plan, participants must execute the Company’s form Confidentiality and Restrictive Covenant Agreement described in “—Executive Severance Plan” above. The receipt of such severance payments and benefits is subject to the execution and non-revocation of a release of claims by the participant.
If we are obligated by law or contract to pay certain other severance pay to a participant, then the amount of severance otherwise payable to the participant will be reduced by the amount of any such other severance actually paid to the participant, but not below zero. However, the amount of severance would not be reduced by amounts paid under any accelerated vesting, payment or settlement of equity incentive awards payable in connection with a qualifying termination or similar event under the applicable plans.
CLAWBACK POLICIES
In September 2023, the Board adopted the Weatherford International plc Executive Officer Compensation Clawback Policy (the “Executive Officer Clawback Policy”) as required by new SEC rules and related Nasdaq listing standards. The Executive Officer Clawback Policy applies to the Company’s executive officers, including the NEOs, and it requires the Company to seek recovery of certain incentive compensation paid to executive officers in the event the Company restates its financial statements either (a) due to a material noncompliance with the financial reporting requirements of the Federal securities laws or (b) to correct an error that is not material to previously issued financial statements, but would result in a material misstatement if the error were left uncorrected in the current period.
Incentive compensation will be subject to recoupment if it was earned during the three years prior to the restatement and was based wholly or in part on the attainment of a financial reporting measure. The amount of incentive compensation recovered will be the portion that was in excess of what would have been earned if the compensation had been based on the restated financials.
The Executive Officer Clawback Policy may be found at www.weatherford.com by clicking on the “Investor Relations” page, then “Company Information” then “Corporate Governance,” then “Corporate Documents,” and then searching for “Clawback Policy.”
The Company’s prior clawback policy, the Amended and Restated Weatherford International plc Compensation Clawback Policy (the “General Clawback Policy”) remains in effect, and it was amended and restated to clarify the interplay between the General Clawback Policy and the Executive Officer Clawback Policy. The General Clawback Policy applies to executive officers as well as participants in the Company’s STI or LTI Plans, as the Board determined that it was in the best interest of the Company to retain a policy applicable to a broader population of employees to reinforce accountability and the Company’s pay-for-performance philosophy. The General Clawback Policy applies to a narrower universe of accounting restatements and gives the Board discretion in choosing when and how to seek recoupment.
In addition, and in line with best practices, under the General Clawback Policy, if the Board determines that a covered employee has engaged in any “Detrimental Activity” (as defined in the General Clawback Policy, and including fraud, willful misconduct, or gross negligence), or if the covered employee is in breach of any material terms of a written agreement between the Company and such person that results in a “material adverse effect” (as defined in the General Clawback Policy), the Board, in its reasonable discretion, may (i) within three years following payment or vesting of any incentive compensation, seek recoupment of all or a portion of such compensation and (ii) cancel, or otherwise cause the forfeiture of any unpaid or unvested incentive compensation then held by such covered employee that has not been earned.

Weatherford International plc — 2025 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS
RISK ANALYSIS OF OUR COMPENSATION PROGRAMS
With the assistance of LB&Co., the Committee regularly monitors and annually reviews our executive compensation program to determine whether the elements of the program are consistent with our objectives and principles. As part of this review, the Committee evaluates whether the Company’s risk management objectives are being met with respect to the executive compensation program. If the program elements are determined to be inconsistent with our objectives and principles, or if any incentives are determined to encourage risks that are reasonably likely to have a material adverse effect on the Company, then the elements will be adjusted as necessary.
Following the Committee’s annual review in 2024, it was concluded that there were no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following:

Program Attribute		Risk-Mitigating Effect
✓	The compensation mix between fixed and variable components and levels, and the balance between short-term and long-term variable compensation are reasonable and appropriate	⇾
Competitive levels of fixed compensation eliminate any day-to-day personal concerns, while variable compensation ensures our executives are appropriately motivated and rewarded both in the short and long-term

✓	The quality and reasonableness of incentive plan performance goals and payout formulas	⇾
Threshold, target and maximum performance and payout levels, funding formulas are not extreme, and goals are set within reach, thereby mitigating the likelihood of excessive risk taking in order to achieve a compensation result

✓	The nature and breadth of the performance metrics that govern incentive compensation throughout the Company	⇾	Encourages executives to avoid sacrificing short-term performance for long-term performance and vice versa
✓	The existence of clawback policies	⇾	Subjects executives to a requirement to surrender any undue incentive compensation that was paid on the basis of financial results that were required to be restated (other than as a result of a change in the applicable accounting rules or interpretations)
✓	The existence of Anti-Pledging & Anti-Hedging Policies	⇾	Ensures the alignment of interests generated by our executives’ equity holdings is not undermined by hedging or similar transactions
✓	The existence of robust share ownership guidelines	⇾	Provides a clear link between the economic interests of executives and shareholders over the long-term
✓	Use of an independent compensation consultant that performs no other services for the Company (including management)	⇾	Helps ensure advice will not be influenced by conflicts of interest

38	Weatherford International plc — 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The Committee’s current members are all independent, non-employee directors as of the date hereof. None of the current Committee members has served as an officer or employee of the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Committee reviewed the Compensation Discussion and Analysis, discussed it with management and recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Benjamin C. Duster, IV (Chair)	Steven Beringhause	Neal P. Goldman	Jacqueline C. Mutschler

Weatherford International plc — 2025 Proxy Statement	39

EXECUTIVE COMPENSATION TABLES
2024 SUMMARY COMPENSATION TABLE
This table shows the total compensation paid for the years ended December 31, 2024, 2023 and 2022 to our NEOs, calculated in accordance with SEC regulations. Information is not provided (i) for 2022 and 2023 for Mr. Ward and (ii) for 2022 for Mr. Mitra, because they were not NEOs in those years.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)	Stock Awards ($)(5)	Non-Equity (Cash) Incentive ($)(6)	All Other Compensation ($)(7)	Total ($)
Girishchandra K. Saligram	2024	1,259,615	—	11,549,276	1,923,750	45,363	14,778,004
Chief Executive Officer, President and Director	2023	1,000,000	—	7,723,345	2,400,000	77,465	11,200,810
	2022	900,000	—	6,541,693	4,784,720	15,908	12,242,321
Scott C. Weatherholt	2024	503,846	—	1,981,477	468,000	60,450	3,013,773
Executive Vice President, General Counsel and Chief Compliance Officer	2023	475,000	—	1,570,524	820,800	26,417	2,892,741
	2022	425,000	—	1,343,106	1,494,101	9,831	3,272,038
Richard D. Ward(1)	2024	494,231	—	1,598,035	391,500	41,723	2,525,489
Executive Vice President, Global Field Operations	2023
	2022
Desmond J. Mills	2024	423,231	—	906,781	270,270	49,528	1,649,810
Senior Vice President and Chief Accounting Officer	2023	400,000	—	736,473	499,200	20,765	1,656,438
	2022	360,000	5,000	475,422	434,070	13,114	1,287,606
Arunava Mitra(2)	2024	589,500	—	2,617,632	394,875	68,040	3,670,047
Former Executive Vice President and Chief Financial Officer	2023	522,813	410,000	3,916,223	907,200	33,646	5,789,882
	2022
Charles W. Davison, Jr.(3)	2024	51,923	—	958,719	—	996,603	2,007,245
Former Executive Vice President, Chief Fulfillment & Enterprise Infrastructure Officer	2023	500,000	—	1,515,359	675,000	12,965	2,703,324
	2022	120,549	—	530,750	181,688	4,001	836,988
(1)Mr. Ward was appointed as our Executive Vice President, Global Field Operations, effective January 17, 2024.
(2)Mr. Mitra served as our Executive Vice President and Chief Financial Officer from January 3, 2023 until his departure from the Company on April 21, 2025.
(3)Mr. Davison joined the Company in September 2022 and departed the Company effective February 6, 2024.
(4)NEOs earned the equivalent of 26.2 pay periods for 2024 instead of 26, reflecting the impact of the bi-weekly payroll structure implemented in January 2024. Additional amounts were ratified by the Committee.
(5)Amounts reflect values calculated in accordance with SEC rules. The NEOs may not realize any value from their equity awards and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above. For the 2024 fiscal year, in accordance with FASB ASC Topic 718, the grant date fair value of RSU awards and the portion of PSU awards subject to metrics defined solely by reference to our own operations was determined based on the closing price of our ordinary shares on the date of grant. The portion of PSU awards subject to the market performance of our shares was determined using a Monte Carlo simulation model.
The fair value of PSUs with a performance condition based on the market performance of our shares (“market condition”) incorporates the likelihood of achieving the market condition. However, there is not market data to determine whether PSUs with a performance condition defined solely by reference to our own operations (“performance condition”) will be achieved. For PSUs with a performance condition, we have assessed the likelihood that these PSUs will payout based upon target achievement. The table below shows the hypothetical grant date fair value of 2024 awards assuming the highest level of performance (maximum) is achieved.

Named Executive	PSUs with Market Condition ($)	PSUs with Performance Condition ($)	All PSUs at Maximum Payout ($)	All RSUs ($)	All Awards at Maximum Payout ($)
Saligram	4,141,884	9,409,539	13,551,423	2,702,889	16,254,312
Weatherholt	628,823	1,428,678	2,057,501	638,348	2,695,849
Ward	507,185	1,152,107	1,659,292	514,836	2,174,128
Mills	177,492	403,226	580,718	527,688	1,108,406
Mitra	830,673	1,887,359	2,718,032	843,318	3,561,350
Davison	304,249	691,311	995,560	308,826	1,304,386

(6) Amounts reflect cash payments under our 2024 STI Plan. (7) All Other Compensation for 2024 consists of the following:

40	Weatherford International plc — 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

Named Executive	401(k) Match ($)(1)	Life Insurance Premium ($)	Relocation & Geographic Differential ($)	Severance ($)(2)	Security ($)(3)	Financial Consulting and Health Screenings ($)	Total ($)
Saligram	13,800	4,085	—	—	12,478	15,000	45,363
Weatherholt	13,800	1,553	—	—	27,947	17,150	60,450
Ward	8,619	2,976		—	27,457	2,671	41,723
Mills	13,800	1,649	—	—	28,079	6,000	49,528
Mitra	13,800	2,342	39,748	—	—	12,150	68,040
Davison	2,077	481	—	994,045	—	—	996,603
(1)Amounts shown represent the Company contributions to the U.S. 401(k) plan for each of the NEOs.
(2)Amounts shown were received by Mr. Davison under the Company’s Executive Severance Plan. See “Compensation Discussion and Analysis--Executive Severance Plan” above for a description of our severance policy.
(3)Amounts shown include physical security and cyber protection services provided at the NEO’s personal residence. Amounts include initial installation costs for Messrs. Weatherholt, Ward and Mills.

Weatherford International plc — 2025 Proxy Statement	41

EXECUTIVE COMPENSATION TABLES
GRANTS OF PLAN-BASED AWARDS
The following table provides information regarding plan-based awards granted in 2024 to the NEOs.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Restricted Shares/Units	Grant Date Fair Value of Share Awards
			Threshold	Target	Maximum	Threshold	Target	Maximum
Girishchandra K. Saligram	18-Jan	(2)	843,750	1,687,500	3,375,000
	18-Jan	(3)				33,370	66,740	133,480		8,846,387
	18-Jan	(4)							28,602	2,702,889
Scott C. Weatherholt	18-Jan	(2)	225,000	450,000	900,000
	18-Jan	(3)				5,066	10,133	20,266		1,343,129
	18-Jan	(4)							6,755	638,348
Richard D. Ward	18-Jan	(2)	225,000	450,000	900,000
	18-Jan	(3)				4,086	8,172	16,344		1,083,199
	18-Jan	(4)							5,448	514,836
Desmond J. Mills	18-Jan	(2)	136,500	273,000	546,000
	18-Jan	(3)				1,430	2,860	5,720		379,093
	18-Jan	(4)							2,860	270,270
	18-Jan	(5)							2,724	257,418
Arunava Mitra	18-Jan	(2)	263,250	526,500	1,053,000
	18-Jan	(3)				6,693	13,386	26,772		1,774,314
	18-Jan	(4)							8,924	843,318
Charles W. Davison, Jr.	18-Jan	(2)	225,000	450,000	900,000
	18-Jan	(3)				2,451	4,903	9,806		649,893
	18-Jan	(4)							3,268	308,826
(1)Includes PSUs granted during 2024 under the 2019 EIP that may be earned if performance conditions are met. The number of shares earned will be determined based on the achievement of the specified performance metrics over the three-year performance period beginning January 1, 2024 and ending December 31, 2026. No PSUs will be earned in the event that threshold levels are not achieved; 50% of PSUs awarded may be earned if threshold performance levels are achieved; 100% may be earned if target performance levels are achieved; and 200% may be earned if maximum levels of performance are achieved, with linear interpolation for any results that fall in between threshold and maximum.
(2)Represents potential payments for the year ended December 31, 2024 under the terms of the 2024 STI Plan. See “Elements of Our 2024 Executive Compensation Program — STI Plan Annual Incentive Awards” in the CD&A section of this Proxy Statement for more information.
(3)Represents PSUs granted to the applicable NEO during 2024 under the 2019 EIP. The portion of PSU awards subject to metrics defined solely by reference to our own operations was determined based on the closing price of our ordinary shares on the date of grant in accordance with FASB ASC Topic 718. The portion of PSU awards subject to the market performance of our ordinary shares is based on a fair value price derived via the Company’s Monte Carlo simulation model in accordance with FASB ASC Topic 718.
(4)Represents RSUs granted to the applicable NEO during 2024 under the 2019 EIP. These shares vest in three equal installments on each of January 18, 2025, 2026 and 2027. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant in accordance with FASB ASC Topic 718.
(5)Represents RSUs granted to the applicable NEO during 2024 under the 2019 EIP. These shares will vest in full on January 18, 2027. The grant date fair value of each award is based on the closing share price of the Company’s ordinary shares on the date of grant in accordance with FASB ASC Topic 718.

42	Weatherford International plc — 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES
OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2024
The following table provides information about the number of outstanding equity awards held by our NEOs on December 31, 2024.

	Stock Awards
Name	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Girishchandra K. Saligram	28,173	(2)	2,032,118
	25,724	(3)	1,855,472
				90,036	(4)	6,494,297
	28,602	(5)	2,063,062
				33,370	(6)	2,406,978
Scott C. Weatherholt	7,230	(2)	521,500
	7,083	(3)	510,897
				15,938	(4)	1,149,608
	6,755	(5)	487,238
				5,067	(6)	365,483
Richard D. Ward	5,448	(5)	392,964
				4,086	(6)	294,723
Desmond J. Mills	2,817	(2)	203,190
	2,734	(3)	197,203
				4,101	(4)	295,805
	2,860	(5)	206,292
				1,430	(6)	103,146
	2,724	(7)	196,482
Arunava Mitra	8,612	(3)	621,184
				19,377	(4)	1,397,663
	8,924	(5)	643,688
				6,693	(6)	482,766
Charles W. Davison, Jr.(8)	—		—	—		—
(1)To determine Market or Payout Value, the closing price of our ordinary shares on the last trading day of 2024, $71.63, plus $0.50 for accrued dividend equivalent rights.
(2)Includes the final tranche of the 2022 RSUs, which vested in full on January 18, 2025.
(3)Includes the second and third tranches of the 2023 RSUs, which vest in equal installments on January 18, 2025 and January 18 2026.
(4)2023 PSUs are eligible to vest on December 31, 2025 subject to the attainment of applicable performance objectives. The number of shares or units and the payout value reported are based upon achieving the target performance level, which is 100% of the PSUs granted.
(5)2024 RSUs vest in equal installments on January 18, 2025, 2026 and 2027.
(6)2024 PSUs are eligible to vest on December 31, 2026 subject to the attainment of applicable performance objectives. The number of shares or units and the payout value reported are based upon achieving the threshold performance level, which is 50% of the PSUs granted.
(7)Additional 2024 RSUs vest in full on January 18, 2027.
(8)Mr. Davison departed the Company effective February 6, 2024, triggering the forfeiture of 13,960 WAGE PSUs, 15,378 2023 PSUs and 4,903 2024 PSUs as well as the immediate vesting of 11,040 WAGE Program PSUs and 10,102 RSUs. Of these vested units 11,040 WAGE PSUs were distributed to Mr. Davison on January 2, 2025, and 4,507 RSUs were distributed on January 18, 2025. 4,506 RSUs and 1,089 RSUs are expected to be distributed on January 18, 2026 and January 18, 2027, respectively.

Weatherford International plc — 2025 Proxy Statement	43

EXECUTIVE COMPENSATION TABLES
OPTION EXERCISES AND SHARES VESTED IN 2024
The following table provides information about equity awards that vested, and the value realized on vesting by our NEOs during 2024.

	Share Awards
Name	Number of Shares/Units Acquired on Vesting (#)		Value Realized On Vesting ($)(1)
Girishchandra K. Saligram	509,297	(2)	37,653,523
Scott C. Weatherholt	110,820	(3)	8,234,416
Richard D. Ward	—		—
Desmond J. Mills	41,540	(4)	3,089,877
Arunava Mitra	44,306	(5)	3,292,117
Charles W. Davison, Jr.	24,560	(6)	2,176,943
(1)Calculated by multiplying the number of ordinary shares by the closing price of our ordinary shares on the date of vest, plus the amount of corresponding dividend equivalent rights paid in cash upon vesting. The vest date marks the time when the awards are no longer at risk of forfeiture, which was December 31, 2024 for the WAGE PSUs and the 2022 PSUs. The WAGE PSUs and 2022 PSUs were not distributed until January 2, 2025 and February 6, 2025, respectively, following the Committee’s certification of the relevant performance results.
(2)Includes 41,034 RSUs vested on January 18, 2024, 237,529 WAGE Program PSUs vested on December 31, 2024 and 230,734 2022 PSUs vested on December 31, 2024.
(3)Includes 10,772 RSUs vested on January 18, 2024, 60,570 WAGE Program PSUs vested December 31, 2024, and 39,478 2022 PSUs vested December 31, 2024.
(4)Includes 4,184 RSUs vested on January 18, 2024, 27,102 WAGE Program PSUs vested December 31, 2024, and 10,254 2022 PSUs vested December 31, 2024.
(5)Includes 4,306 RSUs vested on January 18, 2024, and 40,000 WAGE Program PSUs vested on December 31, 2024.
(6)Includes 3,418 RSUs vested on January 18, 2024, as well as 11,040 WAGE Program PSUs and 10,102 RSUs that vested in connection with Mr. Davison’s departure from the Company on February 6, 2024. Of these vested units 11,040 WAGE PSUs were distributed to Mr. Davison on January 2, 2025, and 4,507 RSUs were distributed on January 18, 2025. The remaining 4,506 RSUs and 1,089 RSUs are expected to be distributed on January 18, 2026 and January 18, 2027, respectively.

44	Weatherford International plc — 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The following table lists the compensation and benefits that Weatherford would provide to our current NEOs in various scenarios involving a termination of employment or upon a change of control. It is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change of control. Compensation and benefits generally available to salaried employees are not included in the below. As described previously in this Proxy Statement, all NEOs are covered under our Executive Severance Plan and CIC Severance Plan. The following summary is qualified in its entirety by the terms of the applicable Executive Severance Plan, CIC Severance Plan and the 2019 EIP, each as in effect as of December 31, 2024, and the applicable individual award agreements entered into with each NEO.

Termination / Change in Control Scenarios
	Retirement, Resignation or Termination with Cause	Death or Disability	Termination without Cause or Resignation for Good Reason		Change in Control without Termination of Employment	Change in Control with Termination without Cause or Resignation for Good Reason
Compensation Elements	All NEOs	All NEOs	CEO	NEOs other than CEO	All NEOs	CEO	NEOs other than CEO
Base Salary	Paid through date of termination(1)	Paid through date of termination(1)	Paid through date of termination	Paid through date of termination	Continues	Paid through date of termination	Paid through date of termination
Cash Severance	Forfeited(1)	None(1)
(a) 1.5x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date

(a) 1.0x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date
None
(a) 2.5x the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date(2)

(a) 2.0x (1.5x for Mr. Mills) the sum of the Base Salary plus Annual Bonus at target; and (b) the target Annual Bonus for the current fiscal year prorated for the number of days in the current fiscal year through the termination date(2)

STI Plan – 2024 Short-Term Cash Incentive Compensation	Forfeited(3)	Forfeited(3)	Forfeited, except that a Participant who is terminated without cause after the end of the plan year but prior to the relevant payment date will be entitled to payment(3)	Forfeited, except that a Participant who is terminated without cause after the end of the plan year but prior to the relevant payment date will be entitled to payment(3)	Continues(3)	Forfeited, except that a Participant who is terminated without cause after the end of the plan year but prior to the relevant payment date will be entitled to payment(3)	Forfeited, except that a Participant who is terminated without cause after the end of the plan year but prior to the relevant payment date will be entitled to payment(3)
2022 RSUs	Forfeited	Immediate acceleration and vesting	Pro-rated vesting of next unvested tranche	Pro-rated vesting of next unvested tranche	No accelerated vesting	Immediate acceleration and vesting	Immediate acceleration and vesting
2023 RSUs	Forfeited	Immediate acceleration and vesting	Continues	Continues	Continues	Immediate acceleration and vesting	Immediate acceleration and vesting
2023 PSUs	Forfeited	Vest at the end of the Performance Period based on actual performance
Forfeited if termination occurs prior to third year of the Performance Period; if termination occurs during the third year of the Performance Period, a pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance

Forfeited if termination occurs prior to third year of the Performance Period; if termination occurs during the third year of the Performance Period, a pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance
Continues
If during the first 12 months after the grant date, vests at Target; if 12 months after the grant date, vests at the greater of Target or actual achievement of the Performance Goals through the date of the Change in Control

If during the first 12 months after the grant date, vests at Target; if 12 months after the grant date, vests at the greater of Target or actual achievement of the Performance Goals through the date of the Change in Control

Weatherford International plc — 2025 Proxy Statement	45

EXECUTIVE COMPENSATION TABLES

Termination / Change in Control Scenarios
	Retirement, Resignation or Termination with Cause	Death or Disability	Termination without Cause or Resignation for Good Reason		Change in Control without Termination of Employment	Change in Control with Termination without Cause or Resignation for Good Reason
Compensation Elements	All NEOs	All NEOs	CEO	NEOs other than CEO	All NEOs	CEO	NEOs other than CEO
2024 RSUs	Forfeited, except in the case of qualifying retirements(4)	Immediate acceleration and vesting	Continues	Continues	Continues	Immediate acceleration and vesting	Immediate acceleration and vesting
2024 PSUs	Forfeited, except in the case of qualifying retirements(4)	Vest at the end of the Performance Period based on actual performance
Forfeited if termination occurs prior to third year of the Performance Period; if termination occurs during the third year of the Performance Period, a pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance

Forfeited if termination occurs prior to third year of the Performance Period; if termination occurs during the third year of the Performance Period, a pro-rated portion of the Award shall remain eligible to vest at the end of the Performance Period based on actual performance
Continues
If during the first 12 months after the grant date, vests at Target; if 12 months after the grant date, vests at the greater of Target or actual achievement of the Performance Goals through the date of the Change in Control(4)

If during the first 12 months after the grant date, vests at Target; if 12 months after the grant date, vests at the greater of Target or actual achievement of the Performance Goals through the date of the Change in Control(4)

Health, Welfare and Other Benefits	None	None	18 months of continued dental and health benefits; outplacement services for a period of 6 months	12 months of continued dental and health benefits; outplacement services for a period of 6 months	Continues	2.5 years of continued dental and health benefits; outplacement services for a period of 6 months	2 years (1 year for Mr. Mills) of continued dental and health benefits; outplacement services for a period of 6 months
(1)Under the Executive Severance Plan, benefits are only payable in the event of a “Qualifying Termination” which is defined as a termination by the Company without “Cause” or by the participant for “Good Reason” (each as defined in the Executive Severance Plan).
(2)Under the terms of the CIC Severance Plan, “Annual Bonus” is defined as the NEO’s annual bonus under the then-current non-equity incentive compensation plan.
(3)An NEO must be continuously employed by the Company on the payment date in order to receive a payment under our STI Plans; except that a participant who is terminated without Cause after the end of the plan year but before the relevant payment date is entitled to payment.
(4)2024 RSUs and 2024 PSUs will continue to vest following a participant’s voluntarily retirement more than 11 months following the Grant Date, after attainment of the age of 60, with at least ten years of service to the Company and at least six months prior written notice to the Company.

46	Weatherford International plc — 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES
ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
The table below describes the value of compensation and benefits payable to each current NEO upon termination that would exceed the compensation or benefits generally available to salaried employees. Benefits and payments are calculated assuming the triggering event occurred on December 31, 2024, and using the closing market price of our ordinary shares as of that date. For Mr. Davison, who departed his role prior to December 31, 2024, the information in the table reflects the actual payments made in connection with his termination on February 6, 2024.
The following includes the various types of circumstances that would trigger payments and benefits under plans, agreements and arrangements currently in effect. Reasonable estimates are provided where appropriate. It is always possible that different arrangements could be negotiated in connection with an actual termination of employment or change of control. A “—” indicates either that there is no amount payable to the NEO, or the amount payable is generally available for both the NEOs and all salaried employees.

	Hypothetical Event
Girishchandra K. Saligram	Retirement or Resignation	Death or Disability	Termination without Cause or for Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or for Good Reason
Cash Severance (1)	—	—	$6,093,750	—	$9,031,250
STI Plan Cash Incentive Compensation (2)	—	—	—	—	—
2022 RSUs (3)(7)	—	$2,032,118	$1,932,178	—	$2,032,118
2023 RSUs(4)(7)	—	$1,855,472	$1,855,472	—	$1,855,472
2023 PSUs(5)(7)	—	$6,494,297	—	—	$6,494,297
2024 RSUs(4)(7)	—	$2,063,062	2,063,062	—	$2,063,062
2024 PSUs(6)(7)	—	$4,813,956	—	—	$4,813,956
Welfare and Other Benefits	—	$—	$23,577	—	$39,295
Total	—	$17,258,905	$11,968,039	—	$26,329,450
(1)Under the Executive Severance Plan, an NEO is only eligible for severance payments in the event his employment is terminated by the Company without Cause or by the NEO for Good Reason.
(2)Under the STI Plan, an NEO forfeits any rights to a payment if his employment with the Company terminates for any reason on or prior to December 31, 2024, the final date of the plan year.
(3)2022 RSUs will accelerate and vest in the event of Death or Disability (as defined in the 2019 EIP) or a Qualifying Termination in connection with a Change in Control (“Change in Control Termination”). In the event of a Termination without Cause or for Good Reason without a Change in Control (as defined in the 2019 EIP), a pro-rated portion of the next unvested tranche will accelerate and vest.
(4)2023 RSUs and 2024 RSUs will accelerate and vest in the event of Death or Disability or a Change in Control Termination. In the event of a Termination without Cause or for Good Reason without a Change in Control, all unvested 2023 and 2024 RSUs shall become vested on each vesting date as if the Participant had not incurred a termination of service prior to the applicable vesting date.
(5)2023 PSUs will vest at the end of the performance period based on actual performance in the event of Death or Disability. In the case of Termination without Cause or for Good Reason, there is no amount reflected because those awards are only prorated after January 1, 2025. In the case of a Change in Control with a Termination without Cause or for Good Reason after January 18, 2024, then awards vest at the greater of target or actual achievement of the performance goals. Amounts reflect vesting at target, as actual achievement of the performance goals as of December 31, 2024 was less than target.
(6)2024 PSUs will vest at the end of the performance period based on actual performance in the event of Death or Disability. In the case of Termination without Cause or for Good Reason, there is no amount reflected because those awards are only prorated after January 1, 2026. In the case of a Change in Control with a Termination without Cause or for Good Reason prior to January 18, 2025, then awards vest at target achievement of the performance goals. Amounts reflect vesting at target because the hypothetical termination date is prior to January 18, 2025 and actual achievement of the performance goals as of December 31, 2024 was less than target.
(7)Equity awards are valued using the closing price of our ordinary shares on the last trading day of 2024, $71.63, plus $0.50 for accrued dividend equivalent rights.

Weatherford International plc — 2025 Proxy Statement	47

EXECUTIVE COMPENSATION TABLES

	Hypothetical Event
Arunava Mitra	Retirement or Resignation	Death or Disability	Termination without Cause or for Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or for Good Reason
Cash Severance (1)	—	—	$1,638,000	—	$2,749,500
STI Plan Cash Incentive Compensation (2)	—	—	—	—	—
2022 RSUs(3)(7)	—	—	—	—	—
2023 RSUs(4)(7)	—	$621,184	$621,184	—	$621,184
2023 PSUs(5)(7)	—	$1,397,663	—	—	$1,397,663
2024 RSUs(4)(7)	—	$643,688	$643,688	—	$643,688
2024 PSUs(6)(7)	—	$965,532	—	—	$965,532
Welfare and Other Benefits	—	—	$15,718	—	$31,436
Total	—	$3,628,067	$2,918,590	$—	$6,409,003
For footnotes, see table for Mr. Saligram, above. The above table references hypothetical payments and benefits. Mr. Mitra departed the Company on April 21, 2025, and any actual severance paid to Mr. Mitra in connection with his departure will be disclosed in our 2026 proxy statement.

	Hypothetical Event
Scott C. Weatherholt	Retirement or Resignation	Death or Disability	Termination without Cause or for Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or for Good Reason
Cash Severance (1)	—	—	$1,400,000	—	$2,350,000
STI Plan Cash Incentive Compensation (2)	—	—	—	—	—
2022 RSUs(3)(7)	—	$521,500	$495,852	—	$521,500
2023 RSUs(4)(7)	—	$510,897	$510,897	—	$510,897
2023 PSUs(5)(7)	—	$1,149,608	—	—	$1,149,608
2024 RSUs(4)(7)	—	$487,238	$487,238	—	$487,238
2024 PSUs(6)(7)	—	$730,893	—	—	$730,893
Welfare and Other Benefits	—	—	$15,718	—	$31,436
Total	—	$3,400,136	$2,909,705	$—	$5,781,572
For footnotes, see table for Mr. Saligram, above.

	Hypothetical Event
Richard D. Ward	Retirement or Resignation	Death or Disability	Termination without Cause or for Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or for Good Reason
Cash Severance (1)	—	—	$1,400,000	—	$2,350,000
STI Plan Cash Incentive Compensation (2)	—	—	—	—	—
2022 RSUs(3)(7)	—	—	—	—	—
2023 RSUs(4)(7)	—	—	—	—	—
2023 PSUs(5)(7)	—	—	—	—	—
2024 RSUs(4)(7)	—	$392,964	$392,964	—	$392,964
2024 PSUs(6)(7)	—	$589,446	—	—	$589,446
Welfare and Other Benefits	—	—	$15,718	—	$31,436
Total	—	$982,410	$1,808,682	—	$3,363,846
For footnotes, see table for Mr. Saligram, above.

48	Weatherford International plc — 2025 Proxy Statement

EXECUTIVE COMPENSATION TABLES

	Hypothetical Event
Desmond J. Mills	Retirement or Resignation	Death or Disability	Termination without Cause or for Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or for Good Reason
Cash Severance (1)	—	—	$966,000	—	$1,312,500
STI Plan Cash Incentive Compensation (2)	—	—	—	—	—
2022 RSUs(3)(7)	—	$203,190	$193,197	—	$203,190
2023 RSUs(4)(7)	—	$197,203	$197,203	—	$197,203
2023 PSUs(5)(7)	—	$295,805	—	—	$295,805
2024 RSUs(4)(7)	—	$402,773	$402,773	—	$402,773
2024 PSUs(6)(7)	—	$206,292	—	—	$206,292
Welfare and Other Benefits	—	—	$15,718	—	$15,718
Total	—	$1,305,263	$1,774,891	—	$2,633,481
For footnotes, see table for Mr. Saligram, above.

	Actual Severance(1)
Charles W. Davison, Jr.	Retirement or Resignation	Death or Disability	Termination without Cause or for Good Reason	Change in Control without Termination	Change in Control with Termination without Cause or for Good Reason
Cash Severance	—	—	987,500	—	—
STI Plan Cash Incentive Compensation	—	—	—	—	—
2022 RSUs	—	—	—	—	—
2023 RSUs	—	—	$599,273	—	—
2023 PSUs	—	—	—	—	—
2024 RSUs	—	—	$286,571	—	—
2024 PSUs	—	—	—	—	—
Welfare and Other Benefits	—	—	$6,545	—	—
Total	—	—	$1,879,889	—	—
(1) Reflects the actual severance paid to Mr. Davison in connection with his qualifying termination on February 06, 2024.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024, about the number of shares to be issued upon vesting or exercise of outstanding equity awards as well as the number of shares remaining available for issuance under our equity compensation plan, without giving effect to the increase discussed below in Agenda Item 4.

Equity Compensation Plan Information
Plan Category (Shares in thousands)	Numbers of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans(3)
Equity compensation plan approved by shareholders(4)	2,993	N/A	2,014
Equity compensation plans not approved by shareholders	—	N/A	—
(1) Including shares that could potentially be issued if maximum performance metrics were achieved.
(2) Outstanding rights include RSUs and PSUs that do not have exercise prices and are excluded from the calculation of weighted-average exercise price in the second column of this table.
(3) Excluding shares reflected in the first column of this table.
(4) The 2019 EIP was originally approved by our shareholders in connection with our emergence from bankruptcy in December of 2019, and was last amended and restated on January 18, 2023. See Agenda Item 4 for a proposal to approve the amendment and restatement of the 2019 EIP to increase the number of shares that can be issued under such plan.

Weatherford International plc — 2025 Proxy Statement	49

PAY RATIO
2024 CEO PAY RATIO DISCLOSURE
Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are required to disclose the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees, excluding our CEO (the “Pay Ratio Rule”).
Pay Ratio Calculation Method:
Because the Pay Ratio Rule for identifying the median employee allows companies to elect from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates along with factors that impact our Company’s pay ratio such as our global workforce, varied currency exchange rates, etc. the pay ratio reported by other companies may not be comparable to the pay ratio for our Company.
Because our employee population and compensation structure has not materially changed, we are using the same median employee we identified for our 2024 proxy statement.
For 2024, for purposes of the Pay Ratio Rule, the total compensation of Mr. Saligram, our President and CEO, was $14,778,004 and the median employee’s total annual compensation was $46,234. The resulting ratio of our CEO’s pay to our median employee’s pay for fiscal year 2024 is 320:1.

50	Weatherford International plc — 2025 Proxy Statement

PAY VERSUS PERFORMANCE
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC regulations, the following table sets forth required information regarding the relationship between “compensation actually paid” to our NEOs, calculated in accordance with SEC regulations, and the Company’s financial performance for fiscal years 2024, 2023, 2022, 2021 and 2020. For information regarding decisions made by our Compensation and Human Resources Committee with respect to executive compensation, refer to “Compensation Discussion & Analysis” above:

					Value of $100
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3)	Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)	Net Income (Loss) (in millions)(5)	Adjusted Free Cash Flow (in millions)(6)
2024	$14,778,004	$(5,999,694)	$2,573,273	$(163,813)	559	161	$506	$524
2023	$11,200,810	$50,496,414	$2,951,630	$7,209,890	$764	$135	$417	$651
2022	$12,242,321	$50,156,845	$2,342,015	$4,919,833	$398	$130	$26	$299
2021	$12,591,069	$48,256,831	$3,145,491	$8,198,482	$216	$95	$(450)	$278
2020
Saligram	$1,726,277	$2,926,273	$836,063	$836,063	$—	$—	$(1,921)	$78
Blanchard	$3,883,040	$3,883,040
Garcia	$996,695	$736,919
McCollum	$5,763,239	$5,763,239
(1)For 2021, 2022, 2023 and 2024, the dollar amounts are the amounts of total compensation for our PEO, Mr. Saligram, in the Summary Compensation Table. Mr. Saligram served as the PEO in each of those years. For 2020, we have separately listed out each individual who served as our PEO during the course of the year, even if on an interim basis. Mark McCollum was our PEO until his departure from the Company on June 7, 2020. Karl Blanchard and Christian Garcia were appointed to the Office of PEO upon Mr. McCollum’s departure. Mr. Garcia resigned from the Office of PEO on June 16, 2020 at which time Mr. Blanchard became our Interim PEO and Mr. Garcia departed from the Company on August 5, 2020. Mr. Saligram joined the Company on October 12, 2020 as our PEO and Mr. Blanchard resumed his prior duties as our Chief Operating Officer. We have listed each of these individual’s total compensation for 2020 as reported in the Summary Compensation Table for 2020.

(2) The dollar amounts reported represent the amount of “compensation actually paid,” as computed in accordance with SEC regulations. The dollar amounts do not reflect the actual amounts of compensation paid to our PEO or other NEOs during the applicable year, but also include (i) the year-end value of equity awards granted during the reported year and (ii) the change in the value of equity awards that were unvested at the end of the prior year, measured through the date the equity awards vested or were forfeited, or through the end of the reported fiscal year. We do not offer our NEOs pensions, so there are no adjustments for pension-related costs that would otherwise be required by SEC regulations.
To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for PEO	Deduct Reported Value of Equity Awards for PEO	Add Fair Value of Current Year Equity Awards for PEO	Add Change in Fair Value of Prior Year Equity Awards Unvested at Year End for PEO	Add Fair Value as of Vesting Date for Awards Granted and Vested in the Current Year for PEO	Add Change in Fair Value of Prior Year Equity Awards Vested During the Current Year for PEO	Compensation Actually Paid to PEO
2024	$14,778,004	$(11,549,276)	$6,110,042	$(4,656,330)	—	$(10,682,134)	$(5,999,694)
2023	$11,200,810	$(7,723,345)	$15,592,059	$29,336,167	—	$2,090,723	$50,496,414
2022	$12,242,321	$(6,541,693)	$10,759,142	$11,178,114	—	$22,518,961	$50,156,845
2021	$12,591,069	$(9,296,759)	$40,526,942	$2,454,230	—	$1,981,349	$48,256,831
2020
Saligram	$1,726,277	$(833,896)	$2,033,892	—	—	—	$2,926,273
Blanchard	$3,883,040	—	—	—	—	—	$3,883,040
Garcia	$996,695	$(389,658)	—	—	$129,882	—	$736,919
McCollum	$5,763,239	—	—	—	—	—	$5,763,239

(3) For 2024, our non-PEO NEOs were Messrs. Mitra, Weatherholt, Ward, Mills and Davison. For 2023, our non-PEO NEOs were Messrs. Mitra, Weatherholt, Mills, Mongrain and Davison. For 2022, our non-PEO NEOs were Messrs. Jennings, Weatherholt, Mongrain, Davison and Mills. The amounts for Mr. Jennings include his compensation through his departure from the Company on July 31, 2022 and amounts owed in connection with his separation of employment. The amounts for Mr. Davison include his compensation actually received after joining the Company on September 30, 2022. For 2021, the non-PEO NEOs were Messrs. Jennings, Weatherholt, Mongrain, Mills and Blanchard. The amounts for Mr. Blanchard include his compensation actually received and certain payments made to him upon his retirement from the Company on February 26, 2021. For 2020, the non-PEO NEOs were Messrs. Jennings and Weatherholt as well as Mark Swift, Stuart Fraser and Frederico Justus.
To calculate the amounts in the “Compensation Actually Paid to non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) our non-PEO NEOs’ “Total” compensation as reported in the Summary Compensation Table:

Weatherford International plc — 2025 Proxy Statement	51

PAY VERSUS PERFORMANCE DISCLOSURE

Year	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Deduct Average Reported Value of Equity Awards for Non-PEO NEOs	Add Average Fair Value of Current Year Equity Awards for Non-PEO NEOs	Add Average Change in Fair Value of Prior Year Equity Awards Unvested at Year End for Non-PEO NEOs	Add Average Fair Value as of Vesting Date for Awards Granted and Vested in the Current Year	Add Average Change in Fair Value of Prior Year Equity Awards Vested During the Current Year for Non-PEO NEOs	Add Average Fair Value at end of Prior Fiscal Year of Awards that failed to Meet Vesting Requirements in Current Year	Average Compensation Actually Paid to Non-PEO NEOs
2024	$2,573,273	$(1,612,529)	$804,356	$(432,777)	$57,314	$(876,639)	$(676,811)	$(163,813)
2023	$2,951,630	$(1,692,311)	$3,348,573	$2,506,519	$—	$95,480	$—	$7,209,890
2022	$2,342,015	$(1,022,677)	$1,083,690	$968,174	$27,886	$2,444,554	$(923,809)	$4,919,833
2021	$3,145,491	$(1,825,841)	$6,878,832	—	$—	—	—	$8,198,482
2020	$836,063	—	—	—	—	—	—	836,063

(4) Reflects cumulative total shareholder return for the measurement period beginning on June 2, 2021 and ending on December 31, 2024. Our total shareholder return peer group are members of the Dow Jones U.S. Oil Equipment and Services Index. In connection with the Company’s emergence from bankruptcy in 2019, our shares were delisted from the New York Stock Exchange. On June 2, 2021, our shares were relisted on Nasdaq and we became subject to the reporting requirements of the Exchange Act. As permitted by Item 201(e) of Regulation S-K, the measurement period used begins on our Nasdaq listing date of June 2, 2021.

(5) Reflects net income (loss) as shown in the Company’s Annual Report on Form 10-K for the years ending on December 31, 2024, 2023, 2022, 2021 and 2020.
(6) Reflects adjusted free cash flow, the “company-selected measure.” Adjusted free cash flow is a non-GAAP financial measure calculated as cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from disposition of assets. Refer to Annex A of this Proxy Statement for a reconciliation of adjusted free cash flow to cash flows provided by operating activities, the most directly comparable GAAP financial measure.

Tabular List of Financial Performance Measures
The following table identifies the four most important financial performance measures used by the Committee to link the “compensation actually paid” to our CEO and other NEOs in 2024, calculated in accordance with SEC regulations, to company performance. The role of each of these performance measures on our NEOs’ compensation is discussed in “Compensation Discussion & Analysis” above.

Financial Performance Measures
Adjusted Free Cash Flow*
Adjusted EBITDA*
Total Shareholder Return
Adjusted EBITDA Margin*
* Adjusted free cash flow, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. See Annex A to this proxy statement for a reconciliation of GAAP to Non-GAAP measures.

52	Weatherford International plc — 2025 Proxy Statement

Pay-for-Performance Alignment
The following graphs reflect the alignment of the “compensation actually paid” for our PEO and non-PEO NEOs over the four-year period ended December 31, 2024 to the trends in our TSR, our peer group TSR, net income, and adjusted free cash flow. The first graph shows TSR and peer group TSR for the period beginning on June 2, 2021 (the date we began trading on Nasdaq) to December 31, 2024 (the last trading day in 2024).

Weatherford International plc — 2025 Proxy Statement	53

54	Weatherford International plc — 2025 Proxy Statement

AGENDA ITEM 4 – APPROVE THE AMENDED AND RESTATED EQUITY INCENTIVE PLAN
The Board of Directors recommends that you vote “FOR” this proposal.
We are asking our shareholders to approve an amendment and restatement (the “Amendment”) of the Company’s Third Amended and Restated 2019 Equity Incentive Plan (as amended and restated to date, the “Plan”). The full text of the Amendment is set forth in Annex B to this Proxy Statement.
The Amendment, if approved, will increase the number of ordinary shares available for issuance under the Plan by adding 1,286,000 new ordinary shares to the Plan and would not make any other substantive changes. The Company has not increased the number of shares available for issuance under the Plan since its original adoption in 2019.
The Amendment has been approved by our Board, upon the recommendation of the Compensation and Human Resources Committee of the Board (the “Committee”), and subject to the approval of our shareholders at the AGM.
The Plan allows the Company to grant equity awards to our employees, consultants and our non-employee directors as compensation for their service to the Company. We believe compensating our employees and non-employee directors with equity awards is an effective means of attracting and retaining qualified personnel with a focus on maximizing long-term shareholder value.
We believe that our practice of granting equity awards ensures that we are compensating our employees in a manner that is market based and consistent with our competitors, where equity grants are a customary and widespread practice. We also believe these broad-based grants strengthen our Company by allowing our employees to participate in our long-term growth and aligning participants’ interests with those of our shareholders.
Features of the Plan Designed to Protect Shareholder Interests
The Plan includes several features designed to protect shareholder interests and to reflect our compensation philosophy:
•No “evergreen” provision (i.e., no automatic increase in the number of shares available under the Plan).
•No grants of below-market options or share appreciation rights (“SARs”).
•No repricing of options or SARs.
•No payments of accrued dividends or dividend equivalents on awards unless and until the underlying award vests.
•No automatic single trigger vesting on a change in control.
•Awards are subject to forfeiture/clawback pursuant to Company policies.
There are currently 8,600,000 shares authorized for issuance under the Plan, of which 7,582,174 have been issued or are reserved for issuance upon vesting of equity awards that are already outstanding. A total of 1,017,826 ordinary shares currently remain available for issuance under the Plan.
The number and types of awards that will be granted under the Plan in the future are not determinable, as the Committee will make these determinations in its sole discretion at a later time in future years.
Summary of Key Plan Data
The following table provides certain additional information regarding our outstanding and available equity under the current Plan:

As of April 10, 2025
Total Share Options Outstanding	—
Total Restricted Share Units Outstanding	730,235
Total Performance Share Units Outstanding (calculated at maximum achievement)	1,414,995
Total Ordinary Shares Outstanding	72,556,148
Weighted-Average Exercise Price of Share Options Outstanding	—
Weighted-Average Remaining Duration of Share Options Outstanding	—
Total Shares Available under for Grant under the 2019 Equity Incentive Plan	1,017,826

Weatherford International plc — 2025 Proxy Statement	55

Although the number of shares required for each annual or other grant varies based on a number of factors (including our share price at the time of the grant, the size of individual grants awarded and the size of our employee population), we do not believe that we have sufficient shares available under the Plan for grants beyond 2026. We believe the Amendment would allow us to continue our current equity compensation practices through approximately 2028.
We recognize that it is important to strike a balance between concerns regarding the potential dilutive effect of equity awards and our ability to attract and retain employees. In connection with the proposed Amendment, the Committee evaluated the Company’s three-year average annual burn rate of 1.01%. which is below the Institutional Shareholder Services (ISS) most recent industry burn rate benchmark.
The following is a summary of the material terms of the Plan after giving effect to the Amendment. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the Amendment. The proposed Amendment is attached hereto as Annex B.
EFFECTIVE DATE; DURATION OF THE PLAN
The Amendment will become effective upon approval by the Company’s shareholders and will remain in effect until the tenth anniversary of the date it is approved by shareholders, unless terminated earlier by the Board.
ADMINISTRATION OF THE PLAN
The Committee is authorized to administer the Plan and to take all actions that the Plan expressly contemplates or that are necessary or appropriate in connection with the administration of the Plan, except that the full Board, or a duly authorized committee of the Board, will administer the Plan with respect to the grant of awards to non-employee directors.
The Committee has the authority to determine the type and timing of awards, to select which participants will receive awards and to determine the terms of each award, including, among other things, any modifications of the award, applicable restrictions, and the termination and vesting conditions applicable to an award. The Committee has the authority to establish terms of awards relating to a recipient’s retirement, death, disability, leave of absence or termination of employment. The Committee also has the full and exclusive power to administer and interpret the Plan and to adopt such administrative rules, regulations, procedures and guidelines governing the Plan and the awards as it may deem necessary in its discretion, from time to time.
Subject to the applicable limitations under Section 16 of the Securities Exchange Act of 1934 (“Section 16”), the Committee may delegate its authority to one or more officers of the Company, and any such delegation may be revoked by the Committee at any time.
Amending the Plan
The Board may generally make amendments to the Plan; however, shareholder approval is required for any amendment that would (i) materially increase the number of securities issuable under the Plan or (ii) materially expand the types of awards available under the Plan or the class of persons eligible to receive awards under the Plan.
Additionally, shareholder approval is required for any amendment where such approval is necessary to comply with applicable law, or where the Committee determines that such approval is otherwise required or advisable to facilitate compliance with law. Amendments that materially and adversely affect the rights of any individual participant or award holder shall not be effective without the consent of the affected person.
Eligible Participants
Our employees, directors and consultants are eligible to participate in the Plan. There are currently 15,711 employees and 5 non-employee directors who are eligible to participate in the Plan; however, this number is expected to fluctuate from time to time. There are currently 608 individuals participating in the Plan.
Shares Available for Issuance; Recycling
The number of ordinary shares available and reserved for grant of awards under the Plan, after giving effect to the Amendment, is 2,303,826, which includes 1,017,826 shares currently remaining under the Plan and the additional 1,286,000 shares requested under this proposal.
Each ordinary share issued pursuant to an award granted under the Plan will reduce the Plan ordinary share reserve by one ordinary share.
The following ordinary shares will not count against the maximum number of ordinary shares available for issuance under the Plan, and may be “recycled” and issued pursuant to new awards granted under the Plan:
•Ordinary shares that are not issued as a result of the termination, cancellation, forfeiture, expiration or lapsing of any award; and

56	Weatherford International plc — 2025 Proxy Statement

•Ordinary shares subject to an award that are not issued because the award is settled in cash.
The following ordinary shares will be counted against the maximum number of ordinary shares available for issuance under the Plan and will not be recycled:
•Ordinary shares that are retained or otherwise not issued by the Company in order to satisfy tax withholding obligations or in payment of the option price or purchase price of options;
•Ordinary shares that are not issued or delivered as a result of the net-settlement of an outstanding award; and
•Ordinary shares that are repurchased or redeemed on the open market with the proceeds of the exercise of an option.
In addition, the number of ordinary shares available for issuance under the Plan will not be reduced by shares issued in assumption of, or in substitution for, any outstanding awards granted by an entity that is merged into or acquired by the Company.
Participants will generally not acquire the rights of shareholders until the Shares subject to their awards are issued, payment of any applicable withholding taxes has been made and the participants or their nominees/brokers become holders of record of the shares.
Of the total share reserve, only 400,000 shares are available to be issued through the exercise of incentive stock options.
TYPES OF AWARDS
1.OPTIONS
An option entitles the recipient to purchase an ordinary share at a specified exercise price during a specified timeframe. For options granted under the Plan, the Committee will specify the option’s exercise price and term (which may not exceed 10 years), and will further determine the option’s vesting schedule and any exercise restrictions. Other terms and conditions applicable to options may be determined by the Committee. The Committee will also determine the extent to which the holder will have the right to exercise the option following termination of employment or other severance of service with us.
All options granted under the Plan are granted with an exercise price not less than the higher of the fair market value of the Company’s ordinary shares at the time the option is granted and the nominal value of the ordinary share.
Options may be granted either as ISOs or non-qualified share options. The principal difference between ISOs and non-qualified share options is their tax treatment. See “U.S. Federal Income Tax Consequences” below. The Committee may accelerate the vesting of options in certain circumstances.
The Plan prohibits any repricing of options after their grant, other than in connection with a share split, payment of a share dividend or certain other corporate transactions.
2.SHARE APPRECIATION RIGHTS (“SARs”)
A SAR provides the holder with the right to receive an amount equal to the excess of (i) the fair market value of one ordinary share on the date of exercise over (ii) the strike price, multiplied by the number of ordinary shares with respect to which the SAR is being exercised, less any tax-related Items, during the SAR’s specified term (which may not exceed 10 years).
At the discretion of the Committee, this payment may be in cash, in ordinary shares of equivalent value, in some combination of cash and ordinary shares, or in any other manner that may be approved by the Committee. Except as otherwise determined by the Committee in limited circumstances, SARs granted in tandem with an option shall have a strike price equal to the exercise price of the related option, and in the case of a SAR granted independent of an option, shall have the fair market value of our ordinary shares at the time the SAR is granted. Except as permitted by the Plan, the Committee may not directly or indirectly lower the grant price of any previously granted SAR.
With respect to exercise of a SAR, the Committee, in its sole discretion, may also impose whatever terms and conditions it deems advisable, including any vesting or transferability provisions. The Committee will also determine the extent to which the holder will have the right to exercise the SAR following termination of employment or other severance of service with us. The Committee may accelerate the vesting of SARs in certain circumstances.
3.RESTRICTED SHARE AWARDS
Restricted share awards are ordinary shares that have been registered in the recipient’s name, but that are subject to transfer restrictions and may be subject to forfeiture or vesting conditions for a period of time. Unless otherwise determined by the Committee, the recipient of a restricted share has the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. The Committee will determine the vesting schedule and other restrictions applicable to restricted share awards, and may accelerate the vesting of a restricted share award in certain circumstances. Any dividend rights will be subject to the same vesting schedule as the restricted shares to which they relate.

Weatherford International plc — 2025 Proxy Statement	57

4.RESTRICTED SHARE UNIT AWARDS (“RSUs”)
An RSU is the right to receive an ordinary share at a specified time in the future, subject to certain conditions. A recipient of RSUs will not have the rights of a shareholder of the Company until the date that the RSU vests and ordinary shares are issued to the recipient. The Committee will determine the terms of the RSUs, including the amount of, the vesting and the transferability restrictions applicable to, such RSUs. The Committee may accelerate the vesting of RSU in certain circumstances. Any dividend equivalent rights provided with respect to RSUs will be subject to the same vesting schedule as the RSUs to which they relate.
Settlement of an RSU will be made in either cash and/or ordinary shares, as specified in the applicable award agreement. Other terms and conditions applicable to RSUs may be determined by the Committee at the time of grant.
5.PERFORMANCE SHARE AWARDS AND PERFORMANCE SHARE UNIT AWARDS (“PSUs”)
Performance awards entitle a recipient to future payments of ordinary shares or other property (including cash) based upon the attainment of performance conditions established in writing by the Committee. The Committee determines the material terms of performance-based awards, including the amount of the award, any vesting or transferability restrictions and the performance period over which the performance goal(s) will be measured. The maximum amount with respect to one or more performance-based awards that may be granted to any employee or any consultant during any calendar year may not exceed $25,000,000 calculated based on the fair market value of the number of ordinary shares subject to the performance-based Award on the date of grant.
The performance goal(s) will be established by the Committee in its sole discretion based on measurements, which may include one or more of the following or other performance criteria: consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization) (e.g., EBITDA); net income; operating income; operating income margin; gross margin; earnings per ordinary share; book value per ordinary share; return on shareholders’ equity; expense management; return on invested capital; improvements in capital structure; profitability of an identifiable business unit or product; maintenance or improvement of profit margins or revenue; ordinary share price; market share; revenues or sales; costs; cash flow; working capital; return on assets; total shareholder return; productivity ratios; specific operational achievement and economic value added.
Depending on the performance criteria used to establish the performance goal(s), the performance goal(s) may be expressed in terms of overall Company performance, the performance of an affiliate, the performance of a division or a business unit of the Company or an affiliate or the performance of an individual or team. The performance goal established by the Committee may also be based on a return or rates of return using any of the performance criteria (discussed above) and including a return or rates of return based on revenue, earnings, capital, invested capital, cash, cash flow, assets, net assets, equity or a combination or ratio therefrom. The performance goal(s) established by the Committee may also be based on performance criteria, which may be used to calculate a ratio or may be used as a cumulative or an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof or other standard selected by the Committee. Unless determined by the Committee, performance goal(s) need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). Additionally, performance goal(s) may be measured in either absolute or relative terms. The Committee, in its sole discretion, may also provide that one or more adjustments shall be made to one or more of the performance goal(s).
Unless otherwise determined by the Committee, the recipient of a performance share award has the rights of a shareholder, including voting and dividend rights, subject to any restrictions and conditions specified in the award agreement. The Committee will determine the vesting schedule and other restrictions applicable to performance share awards, and may accelerate the vesting of a performance share award in certain circumstances. Any dividend rights will be subject to the same vesting schedule as the performance shares to which they relate.
A recipient of PSUs will not have the rights of a shareholder of the Company until the date that the PSU vests and ordinary shares are issued to the recipient. The Committee will determine the terms of the PSUs, including the amount of, the vesting and the transferability restrictions applicable to, such PSUs. The Committee may accelerate the vesting of PSU in certain circumstances. Any dividend equivalent rights provided with respect to PSUs will be subject to the same vesting schedule as the PSUs to which they relate.
Settlement of a PSU will be made in either cash and/or ordinary shares, as specified in the applicable award agreement. Other terms and conditions applicable to PSUs may be determined by the Committee at the time of grant.
Other terms and conditions applicable to performance-based awards may be determined by the Committee at the time of grant.

58	Weatherford International plc — 2025 Proxy Statement

6.OTHER SHARE-BASED AWARDS
Subject to limitation under applicable laws, the Committee may grant other awards to employees, consultants or directors subject to the terms and conditions the Plan, and as specified by the Committee, that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to or otherwise relate to, ordinary shares.
OTHER KEY PROVISIONS
Minimum Vesting Period
Awards granted under the Plan may not vest or be settled prior to the one-year anniversary of the date of grant, subject to limited exceptions.
Dividends and Dividend Equivalent Rights
In its discretion, the Committee may specify in the award agreement that the holder of an award is entitled to the payment of dividend equivalents under such award, to be accumulated and subject to the same vesting restrictions applicable to the underlying award.
Clawback and Recoupment
The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the Plan or an award agreement in accordance with the Company’s clawback policies.
EFFECTS OF CERTAIN TRANSACTIONS AND CHANGES OF CONTROL
In connection with any change in control (as defined in the Plan), the Committee may provide for any one or more of the following: continuation, substitution or assumption of awards; acceleration of the exercisability of, lapse of restrictions on, or termination of awards, or a period of time for participants to exercise outstanding awards prior to the occurrence of such event (and any such award not so exercised shall terminate upon the occurrence of such event); and cancellation of any outstanding awards and payment to the holders of such awards that are vested as of such cancellation the value of such awards, if any, as determined by the Committee, provided that any Option or SAR having a per share exercise price equal to, or in excess of, the fair market value of an ordinary share subject thereto may be canceled and terminated without any payment or consideration. Any such payments may be made in cash or in the form of such other consideration payable to shareholders in the change in control.
The Plan does not provide for automatic single trigger vesting on a change in control.
U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary is for general information only and is based on the U.S. federal income tax law now in effect, which is subject to change, possibly retroactively.
The following summary is for general information only and is based on the U.S. federal income tax law now in effect, which is subject to change, possibly retroactively. This summary assumes that any ordinary shares granted pursuant to the Plan will (i) be held as a “capital asset” (generally, property held for investment) under the Code and (ii) vest prior to the issuance of the ordinary shares underlying the awards. The information is based on the laws in effect as of date hereof.
This summary does not discuss all aspects of U.S. federal income taxation which may be important to a participant in light of their individual investment circumstances or if they are subject to special tax rules. For example, this summary does not address the tax consequences of deferral of awards that may be subject to the rules and guidance issued pursuant to Section 409A of the Code, but participants should be aware that if the deferral of awards is subject to Section 409A, adverse tax consequences could result. In addition, this summary does not address specific state, local or foreign tax consequences.
Finally, this summary does not address Irish stamp tax or other duties on ordinary share issuances or dividends, nor does it address Irish gift or inheritance tax or any other Irish tax.
Non-Qualified Options, SARs, RSUs, PSUs and Other Share-Based Awards.
A participant generally is not required to recognize income on the grant of a non-qualified option, SAR, RSU, PSU or other share-based award. Instead, ordinary income generally is required to be recognized on the date the non-qualified option or SAR is exercised, or in the case of RSUs, PSUs or other share-based awards, upon the issuance of ordinary shares and/or the payment of cash when the award vests.
In general, the amount of ordinary income required to be recognized is: (a) in the case of a non-qualified option, an amount equal to the excess, if any, of the fair market value of the ordinary shares on the exercise date over the exercise price; (b) in the case of a SAR, the fair market value of any ordinary shares or cash received upon exercise; and (c) in the case of RSUs,

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PSUs or other share-based awards, the amount of cash and/or the fair market value of any ordinary shares received in respect thereof.
Incentive Stock Options (“ISOs”).
When a participant is granted an ISO, or when the participant exercises the ISO, the participant will generally not recognize taxable income (except for purposes of the alternative minimum tax).
If the participant holds the ordinary shares for at least two years from the date of grant and one year from the date of exercise, then any gain or loss will be treated as long-term capital gain or loss. If, however, the ordinary shares are disposed of during this period, the option will be treated as a non-qualified share option, and the participant will recognize ordinary income equal to the lesser of the fair market value of the ordinary shares on the exercise date minus the exercise price or the amount realized on disposition minus the exercise price. Any gain in excess of the ordinary income portion will be taxable as long-term or short-term capital gain.
Restricted Shares and Performance Share Awards.
Unless a participant who receives an award of restricted shares or an award of performance shares makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted shares or performance shares. Instead, on the date the ordinary shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the ordinary shares on such date over the amount, if any, paid for such shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares or performance shares that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. If a participant makes a Section 83(b) election within 30 days of the date of transfer of the restricted shares or performance shares, the participant will recognize ordinary income on the date the shares are awarded.
The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, the participant will not be entitled to any deduction for the taxable income previously recognized.
Section 83(b). A participant may elect to be taxed at the time they receive restricted shares or performance share awards, based on the fair market value of the ordinary shares at that time, by filing an election with the U.S. Internal Revenue Service pursuant to Section 83(b) of the Code. Participants should consult with their tax advisor regarding whether this election is appropriate.
Gain or Loss on Sale or Exchange of Shares.
In general, and except as noted above with respect to ISOs, gain or loss from the sale or exchange of ordinary shares granted or awarded under the Plan will be treated as capital gain or loss, provided that the ordinary shares are held as capital assets at the time of the sale or exchange.
Deductibility by Weatherford.
To the extent that a participant recognizes ordinary income in the circumstances described above, Weatherford or the subsidiary for which the participant performs services will generally be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code (see “--Section 162(m)” and “--Parachute Payments” below).
Section 162(m).
The compensation attributable to awards under the Plan granted to persons who are “covered employees” of the Company, within the meaning of Section 162(m) of the Code, is subject to the tax deduction limits of Section 162(m) of the Code, which generally provides that any compensation in excess of $1 million, including compensation attributable to awards under the Plan aggregated with all other compensation, received by such covered employees in any year will not be deductible by us.
Parachute Payments.
Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

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Section 409A.
Section 409A of the Code applies to compensation plans providing deferred compensation to employees, directors and consultants and potentially could apply to the different awards available under the Plan. Failure to comply with Section 409A of the Code with respect to a specific award, in the absence of an applicable exemption, could result in current income taxation to the participant for all amounts deferred as part of that Award as well as the imposition of an additional 20% tax and interest on any underpayment of tax. In general, Section 409A of the Code should not apply to nonqualified options, ISOs and SARs (that are not discounted) and restricted shares (provided there is no deferral of income beyond the vesting date). Section 409A of the Code may apply to RSUs, PSUs, performance share awards, other share-based awards. It is the intent of Weatherford that awards under the Plan that are not exempt from Section 409A of the Code will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.
Tax Consequences for Other Jurisdictions
Tax matters are very complicated, and the tax consequences that a participant may experience in connection with the Pan will depend on their specific circumstances and the jurisdiction in which they are subject to tax. A citizen or resident of more than one country or that has changed their place of residency over the life of an award, may owe tax on the award in multiple jurisdictions.
NEW PLAN BENEFITS
As of the date of this Proxy Statement, no awards have been made with respect to the additional shares proposed to be approved for future grants of awards under the Plan. Any grants of awards under the Plan, and the terms and conditions of those awards, will be made in the discretion of the Committee. Therefore, we cannot now determine the number or type of awards to be approved in the future to any particular person or group of employees under the Plan.
EQUITY COMPENSATION PLAN TABLE
See “Executive Compensation Tables—Equity Compensation Plan Information” for information regarding shares authorized for issuance under our current Plan.
REGISTRATION WITH THE SEC
If the Amendment is approved by shareholders at the AGM, the Company will file a Registration Statement on Form S-8 with the SEC with respect to the ordinary shares to be registered pursuant to the Amendment, as soon as reasonably practical following shareholder approval.
VOTE REQUIRED
An ordinary resolution (i.e., a simple majority of the votes cast “For” or “Against”) is required to approve this proposal under Irish law. If you properly give a proxy but do not indicate how you wish to vote, the persons named on the proxy card will vote for the proposal, in person or by proxy, provided a quorum is present. Abstentions and broker “non-votes” will not affect the voting results for this proposal.
If the Amendment is not approved by our shareholders, we may continue to make awards under the Plan up to the current authorized maximum. In the event that we have insufficient shares available for issuance under the Plan to cover our projected grants, we may have to increase the cash component of our compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards may not align the interests of our executive officers or our other employees with the interests of our shareholders. Our cash compensation expense could increase and necessitate the use of cash better utilized in our operations.
The Board of Directors recommends that you vote “FOR” this proposal.

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AGENDA ITEM 5 – BOARD AUTHORITY TO ISSUE SHARES
The Board of Directors recommends that you vote “FOR” this proposal.
Under Irish law, directors of an Irish public limited company must have authority from the company’s shareholders to issue any shares or to grant rights to acquire shares (for example, pursuant to options, warrants or other convertible securities), including shares which are part of the company’s authorized but unissued share capital. This requirement does not apply to the issue of shares or the grant of rights to acquire shares to employees or former employees under an employees' equity incentive plan.
Our current authorization permits the Board to issue up to 14,631,000 ordinary shares, and is due to expire on September 12, 2025. We are presenting this Agenda Item 5 to renew the Board’s authority to issue authorized but unissued shares and to grant rights to acquire such shares on the terms set forth below.
In line with customary practice for public companies incorporated in Ireland and listed in U.S. markets, we are seeking approval from our shareholders to authorize the Board to issue, and/or to grant rights to acquire, up to a maximum of 14,511,000 ordinary shares (representing approximately 20% of our issued ordinary share capital as of April 10, 2025 (the latest practicable date before this Proxy Statement)) for a period expiring on the later of the next annual general meeting of shareholders of the Company or 15 months from the date of the 2025 AGM, unless otherwise varied, revoked or renewed. We expect to propose renewal of this authorization at our annual general meetings in subsequent years.
Granting the Board this authority is a routine matter for listed public companies incorporated in Ireland and is consistent with Irish market practice. This renewal of authority is fundamental to our business and enables us to issue shares or rights to acquire shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issue of shares. Instead, approval of this proposal will only grant the Board the authority to issue, and grant rights to acquire, shares that are already included in our authorized share capital under our Articles.
In addition, we note that, because we are a Nasdaq-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the Nasdaq and SEC, including those rules that limit our ability to issue shares in specified circumstances without first obtaining shareholder approval. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the Nasdaq with whom we compete. Accordingly, approval of this resolution would merely place us on equal footing with other Nasdaq-listed companies.
Resolution for Approval
The Board recommends that the shareholders approve the following resolution as an ordinary resolution:
“RESOLVED, that, without prejudice to all existing allotment authorities, the directors of the Company be and are hereby generally and unconditionally authorized, with effect from the passing of this resolution, to exercise all powers of the Company to allot and issue relevant securities (within the meaning of section 1021 of the Companies Act 2014 of Ireland, as amended) up to an aggregate nominal value of $14,511 (which represents 14,511,000 ordinary shares, being equivalent to approximately 20% of the aggregate nominal value and number of the issued ordinary shares of $0.001 each (nominal value) in the capital of the Company as of April 10, 2025) and the authority conferred by this resolution shall expire on the later of the next annual general meeting of shareholders of the Company or 15 months from the passing of this resolution, unless previously renewed, varied or revoked, provided that the Company may, before such expiry, make an offer or agreement, which would, or might, require relevant securities to be allotted and issued after such expiry, and, in that case, the directors of the Company may allot and issue relevant securities in pursuance of any such offer or agreement as if the authority conferred by this resolution had not expired.”
As required under Irish law, this proposal will be considered adopted as an ordinary resolution if a simple majority of the votes cast in person or by proxy are cast “For” the proposal.

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AGENDA ITEM 6 - BOARD AUTHORITY TO OPT-OUT OF STATUTORY PREEMPTION RIGHTS
The Board of Directors recommends that you vote “FOR” this proposal.
Under Irish law, unless the directors are otherwise authorized and empowered to opt-out, when an Irish listed public company proposes to issue shares or to grant rights to acquire shares (for example, pursuant to options, warrants or other convertible securities) in exchange for cash, it is required to first offer those shares on the same or more favorable terms to existing shareholders of the company on a pro rata basis (commonly referred to as statutory preemption rights).
Our current authority empowers our directors to issue up to 14,631,000 ordinary shares free from statutory preemption rights, and is due to expire on September 12, 2025. In conjunction with Agenda Item 5 to renew the Board’s general authority to issue shares, we are presenting this proposal to renew the Board’s authority to issue our shares free from statutory preemption rights on the terms set forth below.
In line with customary practice for public companies incorporated in Ireland and listed on U.S. markets, we are seeking authority from our shareholders to authorize and empower the Board to issue shares free from statutory preemption rights in respect of (1) the issuance of ordinary shares for cash in connection with any rights issue and (2) the issuance of, and/or the grant of rights to acquire, ordinary shares for cash, if the issuance is limited to a maximum of 14,511,000 ordinary shares (representing approximately 20% of our issued ordinary share capital as of April 10, 2025 (the latest practicable date before this Proxy Statement). The proposed authority would extend for a period expiring on the later of the next annual general meeting of shareholders of the Company or 15 months from the date of the 2025 AGM, unless otherwise varied, revoked or renewed. We expect to propose renewal of this authorization at our annual general meetings in subsequent years.
Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Agenda Item 5, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. This approval will grant the Board the power to issue shares and rights to acquire shares free from statutory preemption rights in the same manner as our existing authority (but subject to the caps referred to above). Without this authorization, in each case where we propose to issue shares, and/or grant rights to acquire shares, for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the Nasdaq with whom we compete. Accordingly, approval of this resolution would merely place us on equal footing with other Nasdaq-listed companies.
Resolution for Approval
The Board recommends that the shareholders approve the following resolution as a special resolution:
“RESOLVED AS A SPECIAL RESOLUTION, that, subject to the passing of the resolution set out in Agenda Item 5 set out in the Company’s proxy statement dated April 23, 2025, and without prejudice to all existing powers, the directors of the Company be and are hereby empowered, with effect from the passing of this resolution, pursuant to section 1023 of the Companies Act 2014 of Ireland, as amended (the “Act”), to allot and issue equity securities (within the meaning of section 1023 of the Act) for cash, pursuant to the authority conferred by the resolution set out in the said Agenda Item 5 as if section 1022(1) of the Act did not apply to any such allotment, provided that this power shall be limited to:
(a) the allotment and issue of equity securities in connection with a rights issue in favor of the holders of ordinary shares of $0.001 in the capital of the Company (the “Ordinary Shares”) (including rights to subscribe for, or convert other securities into, Ordinary Shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be practicable) to the respective numbers of Ordinary Shares held by them (but subject to such exclusions or other arrangements as the directors of the Company may deem necessary or expedient to deal with any treasury shares, fractional entitlements that would otherwise arise, record dates or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and
(b) the allotment and issue (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $14,511 (which represents 14,511,000 Ordinary Shares, being equivalent to approximately 20% of the aggregate nominal value of the issued share capital of the Company as of April 10, 2025), and, in each case, the authority conferred by this resolution shall expire on the later of the next annual general meeting of shareholders of the Company or 15 months from the passing of this resolution, unless renewed, varied or revoked, provided that the Company may, before such expiry, make an offer or agreement, which would, or might,

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require any such securities to be allotted and issued after such expiry, and, in that case, the directors may allot and issue equity securities in pursuance of any such offer or agreement as if the authority conferred in this resolution had not expired.”
As required under Irish law, this proposal will be considered adopted as a special resolution if at least 75% of the votes cast in person or by proxy are cast “For” this proposal. In addition, this proposal is conditional upon the approval of Agenda Item 5 above, as required by Irish law.

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OTHER INFORMATION
SHARE OWNERSHIP
Shares Owned by Directors and Executive Officers
This table shows the number and percentage of ordinary shares beneficially owned by each of our NEOs and each of our directors and all of our executive officers and directors as a group as of April 10, 2025. Each person has sole voting and investment power for the shares shown below.

Name	Number of Shares Owned	Right to Acquire	Total Shares Beneficially Owned	Percentage of Outstanding Shares(1)
Girishchandra K. Saligram	1,172,274	—	1,172,274	1.62%
Scott C. Weatherholt	148,962	—	148,962	*
Richard D. Ward	1,278	—	1,278	*
Desmond J. Mills	17,899	—	17,899	*
Arunava Mitra(2)	21,072	—	21,072	*
Charles W. Davison, Jr.(3)	13,947	—	13,947	*
Charles M. Sledge	34,933	—	34,933	*
Steven Beringhause	467	—	467	*
Benjamin C. Duster, IV	14,311	—	14,311	*
Neal P. Goldman	13,311	—	13,311	*
Jacqueline Mutschler	30,311	—	30,311	*
All directors and executive officers as a group (14 persons)	1,515,858	—	1,515,858	2.09%
* Less than 1%.
(1)The percentage indicated is based on 72,556,148 outstanding shares as of April 10, 2025.
(2)Mr. Mitra departed the Company on April 21, 2025.
(3)Mr. Davison departed the Company on February 6, 2024. Share ownership for Mr. Davison is based on his last Form 4 dated January 22, 2024, and corporate records of shares that have vested and been distributed to Mr. Davison subsequent to his departure from the Company.

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OTHER INFORMATION
Shares Owned by Certain Beneficial Holders
This table shows information for each person who may be deemed to beneficially own 5% or more of our outstanding ordinary shares as of April 10, 2025, as contained in filings made by the shareholder with the SEC or as otherwise set forth below.

Name and Address of Beneficial Owner	Number of Shares		Percent of Outstanding Shares(1)
Capital Research Global Investors 333 South Hope Street 55th Fl Los Angeles, CA 90071	5,945,755	(2)	8.2%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	5,678,153	(3)	7.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	7,546,640	(4)	10.4%
BlackRock, Inc. 12 Throgmorton Ave. London, EC2N 2DL, U.L.	7,289,595	(5)	10.0%
T. Rowe Price Investment Management, Inc. 101 E. Pratt Street Baltimore, MD 21201	4,104,022	(6)	5.7%
(1)The percentage indicated is based on 72,556,148 outstanding ordinary shares as of April 10, 2025.
(2)The number of shares is based on the Schedule 13G filed with the SEC on February 13, 2025 by Capital Research Global Investors and related reporting persons showing an aggregate beneficial ownership of 5,945,755 shares. According to the filing, (i) the beneficial owner has sole voting and dispositive power over 5,945,755 shares, and (ii) the beneficial owner has shared voting power over no and shared dispositive power over no shares.
(3)The number of shares is based on the Schedule 13G filed with the SEC on February 14, 2025 by T. Rowe Price Associates, Inc. showing an aggregate beneficial ownership of 5,678,153 shares. According to the filing, (1) the beneficial owner has sole voting power over 5,529,227 shares and sole dispositive power over 5,529,227 shares, and (ii) the beneficial owner has shared voting power over no shares and shared dispositive power over no shares.
(4)The number of shares is based on the Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group and related reporting persons showing an aggregate beneficial ownership of 7,546,640 shares. According to the filing, (i) the beneficial owner has sole voting power over no shares and sole dispositive power over 7,349,359 shares, and (ii) the beneficial owner has shared voting power over 131,509 and shared dispositive power over 197,281 shares.
(5)The number of shares is based on the Schedule 13G filed with the SEC on January 8, 2025 by BlackRock, Inc. showing an aggregate beneficial ownership of 7,289,595 shares. According to the filing, the beneficial owner reports (i) sole voting power over 6,873,910 and dispositive power over 7,289,595 shares, and (ii) the beneficial owner has shared voting power over no shares and shared dispositive power over no shares.
(6)The number of shares is based on the Schedule 13G filed with the SEC on November 14, 2024 by T. Rowe Price Investment Management, Inc. showing an aggregate beneficial ownership of 4,104,022 shares. According to the filing, (1) the beneficial owner has sole voting power over 4,097,286 shares and sole dispositive power over 4,104,022 shares, and (ii) the beneficial owner has shared voting power over no shares and shared dispositive power over no shares.

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OTHER INFORMATION
Mandatory Minimum Share Ownership Guidelines
The Board believes that it is important to encourage executives and directors to have a meaningful ownership stake in the Company which more closely aligns the interests of management with the interests of our shareholders. In furtherance of this philosophy, the Company adheres to mandatory minimum share ownership guidelines. Share ownership includes shares owned directly as well as outstanding time-based restricted share units. The minimum guidelines are based on a multiple of base salary or, in the case of directors, annual cash retainer, including standing committee fees. In January 2024, the Board reviewed the guidelines and determined to keep the guidelines unchanged for 2024. The guidelines for 2024 are as follows:

2024
CEO	10x
Other Executive Officers	5x
Directors	8x
A transition period of five years is allowed for new directors and executive officers in order to achieve the ownership amount. Holding requirements are expected to be fulfilled through equity grants issued by Weatherford, not through open market transactions. The five-year transition period has not yet expired for any of our executive officers or directors; however, as of the record date, Messrs. Saligram, Weatherholt, Reed, Sledge, Duster and Goldman, and Ms. Mutschler were in early compliance with the applicable guidelines.

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OTHER INFORMATION
INCORPORATION BY REFERENCE
The Audit Committee Report and the Compensation and Human Resources Committee Report contained in this Proxy Statement are not deemed to be soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings we make under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate any of this information by reference. Information contained in or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.
PRESENTATION OF IRISH STATUTORY ACCOUNTS
The Company’s Irish Statutory Accounts for the fiscal year ended December 31, 2024, including the reports of the directors and Irish statutory auditor thereon, will be laid before the AGM, and the Company’s management will present a review of the Company’s affairs. The Company’s Irish Statutory Accounts have been approved by the Board of Directors of the Company. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the AGM. The Company’s Irish Statutory Accounts are available with the Proxy Statement, and the Company’s Annual Report on Form 10-K at www.weatherfordannualmeeting.com and in the Investor Relations page on the Company’s website at www.weatherford.com.
PROPOSALS BY SHAREHOLDERS
Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its Proxy Statement and identify the proposal in its form of proxy when the company holds a meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the Proxy Statement and proxy card relating to our 2026 AGM, your proposals must be received by us by December 24, 2025 and must otherwise comply with Rule 14a-8. Any proposal received after such date will be considered untimely.
If you desire to have a nominee considered by our shareholders or to bring a matter before the 2026 AGM and the proposal is submitted outside the process of Rule 14a-8, you may use the procedures set forth in our Articles. Our Articles provide that a person who (i) is a registered shareholder (A) at the time of the notice, referred to below and (B) at the time of the AGM, (ii) is entitled to vote at the AGM and (iii) complies with the notice and certain other relevant provisions of the Articles, may, by timely written notice, bring a nomination for the election of a director or other business before an AGM. To be timely for an AGM, a registered shareholder’s notice to bring a nomination or other business must be delivered or mailed and received at the Company’s registered office, addressed to the Corporate Secretary no earlier than 120 calendar days and no later than 90 calendar days before the first anniversary of the Company’s AGM for the prior year (being, in the case of the 2026 AGM, February 11, 2026 and March 13, 2026 respectively); provided, however, that (A) if the annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s AGM or (B) if no annual meeting was held during the prior year, the notice by the registered shareholder to be timely must be received (1) no earlier than 120 days before such AGM and (2) no later than the later of 90 days before such AGM and the tenth day after the day on which the notice of such AGM was first made by mail or public disclosure.
In addition to satisfying the foregoing requirements under our Articles, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than Weatherford’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2026, and otherwise comply with the requirements of Rule 14a-19. We encourage shareholders who wish to submit a proposal or nomination to seek independent counsel.
In no event shall an adjournment or postponement, or public disclosure of an adjournment or postponement, of an AGM commence a new time period (or extend any time period) for the giving of the notice of business. The request must specify any other information that would be required to be included in a proxy statement pursuant to the rules of the SEC.
We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our Articles. They are available on our website at www.weatherford.com, by clicking on “Investor Relations,” then “Corporate Governance,” then “Corporate Documents,” then “Memorandum and Articles of Association.” Shareholders also may obtain a copy of these documents free of charge by submitting a written request to our Corporate Secretary at 70 Sir John Rogerson’s Quay, Dublin 2, D02 R296, Ireland.
Any shareholder proposal (including the nomination of any director), whether or not to be included in our Proxy Materials, must be sent to our Corporate Secretary at the Company’s registered office, 70 Sir John Rogerson’s Quay, Dublin 2, D02 R296, Ireland.

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OTHER INFORMATION
OTHER BUSINESS
We know of no other business that will be brought before the AGM. Under our Articles, shareholders may only bring business before a general meeting if it is requested within the time limits described above in the section entitled “Proposals by Shareholders” or if it is otherwise provided under Irish law or our Articles. If any other matters are properly presented, the persons named on the proxy card will vote the shares represented by proxies as they deem advisable.
HOUSEHOLDING
The SEC permits a single Proxy Statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.
As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one Proxy Statement or one Notice of Internet Availability unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate Proxy Statement or Notice of Internet Availability in the future, or if any such beneficial shareholder that elected to continue to receive separate Proxy Statement or Notice of Internet Availability wishes to receive a single Proxy Statement or Notice of Internet Availability in the future, that shareholder should contact their broker or send a request to our U.S. Investor Relations Department at 2000 Saint James Place, Houston, Texas 77056. Telephone requests may be directed to +1 (713) 836-4000. We will deliver, promptly upon written or oral request to our U.S. Investor Relations Department, a separate copy of this Proxy Statement or Notice of Internet Availability to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.
ADDITIONAL INFORMATION AVAILABLE
The 2024 Annual Report on Form 10-K and the audited consolidated financial statements of Weatherford for the year ended December 31, 2024 and accompanying directors’ auditor’s reports have been filed with the SEC. Complete copies of these materials are available on our website at www.weatherford.com. Any shareholder of record may also obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 Saint James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000. Copies of any exhibits to Weatherford Annual Report on Form 10-K also are available upon written request subject to a charge for copying and mailing. If you have any other questions about us, please contact our U.S. Investor Relations Department at the address or phone number above or visit our website.
April 23, 2025
By Order of the Board of Directors
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer

Weatherford International plc — 2025 Proxy Statement	69

ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, our management believes that certain non-GAAP financial measures and ratios (as defined under the SEC’s Regulation G and Item 10(e) of Regulation S-K) may provide users of this financial information additional meaningful comparisons between current results and results of prior periods. Below, we describe why we believe each non-GAAP measure provides useful information to investors as well as the calculation and comparable GAAP measure.
Adjusted EBITDA is a non-GAAP financial measure, and represents earnings before interest, taxes, depreciation, and amortization and excludes, among other items, restructuring charges, share-based compensation expense, as well as other charges and credits. Management believes consolidated adjusted EBITDA and consolidated adjusted EBITDA margin are useful to assess and understand normalized operating performance and trends. Consolidated adjusted EBITDA and consolidated adjusted EBITDA margin should be considered in addition to, but not as a substitute for consolidated net income and consolidated net income margin and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Adjusted EBITDA margin is non-GAAP measure that is calculated by dividing consolidated adjusted EBITDA by consolidated revenues. Management believes adjusted EBITDA margin is useful to assess and understand normalized operating performance and trends. Adjusted EBITDA margin should be considered in addition to, but not as a substitute for consolidated net income margin and should be viewed in addition to the Company's reported results prepared in accordance with GAAP.

Adjusted Free Cash Flow is a non-GAAP measure and represents cash flows provided by (used in) operating activities, less capital expenditures plus proceeds from the disposition of assets. Management believes adjusted Free Cash Flow is useful to understand our performance at generating cash and demonstrates our discipline around the use of cash. Adjusted Free Cash Flow should be considered in addition to, but not as a substitute for cash flows provided by operating activities and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Adjusted Free Cash Flow Margin - Adjusted Free Cash Flow Margin is non-GAAP measure that is calculated by dividing adjusted free cash flow by consolidated revenues. Management believes adjusted free cash flow margin is useful to assess and understand our performance and trend at generating cash. Adjusted free cash flow margin should be considered in addition to, but not as a substitute for operating cash flow margin, and should be viewed in addition to the Company's reported results prepared in accordance with GAAP.
Adjusted Free Cash Flow Conversion - Adjusted Free Cash Flow Conversion is a non-GAAP measure that is calculated by dividing adjusted free cash flow by adjusted EBITDA. Management believes adjusted free cash flow conversion is useful to assess the level of normalized liquidity generated in the operating cycle. Adjusted free cash flow conversion should be considered in addition to, but not as a substitute for GAAP measures described above for the respective components, and should be viewed in addition to the company’s reported results prepared in accordance with GAAP.

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ANNEX A – RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Weatherford International plc
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Millions, Except Margin in Percentages)

	Year Ended
	12/31/24	12/31/23	12/31/22
Net Income Attributable to Weatherford	$506	$417	$26
Net Income Attributable to Noncontrolling Interests	44	32	25
Interest Expense, Net of Interest Income of $56, $59 and $31	102	123	179
Loss on Blue Chip Swap Securities	10	57	—
Income Tax Provision	189	57	87
Other Expense, Net	87	134	95
Operating Income	938	820	412
Depreciation and Amortization	343	327	349
Other Charges	56	4	31
Share-Based Compensation	45	35	25
Adjusted EBITDA	$1,382	$1,186	$817
Net Cash Provided by Operating Activities	792	832	$349
Capital Expenditures for Property, Plant and Equipment	(299)	(209)	$(132)
Proceeds from Disposition of Assets	31	28	$82
Adjusted Free Cash Flow	$524	$651	$299
Revenues	$5,513	$5,135	$4,331
Net Income Margin	9.2%	8.1%	0.6%
Adjusted EBITDA Margin	25.1%	23.1%	18.9%
Operating Cash Flow Margin	14.4%	16.2%	8.1%
Adjusted Free Cash Flow Margin	9.5%	12.7%	6.9%
Adjusted Free Cash Flow Conversion	37.9%	54.9%	36.6%
Three year Cumulative Adjusted Net Income Margin	6.3%
Three year Cumulative Adjusted EBITDA Margin	22.6%
Three year Cumulative Operating Cash Flow Margin	13.2%
Three year Cumulative Free Cash Flow Margin	9.8%
Net Income Variance YoY	21.3%	1,503.8%
Adjusted EBITDA Variance YoY	16.5%	45.2%
Adjusted Free Cash Flow Variance YoY	(19.5%)	117.7%
Net Income Margins Variance YoY	106 bps	752 bps
Adjusted EBITDA Margins Variance YoY	197 bps	423 bps
Adjusted Free Cash Flow Margins Variance YoY	(317 bps)	577 bps

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	Years Ended
Adjusted Free Cash Flow	12/31/24	12/31/23	12/31/22	12/31/21	12/31/20
Net Cash Provided by Operating Activities	$792	$832	$349	$322	$210
Capital Expenditures for Property, Plant and Equipment	(299)	(209)	(132)	(85)	(154)
Proceeds from Disposition of Assets	31	28	82	41	22
Adjusted Free Cash Flow	$524	$651	$299	$278	$78

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ANNEX B
WEATHERFORD INTERNATIONAL PLC ~~THIRD~~ FOURTH AMENDED AND RESTATED 2019 EQUITY INCENTIVE PLAN
Amended, Restated and Adopted as of ~~January 18, 2023~~ June 11, 2025

1.Purpose of the Plan
The Weatherford International plc 2019 Equity Incentive Plan was originally adopted by the Board on December 12, 2019, amended and restated as of April 13, 2020, ~~and~~ October 30, 2022 and January 18, 2023, and is hereby further amended and restated as of ~~January 18, 2023~~ June 11, 2025 (the “Effective Date”). The Plan is intended to advance the best interests of the Company, its Affiliates and its shareholders by providing those persons whose substantial contributions are essential to the continued growth and profitability of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their Employment or affiliation with the Company or its Affiliates.
2.Definitions
The following capitalized terms used in the Plan have the respective meanings set forth in this Section 2, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
(a) Act: The Companies Act 2014 of Ireland, as amended.
(b) Affiliate: With respect to the Company, any Person directly or indirectly controlling, controlled by, or under common control with, the Company or any other Person designated by the Committee in which the Company or an Affiliate has an interest. The Committee shall have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(c) Applicable Accounting Standards Generally Accepted Accounting Principles: Means in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.
(d) Applicable Laws: The requirements relating to the administration of equity-based and cash-based awards, as applicable, and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and Irish or other non-U.S. corporate and securities laws, the Code or other applicable tax laws, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.
(e) Associate: With respect to a specified Person, means:
(i) any company, corporation, partnership, or other organization of which such specified Person is an officer or partner;
(ii) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity;
(iii) any relative or spouse of such specified Person, or any relative of such spouse who has the same home as such specified Person, or who is a director or officer of the Company or any of its Subsidiaries; and
(iv) any Person who is a director, officer, or partner of such specified Person or of any company (other than the Company or any wholly-owned Subsidiary), corporation, partnership or other entity which is an Affiliate of such specified person.
(f) Award: An Option, Restricted Share, Restricted Share Unit, Share Appreciation Right, Other Share-Based Award or Performance-Based Award granted pursuant to the Plan.
(g) Award Agreement: Any written agreement, contract, or other instrument or document evidencing the terms and conditions of an Award, including through electronic medium.

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(h) Beneficial Owner: A “beneficial owner”, as such term is defined in Rule 13d-3 under the Exchange Act provided that any Person that has the right to acquire any of the Company's outstanding securities entitled to vote generally in election of directors at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed the Beneficial Owner of such securities.
(i) Benefit Plans: All employee benefit and compensation plans, agreements, arrangements, programs, policies, practices, contracts or agreements of the Company and its Affiliates.
(j) Board: The Board of Directors of the Company.
(k) Cause: Means in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or any member of the Weatherford Group having “Cause” to terminate the Participant's employment or service, as defined in any employment or consulting agreement between the Participant and any member of the Weatherford Group in effect at the time of such termination, or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” contained therein), the Participant's (A) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) engaging in conduct that constitutes fraud or embezzlement, (C) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to any member of the Weatherford Group's business or reputation, (D) breach of any material terms of written agreement between the Company and the Participant, (E) willful neglect in the performance of Participant's duties on behalf of the Weatherford Group or willful or repeated failure or refusal to perform the Participant's duties on behalf of the Weatherford Group or (F) violation of any material policy of any member of the Weatherford Group, including, but not limited to, those relating to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; provided, in any case, the Participant's resignation after an event that would be grounds for a termination of employment for Cause will be treated as a termination of employment for Cause hereunder. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.
(l) Change in Control: Shall be deemed to have occurred if any event set forth in any one of the following paragraphs shall have occurred:
(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of 50% or more of either (A) the then outstanding Shares of the Company (the “Outstanding Ordinary Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”), excluding any Specified Holder or any Person who becomes such a Beneficial Owner in connection with a transaction that complies with clauses (A), (B) and (C) of paragraph (iii) below;
(ii) individuals, who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least 2/3rds of the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
(iii) the consummation of an acquisition, reorganization, reincorporation, redomestication, merger, amalgamation, consolidation, plan or scheme of arrangement, exchange offer, business combination or similar transaction of the Company or any of its Subsidiaries or the sale, transfer or other disposition of all or substantially all of the Company's Assets (any of which, a “Corporate Transaction”), unless, following such Corporate Transaction or series of related Corporate Transactions, as the case may be, (A) all of the Persons who were the Beneficial Owners, respectively, of the Outstanding Ordinary Shares and Outstanding Voting Securities immediately prior to such Corporate Transaction own or beneficially own, directly or indirectly, more than 50% of, respectively, the Outstanding Ordinary Shares and the combined voting power of the Outstanding

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Voting Securities entitled to vote generally in the election of directors (or other governing body), as the case may be, of the Entity resulting from such Corporate Transaction (including, without limitation, an Entity (including any new parent Entity) which as a result of such transaction owns the Company or all or substantially all of the Company's Assets either directly or through one or more Subsidiaries or other Entities) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Ordinary Shares and the Outstanding Voting Securities, as the case may be, (B) no Person (excluding any Specified Holder, any Entity resulting from such Corporate Transaction or any Benefit Plan (or related trust) of the Company or such Entity resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding common shares of the Entity resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such Entity except to the extent that such ownership existed prior to the Corporate Transaction and (C) at least a majority of the members of the board of directors (or other governing body) of the Entity resulting from such Corporate Transaction were members of the Incumbent Board at the time of the approval of such Corporate Transaction.
Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred (i) in connection with a bankruptcy pursuant to Chapter 7 or Chapter 11 of the United States Bankruptcy Code or upon consummation of a Restructuring, (ii) if it is effected solely for the purpose of changing the place of incorporation or formation, tax residency or form of organization of the ultimate parent entity of the Weatherford Group (including where the Company is succeeded by an entity incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) or (iii) where all or substantially all of the Person(s) who are the Beneficial Owners of the combined voting power of the Outstanding Voting Securities immediately prior to such transaction will beneficially own, directly or indirectly, all or substantially all of the combined voting power of the Outstanding Voting Securities of the ultimate parent entity resulting from such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of such securities of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in this Section 2(l)with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(m) Code: The U.S. Internal Revenue Code of 1986, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.
(n) Committee: The Compensation Committee of the Board (or a subcommittee thereof), or the delegate to which the Board or the Compensation Committee has delegated its authority pursuant to Section 4(a) hereof, or such other committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of the Plan.
(o) Company: Weatherford International plc, an Irish public limited company and any successor thereto.
(p) Company Assets: Means the assets (of any kind) owned by the Company, including without limitation, the securities of the Company's Subsidiaries and any of the assets owned by the Company's Subsidiaries.
(q) Confidential Information: Means, unless the applicable Award Agreement states otherwise, any data, information or documentation (including such that is received by third parties) that is competitively sensitive or commercially valuable and not generally known to the public, including data, information or documentation related or pertaining to: (1) finance, supply or service; (2) customers, suppliers or consumers, including customer lists, relationships and profiles; (3) marketing or product information, including product planning, marketing strategies, marketing results, marketing forecasts, plans, finance, operations, reports, sales estimates, business plans and internal performance results relating to past, present or future business activities, clients and suppliers; and (4) scientific or technical information, design, process, procedure, formula or improvement,

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computer software, object code, source code, specifications, inventions or systems information, whether or not patentable or copyrightable, and that is not otherwise a Trade Secret.
(r) Consultant: Any consultant or advisor if (1) the consultant or advisor renders bona fide service to the Company or any Affiliate, (2) the services rendered by the consultant or advisor are not in connection with the offer or sale of a securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities, and (3) the consultant or advisor is a natural person.
(s) Detrimental Activity: Means “Detrimental Activity” as defined in the Company's Compensation Clawback Policy or any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time.
(t) Director: A member of the Board.
(u) Disability: Unless otherwise provided in an Award Agreement or determined by the Committee, the Participant would qualify to receive benefit payments under the long-term disability plan or policy, as it may be amended from time to time, of the Company or the Affiliate to which the Participant provides Service, regardless of whether the Participant is covered by such plan or policy, or the plan or policy of the Company, if an Affiliate does not maintain such a plan or policy. A Participant shall not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion. Notwithstanding the foregoing, for purposes of ISOs granted under the Plan, “Disability” means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A where the Award will be paid by reference to the Participant's Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a “disability” as defined under Section 409A.
(v) Dividend Equivalent Right: A right to receive the equivalent value of dividends paid on the Shares with respect to Shares underlying Restricted Share Units or an Other Share-Based Award that is a Full Value Award prior to vesting of the Award, subject to the additional requirements of Section 10(b) hereof. Such Dividend Equivalent Right shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Committee.
(w) Employee: A full-time or part-time employee of the Company or any Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or Affiliate for the relevant period. Neither services as a Director nor payment of a director's fee by the Company or an Affiliate shall be sufficient to constitute “employment” by the Company or an Affiliate.
(x) Entity: Any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
(y) Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.
(z) Fair Market Value: On a given date, (i) if the Shares are listed on the New York Stock Exchange or another national securities exchange, the closing price of the Shares reported on such national securities exchange, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; or (ii) if the Shares are not listed on the New York Stock Exchange or another national securities exchange, but are quoted in the NASDAQ National Market Reporting System or another inter-dealer quotation system, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on such market or system, or, if no sale occurred on such date, then on the immediately preceding date on which sales have been so reported or quoted; or (iii) if clauses (i) and (ii) do not apply, the Fair Market Value shall be the value established by the Committee in good faith under a reasonable methodology and reasonable application, in compliance with Section 409A to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A.
(aa) Full Value Awards: Any Award other than an (i) Option, (ii) Share Appreciation Right or (iii) other Award for which the Participant pays (or the value or amount payable under the Award is reduced by) an amount equal to or exceeding the Fair Market Value of the Shares, determined as of the date of grant.

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(ab) ISO: An Option that is intended to be an incentive stock option granted pursuant to Section 7(e) of the Plan.
(ac) Option: An option granted pursuant to Section 7 of the Plan.
(ad) Option Price: The price at which a Share may be purchased upon the exercise of an Option, as determined pursuant to Section 7(b) of the Plan.
(ae) Other Share-Based Awards: Awards granted pursuant to Section 9 of the Plan.
(af) Participant: An Employee, Consultant, or Director who is selected by the Committee to participate in the Plan and to whom an Award is granted pursuant to the Plan.
(ag) Performance-Based Award: A Full-Value Award that vests, in whole or in part, based on the attainment of a Performance Goal.
(ah) Performance Criteria: The criteria that the Committee selects for purposes of establishing the Performance Goal(s) for a Participant during a Performance Period. The Performance Criteria that will be used to establish Performance Goals may include, but is not limited to, one or more of the following: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) operating income margin; (v) gross margin; (vi) earnings per Share; (vii) book value per Share; (viii) return on shareholders' equity; (ix) expense management; (x) return on invested capital; (xi) improvements in capital structure; (xii) profitability of an identifiable business unit or product; (xiii) maintenance or improvement of profit margins or revenue; (xiv) Share price; (xv) market share; (xvi) revenues or sales; (xvii) costs; (xviii) available cash flow; (xix) working capital; (xx) return on assets; (xxi) total shareholder return, (xxii) productivity ratios, and (xxiii) economic value added. The Performance Criteria may be calculated in accordance with the Applicable Accounting Standards or on an adjusted basis.
(ai) Performance Goals: For a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, the performance of an Affiliate, the performance of a division or a business unit of the Company or an Affiliate, or the performance of an individual or team. The Performance Goal established by the Committee may also be based on a return or rates of return using any of the foregoing Performance Criteria and including a return or rates of return based on revenue, earnings, capital, invested capital, cash, cash flow, assets, net assets, equity or a combination or ratio therefrom. The Performance Goal established by the Committee may also be based on Performance Criteria, which may be used to calculate a ratio or may be used as a cumulative or an absolute measure or as a measure of comparative performance relative to a peer group of companies, an index, budget, prior period, or combination thereof, or other standard selected by the Committee. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Performance Goals may be measured in either absolute or relative terms. The Committee, in its sole discretion, may provide that one or more adjustments shall be made to one or more of the Performance Goals.
(aj) Performance Period: One or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to, and the payment of, a Performance-Based Award.
(ak) Person: A “person” as such term is used for purposes of Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under a Benefit Plan, (iii) an underwriter temporarily holding securities pursuant to an offering by the Company of such securities, or (iv) an Entity owned, directly or indirectly, by the shareholders of the Company in the same proportions as their ownership of the Shares of the Company.
(al) Plan: This Weatherford International plc Third Amended and Restated 2019 Equity Incentive Plan, as amended from time to time.

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(am) Restricted Shares: Shares awarded to a Participant pursuant to Section 6 of the Plan that shall be subject to certain restrictions and may be subject to risk of forfeiture.
(an) Restricted Share Unit: An Award granted pursuant to Section 5 of the Plan that shall be evidenced by a bookkeeping entry representing the equivalent of one Share.
(ao) Restructuring: A restructuring, reorganization (whether or not pursuant to Chapter 11 of the United States Bankruptcy Code or the insolvency laws of any other jurisdiction) and/or recapitalization of all or a significant portion of the Company's outstanding funded indebtedness (collectively, the “Existing Obligations”) that is achieved, without limitation, through a solicitation of waivers and consents from the holders of Existing Obligations; rescheduling of the maturities or a change in interest rates of Existing Obligations; a repurchase, settlement or forgiveness of Existing Obligations; conversion of Existing Obligations into equity; an exchange offer involving the issuance of new securities in exchange for Existing Obligations; the issuance of new securities, sale or disposition of assets, sale of debt or equity securities or other interests; or other similar transaction or series of transactions.
(ap) Section 409A: Code Section 409A, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.
(aq) Securities Act: The U.S. Securities Act of 1933, as amended, or any successor thereto, and the rules and regulations promulgated thereunder.
(ar) Service: Except as otherwise determined by the Committee in its sole discretion, a Participant's Service terminates when the Participant ceases to actively provide services to the Company or an Affiliate. The Committee shall determine which leaves shall count toward Service and when Service terminates for all purposes under the Plan. Further, unless otherwise determined by the Committee, a Participant's Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company or an Affiliate, or a transfer between entities (i.e., the Company or any Affiliates), provided that there is no interruption or other termination of Service in connection with the Participant's change in capacity or transfer between entities (except as may be required to effect the change in capacity or transfer between entities). For purposes of determining whether an Option is entitled to ISO status, an Employee's Service shall be treated as terminated 90 days after such Employee goes on leave, unless such Employee's right to return to active work is guaranteed by law or by a contract.
(as) Shares: Ordinary shares in the capital of the Company, nominal value $0.001 per ordinary share, and such other securities of the Company that may be substituted for the Shares pursuant to Section 11 of the Plan.
(at) Share Appreciation Right: A share appreciation right granted pursuant to Section 8 of the Plan.
(au) Specified Holder: Any Person who is the Beneficial Owner, directly or indirectly, of 10% or more of the Outstanding Ordinary Shares of the Company as of the Effective Date.
(av) Strike Price: Except as otherwise determined by the Committee in the case of Substitute Awards, (i) in the case of a Stock Appreciation Right granted in tandem with an Option, the Option Price of the related Option, or (ii) in the case of a Stock Appreciation Right granted independent of an Option, the Fair Market Value on the date of grant.
(aw)Subsidiary: Any Affiliate which is a subsidiary of the Company within the meaning of Section 7 of the Act. For purposes of granting an ISO, Subsidiary means any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code. For purposes of granting non-qualified Options, Stock Appreciation Rights or other “stock rights,” within the meaning of Section 409A, to a Participant that is a U.S. taxpayer, an entity may not be considered a Subsidiary if the Shares will not be treated as “service recipient stock” of such entity under Section 409A.
(ax) Substitute Award: An Award granted under the Plan in assumption of, or in substitution or exchange for, an outstanding award previously granted by an entity directly or indirectly acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

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(ay) Tax-Related Items: Any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside of the United States (including, without limitation, income tax, social insurance contributions, payment on account, employment tax obligations, stamp taxes and any other taxes required by law to be withheld and any employer tax liability for which the Participant is liable).
(az) Trade Secrets: Means without limitation, (I) any data or information that is competitively sensitive or commercially valuable and not generally known to the public and (2) any scientific or technical information, design, process, procedure, formula or improvement, computer software, object code, source code, specification, invention or systems information, whether or not patentable or copyrightable, provided that this definition of Trade Secrets shall have the broadest meaning as permitted by law and shall extend beyond the definition of “trade secrets” as set forth in the Texas Uniform Trade Secrets Act, where applicable.
(ba) Weatherford Group: The Company and its Subsidiaries.
3.Shares Subject to the Plan and Limitation on Issuable Shares
(a) Number of Shares
Subject to Section 11, and as of the Effective Date, the total number of Shares which may be issued under the Plan is ~~8,600,000~~ 9,886,000, and the maximum number of Shares for which ISOs may be granted is 400,000. Except as provided below in Section 3(b) or 3(c), the number of Shares remaining available for issuance shall be reduced by the relevant number of Shares for each Award (including Full Value Awards) granted under the Plan. The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares or a combination thereof.
(b) Shares Reissuable Under Plan
The following Shares shall again be available for the grant of an Award pursuant to the Plan: (i) Shares that are not issued as a result of the termination, cancellation, forfeiture, expiration or lapsing of any Award for any reason; or (ii) Shares subject to a Full Value Award that are not issued because the Award is settled in cash.
(c) Shares Not Reissuable Under Plan
Notwithstanding the foregoing, the following Shares shall be counted against the maximum number of Shares available for issuance pursuant to Section 3(a) and shall not be returned to the Plan: (i) Shares that are retained or otherwise not issued by the Company in order to satisfy tax withholding obligations or in payment of the Option Price or purchase price of Options; (ii) Shares that are not issued or delivered as a result of the net-settlement of an outstanding Option or Share Appreciation Right; or (iii) Shares that are repurchased or redeemed on the open market with the proceeds of the exercise of an Option.
(d) Shares Not Counted Against Share Pool Reserve
Notwithstanding anything contained in Section 3 to the contrary, (i) Substitute Awards shall not reduce the overall limit on Shares available for grant under the Plan; provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options intended to qualify as ISOs shall reduce the aggregate number of Shares available for Awards of ISOs under the Plan; and (ii) subject to any stock exchange requirements then applicable to the Company, available shares under a shareholder approved plan of an entity directly or indirectly acquired by the Company or Subsidiary or with which the Company or Subsidiary combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of Shares available for delivery under the Plan.
(e) Non-Employee Director Award Limit
Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a non-Employee Director, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares and the maximum amount that may become payable pursuant to all cash-based Awards that may be granted under the Plan to an individual as compensation for services as a non-Employee Director, together with cash compensation paid to the non-Employee Director, shall not exceed $900,000 in any calendar year.

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4.Administration
(a) Committee
The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule l6b-3 under the Exchange Act and “independent directors” within the meaning of The New York Stock Exchange's listed company rules if such stock exchange rules are applicable to the Company at that time (or similar rules otherwise applicable to the Company, if listed on a different stock exchange). Additionally, the Committee may delegate to one or more officers of the Company the authority to act on behalf of the Committee with respect to administrative matters and such other matters as the Committee may determine from time to time; provided that such delegation is consistent with Applicable Laws and guidelines established by the Committee from time to time. Any such delegation may be revoked by the Committee at any time. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan (including the grant of Awards) with respect to all Awards granted to Non-Employee Directors and for purposes of such Awards, the term “Committee” as used in this Plan shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan, except with respect to matters which under Rule 16b-3 under the Exchange Act or The New York Stock Exchange's listed company rules, if such stock exchange rules are applicable to the Company at that time (or similar rules otherwise applicable to the Company, if listed on a different stock exchange), are required to be determined in the sole discretion of the Committee. The Committee may appoint such agents as it deems necessary or advisable for the proper administration of the Plan; provided, that such appointment is consistent with Applicable Laws and any guidelines established by the Committee from time to time.
(b) Authority of Committee
The Committee has the exclusive power, authority and discretion to:
(i) Designate Participants to receive Awards;
(ii) Determine the type or types of Awards to be granted to each Participant;
(iii) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(iv) Determine the terms and conditions of any Award granted pursuant to the Plan, including, without limitation, the Option Price, Strike Price, or purchase price, Performance Criteria (or other objective/subjective goals (if any)), Performance Goals, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, vesting requirements, and accelerations or waivers thereof, any forfeiture conditions and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(v) Determine whether, to what extent, and pursuant to what circumstances (A) an Award may be settled in, or the Option Price or Strike Price of an Award may be paid in, cash, Shares, other Awards, or other property, (B) the vesting, exercisability or forfeiture restrictions applicable to an Award may be accelerated, modified or waived, including, without limitation, in connection with the Participant's retirement or other termination or other event, or (C) an Award may be cancelled, forfeited, or surrendered;
(vi) Prescribe the form of each Award Agreement, which need not be identical for each Participant and may vary for Participants within and outside of the United States;
(vii) Allot and issue any Shares which are to be allotted and issued upon the vesting or exercise of any Award;
(viii) Decide all other matters that must be determined in connection with an Award;
(ix) Establish, adopt, or revise any rules and regulations including adopting sub-plans to the Plan for the purposes of complying with foreign laws and/or taking advantage of tax-favorable treatment for Awards granted to Participants outside the United States, as it may deem necessary or advisable to administer the Plan;

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(x) Construe and interpret the terms of, and any matter arising pursuant to, the Plan, or any Award Agreement;
(xi) Correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; and
(xii) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
(c) Decisions Binding
Any decision of the Committee or its delegate pursuant to Section 4(a) or (b) hereof shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).
(d) Reliance on Reports.
Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made or advice provided by the independent public accountant or other advisors of the Weatherford Group and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.
(e) Award Limits for Employees and Consultants.
The maximum number of Shares that may be subject to Options or Share Appreciation Awards that are granted to any Employee or any Consultant during any calendar year shall not exceed 800,000 Shares, subject to adjustment as provided in Section 11 hereof. The maximum amount with respect to one or more Performance Based Awards that may be granted to any Employee or any Consultant during any calendar year shall not exceed $25,000,000 calculated based on the Fair Market Value of the number of Shares subject to the Performance Based Award on the date of grant.
5.Terms and Conditions of Restricted Share Units
(a) Restricted Share Units
The Committee is authorized to grant Restricted Share Units to Participants in such amounts and subject to such terms and conditions not inconsistent with the Plan, as the Committee shall determine.
(b) Vesting Restrictions
The Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals.
(c) Form and Timing of Payment
The Committee shall specify the settlement date applicable to each grant of Restricted Share Units, which date shall not be earlier than the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A, as applicable. On the settlement date, the Company shall, subject to satisfaction of applicable Tax-Related Items (as further set forth in Section 20 hereof), deliver to the Participant one Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a Restricted Share Unit may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Committee, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 20 hereof). Until a Restricted Share Unit is settled, the number of Restricted Share Units shall be subject to adjustment pursuant to Section 11 hereof.
(d) Forfeiture

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Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, any Restricted Share Units that are not vested as of the date of the Participant's termination of Service shall be forfeited.
(e) General Creditors
A Participant who has been granted Restricted Share Units shall have no rights other than those of a general creditor of the Company. Restricted Share Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement evidencing the grant of the Restricted Share Units.
6.Terms and Conditions of Restricted Share Awards
(a) Grant of Restricted Shares
The Committee is authorized to grant Restricted Shares to Participants selected by the Committee in such amounts and subject to such terms and conditions not inconsistent with the Plan, as the Committee shall determine.
(b) Purchase Price
At the time of the grant of Restricted Shares, the Committee shall determine the price, if any, to be paid by the Participant for each Share subject to the Award. The purchase price of Shares acquired pursuant to the Award shall be paid: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Committee in its sole discretion and in compliance with Applicable Laws.
(c) Issuance and Restrictions
Restricted Shares shall be subject to such restrictions, if any, on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends or repayment of capital on the Restricted Shares). The restrictions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals. These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
(d) Dividends
Any dividends that are distributed with respect to Restricted Shares shall be paid in accordance with the applicable Award Agreement, subject to the provisions of Section 10(b)(ii) hereof.
(e) Forfeiture
Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited.
(f) Certificates for Restricted Shares
Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates shall bear a legend in such form as the Company deems appropriate, referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.
7.Terms and Conditions of Options
(a) Option Type
Options granted under the Plan shall be, as determined by the Committee, non-qualified or ISOs, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:
(b) Option Price

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The Option Price per Share shall be determined by the Committee, but shall not be less than the higher of (i) 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Substitute Awards) and (ii) the nominal value of a Share.
(c) Exercisability
Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. The Committee shall specify the date or dates on which the Options shall become fully vested, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals.
(d) Exercise of Options
Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company or its designee or administrative agent in the form and manner satisfactory to the Company and, if applicable, the date payment is received by the Company or its designee or administrative agent in accordance with the following sentence. The Option Price shall be payable: (i) in cash or its equivalent (e.g., by personal check), or (ii) by such other method as the Committee may permit in its sole discretion, including, without limitation, (A) if there is a public market for the Shares underlying the Options at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (B) by a “net exercise” method whereby the Company withholds from the delivery of the Shares for which the Option was exercised that number of Shares having a Fair Market Value equal to the aggregate Option Price for the Shares for which the Option was exercised. No fractional Shares will be issued upon exercise of an Option, but instead the number of Shares will be rounded downward to the next whole Share.
(e) ISOs
The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code. ISOs shall be granted only to Participants who are employees of the Company and its Subsidiaries. No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (A) within two years after the date of grant of such ISO or (B) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified options, unless the applicable Award Agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified option granted under the Plan; provided, that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.
(f) Rights with Respect to Shares
No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full (including, but not limited to, the Option Price and Tax-Related Items) for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan and applicable Award Agreement.

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8.Terms and Conditions of Share Appreciation Rights
(a) Grants
The Committee may grant (i) a Share Appreciation Right independent of an Option or (ii) a Share Appreciation Right in connection with an Option, or a portion thereof. A Share Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may only be granted at the time the related Option is granted, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award Agreement).
(b) Terms
Each Share Appreciation Right granted independent of an Option shall entitle a Participant, upon exercise, to a number of Shares equal to an amount that is (i) the excess of (A) the Fair Market Value of a Share on the exercise date over (B) the Strike Price, multiplied by (ii) the number of Shares with respect to which the Share Appreciation Right is being exercised, less any Tax-Related Items. Each Share Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore a number of Shares equal to an amount that is (i) the excess of (A) the Fair Market Value of a Share on the date of such surrender over (B) the Strike Price, multiplied by (ii) the number of Shares covered by the portion of the Option that is surrendered, less any Tax-Related Items. Payment shall be made in cash, in Shares valued at Fair Market Value, or any combination thereof, at the discretion of the Committee. Share Appreciation Rights may be exercised from time to time upon actual receipt by the Company or its designee or administrative agent of written notice of exercise in the form and manner satisfactory to the Company stating the number of Shares with respect to which the Share Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date. No fractional Shares will be issued in payment for Share Appreciation Rights, but instead the number of Shares will be rounded downward to the next whole Share. The Committee shall specify the date or dates on which the Share Appreciation Rights shall become fully vested, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on, among other conditions, a Participant's continued Service or the attainment of Performance Goals.
(c) Limitations
The Committee may impose, in its discretion, such conditions regarding the exercisability of Share Appreciation Rights as it may deem fit, but in no event shall a Share Appreciation Right be exercisable more than ten years after the date it is granted.
9.Other Share-Based Awards
(a) Grants of Other Share-Based Awards and Performance-Based Awards
Subject to limitation under Applicable Laws, the Committee is authorized under the Plan to grant Awards (other than Options, Restricted Share Units, Restricted Shares and Share Appreciation Rights) to Employees, Consultants or Directors subject to the terms and conditions set forth in this Section 9 and such other terms and conditions as may be specified by the Committee that are not inconsistent with the provisions of the Plan and that, by their terms, involve or might involve the issuance of, consist of, or are denominated in, payable in, valued in whole or in part by reference to, or otherwise relate to, Shares. The Committee may also grant Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or an Affiliate to pay cash or other property under the Plan or other plans or compensatory arrangements. The terms and conditions applicable to such other Awards shall be determined from time to time by the Committee and set forth in an applicable Award Agreement. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time.
(b) Form of Payment

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Payments with respect to any Awards granted under this Section 9 shall be made in cash or cash equivalent, in Shares or any combination of the foregoing, as determined by the Committee.
(c) Vesting Conditions
The Committee shall specify the date or dates on which the Awards granted pursuant to this Section 9 shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The vesting conditions may be based on, among other vesting conditions, a Participant's continued Service or the attainment of Performance Goals.
(d) Term
Except as otherwise provided herein, the term of any Award granted pursuant to this Section 9 shall be set by the Committee in its discretion; provided, that the term of any Award granted pursuant to this Section 9 shall not exceed 10 years.
10.Provisions Applicable to All Awards
(a) Award Agreement
Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award, not inconsistent with the Plan, which may include, without limitation, the term of an Award, the provisions applicable in the event the Participant's Service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(b) Dividend Equivalent Rights
(i) The Committee in its sole discretion may provide a Participant as part of a Restricted Share Unit or Other Share-Based Award that is a Full Value Award with Dividend Equivalent Rights, on such terms and conditions as may be determined by the Committee in its sole discretion.
(ii) Any Dividend Equivalent Rights provided in connection with an Award that is subject to vesting shall either (i) not be paid or credited or (ii) be accumulated and subject to vesting restrictions applicable to the underlying Award. For Restricted Shares subject to vesting, dividends shall be accumulated and subject to any restrictions and risk of forfeiture to which the underlying Restricted Share is subject.
(c) Limits on Transfer
Each Award shall be exercisable only by a Participant during the Participant's lifetime, or, if permissible under Applicable Laws, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.
Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than ISOs) to be transferred by a Participant, without consideration, in connection with estate planning or charitable transfers, subject to compliance with Applicable Laws and such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(d) Minimum Vesting
Awards granted under the Plan may not vest or be settled, or become exercisable, prior to the one-year anniversary of the date of grant, except that the Committee may provide that Awards vest or be settled, or become exercisable, prior to such date in the event of the Participant's death or disability or pursuant to Section 11 hereof. Notwithstanding the foregoing, up to 5% of the aggregate number of Shares authorized for issuance under this Plan (as described in Section 3) may be issued pursuant to Awards subject to any or no vesting conditions (including with regard to such one-year vesting limitation described in the preceding sentence), as the Committee determines appropriate.

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(e) Acknowledgement & Acceptance within 30 days
Each Award is subject to acceptance, within 30 days of delivery of the Award Agreement, by electronic acceptance through the Company’s share plan administrator, or by signed documents delivered to the Company. Failure to accept the Award within 30 days of delivery of the Award Agreement may result in cancellation of the Award.
(f) Paperless Administration
In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website, intranet or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.
(g) Nominal Value
Notwithstanding any other provision in this Plan, no Share shall be allotted or issued pursuant to the exercise of vesting of an Award, or as an Award, unless it is fully paid-up to at least its nominal value.
(h) Detrimental Activity
Notwithstanding anything to the contrary contained herein or in any Award Agreement, if a Participant has engaged in any Detrimental Activity or the Participant's employment or service with any member of the Weatherford Group is terminated for Cause, as determined by the Committee in good faith in its reasonable discretion, the Committee may provide for one or more of the following: (1) cancellation of any or all of such Participant's outstanding Awards; or (2) forfeiture by the Participant of any gain realized on the vesting, settlement or exercise of Awards, and to repay any such gain to promptly to the Company.
(i) Restrictive Covenants
The Committee may impose on any Award any restrictive covenants, including, but not limited to, any noncompetition, non-solicitation, confidentiality, and non-disparagement covenants, as it deems necessary or appropriate in its sole discretion. In addition, by accepting an Award under the Plan, a Participant shall thereby be deemed to have acknowledged and consented to not, without authorization from the Company, use, disclose or disseminate Confidential Information or Trade Secrets pertaining to the business of any member of the Weatherford Group; provided, however, that the activity described in this sentence does not apply to (i) any Confidential Information or Trade Secrets which have become generally known to competitors of any member of the Weatherford Group through no act or omission by the Participant or (ii) a Participant's communications that are required by law or judicial process (e.g., subpoena). Further, the preceding sentence does not preclude a Participant from communicating, cooperating or filing a complaint with any U.S. federal, foreign, state or local governmental or law enforcement branch, agency or entity (collectively, a “Governmental Entity”) with respect to possible violations of any U.S. federal, foreign, state or local law or regulation, or otherwise making disclosures to any Governmental Entity, in each case, that are protected under the whistleblower provisions of any such law or regulation, provided that, in each case, such communications and disclosures are consistent with applicable law and provided further that under no circumstance is the Participant authorized to disclose any information covered by the Weatherford Group's attorney-client privilege or attorney work product or Trade Secrets without prior written consent of the Board or its designee.
Notwithstanding anything herein to the contrary, in the event of the Participant's breach of any restrictive covenant, including, but not limited to, any non-competition, non-solicitation, confidentiality, and non-disparagement covenants, the Participant has agreed to or is bound by with respect to the Company or any Affiliate, the Award held by the Participant shall be forfeited effective as of the date of such breach in its entirety (whether or not vested), and the Participant shall have no further rights hereunder or thereunder, including, but not limited to, any rights under the Participant's Award Agreement and any rights to any exercise, vesting or settlement in respect of the Award.
(j) Confidentiality
The Participant shall keep strictly confidential and not disclose to any Person the fact that the Participant has been granted an Award or any terms of the applicable Award Agreement; provided, however, that the

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Participant may disclose the fact that the Participant has been granted an Award and the terms of the applicable Award Agreement to the Participant’s attorney, accountant, spouse or those employees of the Company or its Affiliates who are or will be involved in administering and implementing the Award.
(k) Dividends; Rights as Shareholder
Cash dividends on the number of Shares issuable hereunder shall be credited to a dividend book entry account on behalf of the Participant with respect to each Award granted to the Participant; provided that such cash dividends shall not be deemed to be reinvested in Shares and shall be held uninvested and without interest and paid in cash at the same time that the Shares underlying the Award are delivered to the Participant in accordance with the provisions of the Plan and the Award Agreement. Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Award granted to the Participant; provided that such stock dividends shall be paid in Shares at the same time that the Shares underlying Award are delivered to the Participant in accordance with the provisions of the Plan and the Award Agreement. Except as otherwise provided herein, the Participant shall have no rights as a shareholder with respect to any Shares covered by any Award unless and until the Participant has become the holder of record of such Shares.
(l) Legend
The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates, if any, representing Shares issued pursuant to an Award Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 10(l).
(m) Securities Representations
Each Award and applicable Award Agreement entered into by the Company with a Participant is in reliance on the following express representations and warranties of the Participant:
(i) Each Participant has been advised that the Participant may be an “affiliate” within the meaning of Rule 144 under the Securities Act.
(ii) If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the Shares issuable under the Award Agreement must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register such Shares (or to file a “re-offer prospectus”).
(iii) If the Participant is deemed to be an affiliate within the meaning of Rule 144 of the Securities Act, the Participant understands that (i) the exemption from registration under Rule 144 will not be available unless (A) a public trading market then exists for the Shares of the Company, (B) adequate information concerning the Company is then available to the public, and (C) other terms and conditions of Rule 144 or any exemption therefrom are complied with, and (ii) any sale of the Shares issuable hereunder may be made only in limited amounts in accordance with the terms and conditions of Rule 144 or any exemption therefrom.
(n) Insider Trading Restrictions/Market Abuse Laws
The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions including, but not limited to, the United States and, if different, the Participant’s country of residence, which may affect his or her ability to acquire or sell Shares or rights to Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider trading policies. The Participant is responsible for ensuring his or her compliance with any applicable restrictions and should speak to his or her personal legal advisor on this matter.
(o) Foreign Asset/Account Reporting; Exchange Controls

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Depending on the Participant’s country of residence, the Participant may be subject to foreign asset and/or account reporting requirements and/or exchange controls as a result of the vesting and settlement an Award, the acquisition, holding and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintaining of a brokerage or bank account in connection with the Plan. For example, the Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the tax or other authorities in his or her country. The Participant may also be required to repatriate sale proceeds or other funds received pursuant to the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. The Participant is responsible for ensuring compliance with any applicable requirements and should speak to his or her personal legal advisor regarding these requirements.
(p) Country-Specific Provisions
Awards granted under the Plan and the Shares subject to such Awards shall be subject to any special terms and conditions for the Participant’s country set forth in the Appendix, if applicable. Moreover, if the Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Plan and any Award Agreement.
11.Adjustments Upon Certain Events
Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:
(a) Generally
In the event of any increase, decrease or change in the number or characteristic of outstanding Shares (including to the price of the Shares) after the Effective Date by reason of any reorganization, reclassification, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Shares or other corporate exchange (including for these purposes, any Change in Control), or any distribution to shareholders of Shares other than regular cash dividends, bonus issue, share split or any transaction similar to the foregoing, the Committee shall make such substitution or adjustment, as it deems, in its sole discretion and without liability to any person, to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price or Strike Price, (iii) the number and kind of shares (or other securities or property) subject to outstanding Awards, and/or (iii) any other affected terms of such Awards, including, without limitation, any affected Performance Criteria or Performance Goals. In the event of any change in the outstanding Shares after the Effective Date by reason of any share split (forward or reverse) or any share dividend, all adjustments described in the preceding sentence shall occur automatically in accordance with the ratio of the bonus issue, share split or share dividend, unless otherwise determined by the Committee.
(b) Change in Control
Without limiting the foregoing, except as may otherwise be provided in an Award Agreement, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:
(i) continuation, substitution or assumption of Awards (or awards of an acquiring company), acceleration of the exercisability of, lapse of restrictions on, or termination of Awards, or a period of time for Participants to exercise outstanding Awards prior to the occurrence of such event (and any such Award not so exercised shall terminate upon the occurrence of such event)); and
(ii) subject to any limitations or reductions as may be necessary to comply with Section 409A, cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation or for which vesting is accelerated by the Committee in connection with such event pursuant to clause (i) above) the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per Share received or to be received by other

B-16	Weatherford International plc — 2025 Proxy Statement

shareholders of the Company in such event), including, without limitation, in the case of an outstanding Option or Share Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Share Appreciation Right over the aggregate Option Price or Strike Price, of such Option or Share Appreciation Right (it being understood that, in such event, any Option or Share Appreciation Right having a per share Option Price or Strike Price, equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor).
Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form or forms of such other consideration as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable Option Price or Strike Price).
(c) Other Requirements
Prior to any payment or adjustment contemplated under this Section 11, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant's Awards; (ii) bear such Participant's pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Shares, subject to any limitations or reductions as may be necessary to comply with Section 409A; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.
(d) Fractional Shares
Any adjustment provided under this Section 11 may provide for the elimination of any fractional share that might otherwise become subject to an Award.
(e) Binding Effect
Any adjustment, substitution, determination of value or other action taken by the Committee under this Section 11 shall be conclusive and binding for all purposes.
12.No Right to Employment or Awards
The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or service of a Participant and shall not lessen or affect the Company's or Affiliate's right to terminate the employment or service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).
The Participant’s rights shall be limited to those rights that are specifically enumerated under the Plan and in an Award Agreement, and such rights shall be for all purposes, unsecured contractual creditors’ rights against the Company only. The Participant’s right to payments under an Award Agreement shall not constitute nor be treated as property or as a trust fund of any kind. The Participant shall not have any rights as an owner of the Company with respect to any Awards granted to Participant until Shares are issued.
13.Successors and Assigns
The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.
14.Amendments or Termination
(a) Amendment and Termination of the Plan
The Board may amend, alter, suspend, discontinue, cancel or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval, if at the time of such event, shareholder approval is required under

B-17	Weatherford International plc — 2025 Proxy Statement

Applicable Law, if (i) it would materially increase the number of securities which may be issued under the Plan or granted to any Participant (except for increases pursuant to Section 11 hereof), (ii) it materially expands the types of Awards available under the Plan or materially expands the class of persons eligible to receive Awards under the Plan, (iii) such approval is necessary to comply with Applicable Law, or (iv) the Committee determines that such approval is otherwise required or advisable to facilitate compliance with Applicable Laws; provided, that, subject to Section 18 of the Plan or unless required or advisable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Committee, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(b) Amendment of Award Agreements
The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant's termination of employment or service with the Company); provided, that, subject to Section 18 of the Plan or unless required or advisable to facilitate compliance with Applicable Laws, as determined in the sole discretion of the Committee, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant.
(c) No Repricing of Awards
Subject to Section 11 of the Plan, in no event shall the Committee or the Board take any action without approval of the shareholders of the Company that would (i) reduce the Option Price of any Option or Strike Price of any Share Appreciation Right, (ii) result in the cancellation of any outstanding Option or Share Appreciation Right and replacement with a new Option or Share Appreciation Right with a lower Option Price or Strike Price, or with a cash payment or other Award at a time when the Option or Share Appreciation Right has a per Share Option Price or Strike Price, that is higher than the Fair Market Value of a Share on the date of the replacement or (iii) result in any other action that would constitute a “repricing” for purposes of the shareholder approval rules of any stock exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted, in each case, to the extent such shareholder approval is required thereunder.
15.Choice of Law
The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable United States federal law and the laws of the State of Texas, without regard to any conflict of laws principles, except to the extent that the laws of Ireland mandatorily apply.
16.Severability
If any provision of the Plan or the application of any provision hereof to any Person or circumstance is held to be illegal, invalid or unenforceable, the remainder of the Plan and the application of such provision to any other Person or circumstance shall not be affected, and the provisions so held to be unenforceable shall be construed and enforced as if the illegal, invalid or unenforceable provisions had never been included herein or reformed to the extent (and only to the extent) necessary to make it enforceable and valid.
17.Effectiveness and Term of the Plan
The Plan shall be effective on the Effective Date. The Plan shall terminate on the day before the tenth anniversary of the Effective Date and may be terminated on any earlier date pursuant to Section 14 of the Plan. The applicable provisions shall continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding.
18.Section 409A
The Plan and all Awards made hereunder shall be interpreted, construed and operated to reflect the intent of the Company that all aspects of the Plan and the Awards shall be interpreted either to be exempt from the provisions of Section 409A or, to the extent subject to Section 409A, comply with Section 409A. To the

B-18	Weatherford International plc — 2025 Proxy Statement

extent that the Committee determines that any provision of this Plan or any Award granted hereunder would cause a Participant to incur any additional tax or interest under Section 409A, the Committee shall be entitled to reform such provision to attempt to comply with or be exempt from Section 409A through good faith modifications. To the extent that any provision hereof is modified in order to comply with Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Participant and the Company without violating the provisions of Section 409A. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise which constitutes a “deferral of compensation” within the meaning of Section 409A. The exercisability of an Option shall not be extended to the extent that such extension would subject the Participant to additional taxes under Section 409A. Anything contrary in this Plan notwithstanding, if an Award constitutes an item of deferred compensation subject to Section 409A and becomes payable by reason of a Participant's termination of Service, it shall not be paid to the Participant unless the Participant's termination of Service constitutes a “separation from service” (within the meaning of Section 409A and any regulations or other guidance thereunder). In addition, no such payment or distribution shall be made to the Participant prior to the earlier of (a) the expiration of the six month period measured from the date of the Participant's separation from service or (b) the date of the Participant's death, if the Participant is deemed at the time of such separation from service to be a “specified employee” (within the meaning of Section 409A) and to the extent such delayed commencement is otherwise required in order to avoid a prohibited distribution under Section 409A. Except as provided in an Award Agreement, all payments which had been delayed pursuant to the immediately preceding sentence shall be paid to the Participant in a lump sum upon expiration of such six month period (or, if earlier, upon the Participant's death). Each payment in a series of payments made under this Plan and any Awards granted hereunder shall be deemed to be a separate payment for purposes of Section 409A.
Neither a Participant nor any of a Participant's creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation payable to a Participant or for a Participant's benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by a Participant to any member of the Weatherford Group.
Notwithstanding the foregoing, (i) neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional liability, tax or penalty on any Participant or beneficiary under Section 409A of the Code and (ii) neither the Committee (or any member thereof) nor any member of the Weatherford Group (or any employee, director or officer thereof) guarantees that this Plan or any Award granted hereunder complies with, or is exempt from, Section 409A and none of the foregoing shall have any liability with respect to any failure to so comply or to be so exempt.
19.Clawback/Recoupment Policy
Notwithstanding any other provision of this Plan, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) the Company's Compensation Clawback Policy and any other clawback, forfeiture or other similar policy adopted by the Board or the Committee and as in effect from time to time; and (ii) applicable law. Further, unless otherwise determined by the Committee in good faith in its reasonable discretion, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company. By accepting an Award under the Plan, a Participant shall thereby be deemed to have acknowledged and consented to the Company's application, implementation and enforcement of any clawback, forfeiture or other similar policy adopted by the Board or the Committee, whether adopted prior to or following the date of grant of the Award, and any provision of applicable law relating to reduction cancellation, forfeiture or recoupment, and to have agreed that the Company may take such actions as may be necessary to effectuate any such policy or applicable law, without further consideration or action.
20.Tax-Related Items

B-19	Weatherford International plc — 2025 Proxy Statement

The Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of an Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Participant’s employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Except as otherwise expressly in any Award Agreement, to satisfy any withholding obligations of the Company and/or the Participant’s employer with respect to the Tax-Related Items, the Company will withhold Shares otherwise issuable upon vesting of the Award. Alternatively, or in addition thereto, the Company or any Affiliate, as applicable, shall have the authority and the right to deduct or withhold, or to require a Participant to remit to the Company, an amount sufficient to satisfy the obligation for Tax-Related Items with respect to any taxable or tax withholding event concerning a Participant arising as a result of the Participant's participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company or an Affiliate or to comply with applicable securities laws, as applicable, to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Participant's wages or other cash compensation; (b) withholding from the proceeds of sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Participant's behalf, without need of further authorization; (c) delivery to the Company of previously owned and unencumbered Shares of the Company having a Fair Market Value equal to such Tax-Related Items; or (d) requiring the Participant to tender a cash payment to the Company or an Affiliate in the amount of the Tax-Related Items; provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, the withholding methods described in this Section 20(a) - (d) will only be used if the Committee (as constituted to satisfy Rule 16b-3 of the Exchange Act) determines, in advance of the applicable withholding event, that one of such withholding methods will be used in lieu of withholding Shares.
The Company may withhold for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including maximum applicable rates in the Participant’s jurisdiction(s), in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent amount in Shares. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder to any Participant or other Person until the Participant or such other Person has made arrangements acceptable to the Committee in its sole discretion to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Participant or the Award or such other person arising as a result of an Award.
21.No Advice Regarding Grant
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or his or her acquisition or sale of the underlying Shares. The Participant should consult with his or her own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
22.Compliance with Laws; Government and Other Regulations
The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all Applicable Laws, and to such approvals by government agencies, including government agencies in jurisdictions outside of the United States, in each case as may be required or as the Company deems necessary or advisable. No Shares will be issued hereunder if such issuance would constitute a violation of any Applicable Law. Without limiting the foregoing, the Company shall have no obligation to issue or deliver evidence of title for Shares subject to Awards granted hereunder prior to: (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable, and (ii) completion of any registration or other qualification with respect to the Shares under any Applicable Law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is

B-20	Weatherford International plc — 2025 Proxy Statement

not current, has been suspended or otherwise has ceased to be effective. The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained and shall constitute circumstances in which the Committee may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participant. The Company shall be under no obligation to register pursuant to the Securities Act any of the Shares delivered pursuant to the Plan. If the Shares delivered pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company may restrict the transfer of such Shares in such manner as it deems advisable to ensure the availability of any such exemption. As a condition to any issuance of Shares subject to Awards, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate to evidence compliance with Applicable Law and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make Shares available for issuance.
Notwithstanding any provision of the Plan to the contrary, in order to comply with the Applicable Laws in countries other than Ireland or the U.S. in which the Company or any of its Affiliates operates or has Employees or Consultants, the Committee, in its sole discretion, shall have the power and authority to (i) determine which Affiliates shall be covered by the Plan; (ii) determine which Persons employed outside the United States are eligible to participate in the Plan; (iii) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside or provide service outside Ireland or the United States; (iv) establish sub-plans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable for legal or administrative reasons - any subplans and modifications to Plan terms and procedures established under this Section 22 by the Committee shall be attached to the Plan document as appendices; and (v) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals; provided, that the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute.
23.No Shareholders Rights
Except as otherwise expressly provided herein or in any Award Agreement, a Participant shall have none of the rights of a shareholder by virtue of holding or receiving an Award, including no right `to vote or receive dividends, until the Participant or its nominee/broker becomes the record owner of such Shares, notwithstanding the exercise of an Option or Share Appreciation Right or lapse of restrictions with respect to vesting of any Award.
24.Unfunded Plan
The Plan shall be unfunded. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.
25.Other Compensation Arrangements
Nothing contained in this Plan or in any Award Agreement shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
26.Relationship to Other Benefits
No payment under the Plan or any Award Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan or arrangement or related agreement of the Company, except as otherwise specifically provided in such other plan or arrangement or related agreement.
27.Other Agreements

B-21	Weatherford International plc — 2025 Proxy Statement

The Committee may require, as a condition to the Participant’s participation in the Plan and/or to the grant of and/or the receipt of Shares under an Award, that the Participant execute lock-up, shareholder or other agreements or undertakings, as it may determine in its sole and absolute discretion.
28.Notices
All notices required or permitted under the Plan and any Award Agreement must be in writing and personally delivered or sent by certified mail, return receipt requested, or by international courier, and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed, in the case of a Participant, at the Participant’s address shown in the books and records of the Company or, in the case of the Company, at the Company’s principal offices, attention General Counsel. Any person entitled to notice hereunder may waive such notice in writing.
29.Electronic Delivery and Participation
The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. By receipt of an Award, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
30.Transfer of Personal Data
A Participant shall be deemed to have authorized, agreed and consented to the transmission by the Company (or any Subsidiary) of any personal data information related to an Award for legitimate business purposes (including, without limitation, the administration of the Plan).
31.Counterparts; Further Assurances
Award Agreements and any other document or agreement required under the Plan may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument. Counterpart signature pages transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), using electronic signature technology (including, without limitation, DocuSign and AdobeSign) or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. Each party to an Award Agreement and any other agreement shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of such agreement and the Plan and the consummation of the transactions contemplated thereunder.
32.Expenses; Gender; Titles and Headings
The expenses of administering the Plan shall be borne by the Weatherford Group. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
* * *
As adopted by the Board of Directors of the Company on ~~January 18, 2023~~ March 7, 2025 and effective ~~as of such date~~ as of June 11, 2025 upon approval by the Company’s shareholders.

B-22	Weatherford International plc — 2025 Proxy Statement

# 2024 SIGNIFICANT HIGHLIGHTS

## ORGANIZATIONAL VITALITY

- Continued Focus on NextGen Field Engineering Program
- Expanded Women of Weatherford Employee Resource Group and Launched Mentorship Program
- Launched Oracle HCM
- Achieved the Safest Year in Company History

## TECHNOLOGY DIFFERENTIATION

- MARS™ Mature Asset Rejuvenation by Surveillance System
- Reclaim™ Thru-Tubing Plug and Abandonment Solution
- Remote-Opening Barrier Valve
- Impact Selector International, Probe, Ardyne, and Datagration Integration

## OPERATIONAL HIGHLIGHTS

- Celebrated 25 Years of Compact Memory Logging Technology
- Launch of ForeSite® 5.3
- Deployed the World's First Dual Advanced Kickover Tool
- Launched Our New Wired RipTide™ System

## COMMUNITY OUTREACH

- Weatherford Walks Raised $500K for Local Houston Charities - Nearly $4M Since 2014
- Team Weatherford Achieved a $1M Lifetime Fundraising Goal for the National MS Society
- Supported Global Education Efforts through Volunteering, Tours, and Internships

## SUSTAINABILITY

- Released Third Annual Sustainability Report
- Reached an MSCI ESG A Rating and Improved EcoVadis Rating to Silver Medallion Status
- Expanded Renewable Energy Initiatives

## INDUSTRY RECOGNITION

- Recognized by Energy Safety Canada with the Safety Excellence Award
- Recognized by Newsweek as One of America's Most Responsible Companies in 2024
- Achieved ARAMCO Superior Rig Performance
- Multiple Customer Awards for Safety and Service Excellence

WEATHERFORD INTERNATIONAL PLC
ATTN: CORPORATE SECRETARY
70 SIR JOHN ROGERSON'S QUAY
DUBLIN 2, IRELAND

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V68546-P21711

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**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**WEATHERFORD INTERNATIONAL PLC**

**The Board of Directors recommends you vote FOR the following proposals:**

1. Election of Directors

| **Nominees:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1a. Steven Beringhause | ☐ | ☐ | ☐ |
| 1b. Benjamin C. Duster, IV | ☐ | ☐ | ☐ |
| 1c. Neal P. Goldman | ☐ | ☐ | ☐ |
| 1d. Jacqueline C. Mutschler | ☐ | ☐ | ☐ |
| 1e. Girishchandra K. Saligram | ☐ | ☐ | ☐ |
| 1f. Charles M. Sledge | ☐ | ☐ | ☐ |
| 2. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm and auditor for the financial year ending December 31, 2025 and KPMG Chartered Accountants, Dublin, as the Company's statutory auditor under Irish law to hold office until the close of the 2026 AGM, and to authorize the Board of Directors of the Company, acting through the Audit Committee, to determine the auditors' remuneration. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| | | | |
|---|---|---|---|
| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |

V68547-P21711

**WEATHERFORD INTERNATIONAL PLC**
**2025 Annual General Meeting of Shareholders**
**June 11, 2025 10:00 AM Central Time**
**This proxy is solicited by the Board of Directors**

The shareholder(s) hereby appoint(s) Scott C. Weatherholt, Kristin Ruzicka and Cristina Waber, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of WEATHERFORD INTERNATIONAL PLC that the shareholder(s) is/are entitled to vote if personally present at the 2025 Annual General Meeting of Shareholders, to be held at 10:00 AM, Central Time, on June 11, 2025, at 2000 St. James Place, Marcellus Room, Houston, Texas 77056, and any adjournment or postponement thereof on the matters more particularly described in the Proxy Materials for the 2025 Annual General Meeting of Shareholders. The undersigned hereby revoke(s) all proxies previously given by the undersigned to vote at the 2025 Annual General Meeting of Shareholders.

**This proxy card, when properly executed, will be voted in the manner directed by the undersigned shareholder(s) on the reverse side of this proxy card. IF NO DIRECTION IS MADE, THESE SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL GENERAL MEETING. In the event other matters properly come before, or are raised at, the Annual General Meeting on which a vote is or may be taken, you instruct and authorize the Proxy Holders to vote the shares in their own discretion on such other matters. The undersigned hereby acknowledge(s) receipt of Notice of, and the Proxy Statement for, the Annual General Meeting.**

**Continued and to be signed on reverse side**